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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Boston Scientific Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 22, 2016

Dear Boston Scientific Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Boston Scientific Corporation (the Company) to be held on Tuesday, May 3, 2016, at 8:00 a.m. Eastern Time, at the Company's Corporate Headquarters located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752 (Annual Meeting).

This year you are being asked to:

  1.
  elect to the Board of Directors ten nominees for director;

  2.
  approve, on a non-binding, advisory basis, named executive officer compensation;

  3.
  re-approve the material terms of the performance goals under our 2011 Long-Term Incentive Plan ("2011 LTIP") for purposes of Section 162(m) of the Internal Revenue Code (the "Code");

  4.
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year; and

  5.
  consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. Our Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote "FOR" all of the director nominees, our named executive officer compensation, the re-approval of the material terms of the performance goals under our 2011 LTIP for purposes of Section 162(m) of the Code, and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. At the meeting, you will be provided with the opportunity to ask questions.

We are pleased to continue to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders via the Internet. We believe this e-proxy process, also known as "notice and access," expedites stockholders' receipt of proxy materials, lowers our printing and mailing costs and reduces the environmental impact of producing the materials for our Annual Meeting. On or about March 22, 2016, we will mail to our stockholders of record at the close of business on Wednesday, March 16, 2016, the record date for our Annual Meeting, an Important Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2015 (Annual Report) on the Internet and also how to vote their shares via the Internet. If you received a Notice by mail you will not receive printed proxy materials unless you specifically request them. Both the Notice and the Proxy Statement contain instructions on how you can request a paper copy of the Proxy Statement and Annual Report.

The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares. Accordingly, we request that as soon as possible, you vote via the Internet or, if you have received printed proxy materials, you vote via the Internet, by telephone or by mailing your completed proxy card or voter instruction form.

Thank you for your continuing support.

Pete M. Nicholas
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Marlborough, Massachusetts
March 22, 2016

The Annual Meeting of Stockholders of Boston Scientific Corporation (Annual Meeting) will be held on Tuesday, May 3, 2016, at 8:00 a.m. Eastern Time, at the Company's Corporate Headquarters located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752, for the following purposes:

  1.
  to elect to the Board of Directors ten nominees for director;

  2.
  to approve, on a non-binding, advisory basis, named executive officer compensation;

  3.
  to re-approve the material terms of the performance goals under our 2011 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

  4.
  to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year; and

  5.
  to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on Wednesday, March 16, 2016, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we encourage you to submit your proxy as soon as possible. For specific instructions, please refer to your Important Notice of Internet Availability of Proxy Materials or to the question on page 3 of the accompanying Proxy Statement entitled "How do I vote by proxy?"

At the direction of the Board of Directors,

Timothy A. Pratt
Secretary

Information About the Annual Meeting and Voting	1
Internet Availability of Proxy Materials	9
Cautionary Statement Regarding Forward-Looking and Other Statements	9
Proposal 1: Election of Directors	10
Corporate Governance	16
Meetings and Board Committees	22
Director Compensation	28
Executive Officers	34
Certain Beneficial Ownership Matters	39
Compensation Discussion & Analysis	43
Risk Assessment of our Compensation Programs	67
Compensation Committee Report	67
Executive Compensation	68
Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation	95
Equity Compensation Plans	99
Proposal 3: Re-Approval of the Material Terms of the Performance Goals Under our 2011 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code	100
Audit Committee Report	110
Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm	111
Stockholder Proposals and Company Information	113
Other Information	114
Annex A	A-1
Annex B	B-1

i

300 Boston Scientific Way
Marlborough, Massachusetts 01752

March 22, 2016

 PROXY STATEMENT

Information About the Annual Meeting and Voting

The Annual Meeting

The Annual Meeting of Stockholders of Boston Scientific Corporation (Annual Meeting) will be held on Tuesday, May 3, 2016, at 8:00 a.m. Eastern Time, at the Company's Corporate Headquarters located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752. At this meeting, stockholders will be asked to elect ten nominees for director, approve, on a non-binding, advisory basis, named executive officer compensation, re-approve the material terms of the performance goals under our 2011 Long-Term Incentive Plan ("2011 LTIP") for purposes of Section 162(m) of the Internal Revenue Code (the "Code"), and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year. Management will also report on our performance during fiscal year 2015 and will respond to questions from stockholders. Our principal executive offices are located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752, and our telephone number is (508) 683-4000. When used in this Proxy Statement, the terms "we," "us," "our," "Boston Scientific" and "the Company" mean Boston Scientific Corporation and its businesses and subsidiaries.

Why am I receiving these materials?

In connection with its solicitation of proxies for use at our Annual Meeting, our Board of Directors (Board) (i) has made these materials available to you via the Internet or, upon your request, via email, or (ii) upon your request, has delivered or will deliver printed versions of these materials to you by mail. As a stockholder of record of our common stock at the close of business on March 16, 2016, the record date for our Annual Meeting, you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we are making this Proxy Statement and our Annual Report for the year ended December 31, 2015 (Annual Report and, together with this Proxy Statement, the proxy materials) available to stockholders electronically via the Internet. Stockholders will be able to access the proxy materials on the website referred to in the Important Notice of Internet Availability of Proxy Materials (Notice) or request to receive printed copies of the proxy materials and a proxy card. Instructions on how to access the proxy materials via the Internet or to request a printed copy may be found in the Notice and in this Proxy Statement. We believe that this electronic process expedites your receipt of the proxy materials and reduces the cost and environmental impact of printing proxy materials for our Annual Meeting.

On or about March 22, 2016, stockholders of record and beneficial owners of our common stock at the close of business on March 16, 2016, will be sent a Notice instructing them as to how to receive their proxy materials via the Internet. The proxy materials will be available on the Internet as of March 22, 2016.

How can I electronically access the proxy materials?

Beginning March 22, 2016, you can access the proxy materials and vote your shares online at www.proxyvote.com. The proxy materials are also available on our own website (www.bostonscientific.com).

How can I obtain a full set of printed proxy materials?

If you prefer to receive paper copies of the proxy materials and a proxy card, you may still do so. You may request printed materials by (i) calling 1-800-579-1639; (ii) sending an email to sendmaterial@proxyvote.com; or (iii) logging onto www.proxyvote.com using the credentials provided on your Notice or proxy card.

Who is entitled to vote at the Annual Meeting?

Stockholders who held shares of our common stock at the close of business on Wednesday, March 16, 2016, are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

How many shares are eligible to be voted and how many shares are required to hold the Annual Meeting?

A quorum is required to hold the Annual Meeting and conduct business. The presence at the Annual Meeting, in person or by proxy, of stockholders holding a majority of our common stock outstanding as of the close of business on Wednesday, March 16, 2016, the record date, will constitute a quorum for purposes of holding and conducting business at the Annual Meeting. As of March 16, 2016, we had 1,354,218,154 shares of our common stock outstanding — each entitled to one vote at the Annual Meeting — meaning that 677,109,078 shares of common stock must be represented in person or by proxy to have a quorum. Our common stock is our only outstanding class of voting securities. For purposes of determining whether a quorum exists, broker non-votes (as described further below) and proxies received but marked "ABSTAIN" will be counted.

What am I voting on?

You are voting on proposals to:

  1.
  elect to the Board ten nominees for director;

  2.
  approve, on a non-binding, advisory basis, named executive officer compensation;

  3.
  re-approve the material terms of the performance goals under our 2011 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

  4.
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year; and

  5.
  consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How does the Board recommend that I vote?

The Board recommends that you vote:

  1.
  FOR the election of each of the ten director nominees;

  2.
  FOR our named executive officer compensation;

  3.
  FOR the re-approval of the material terms of the performance goals under our 2011 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code; and

  4.
  FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year.

How do I vote by proxy?

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, you may give a proxy to be voted at the Annual Meeting either:

  •
  via the Internet pursuant to the instructions provided in the Notice; or

  •
  if you received printed proxy materials, via the Internet or by telephone or mail pursuant to the instructions provided on the proxy card.

If you vote by mail, no postage is required if your proxy card is mailed in the United States. If you properly vote pursuant to the instructions provided in the Notice or properly complete and deliver your proxy card (whether electronically, by mail or by telephone) and our Inspector of Election receives your instructions in time to vote at the Annual Meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign and return your proxy card, but do not make specific selections, your proxy will vote your shares as recommended by the Board. If any other matter is properly presented at the Annual Meeting, including a proposal to postpone or adjourn the meeting, your proxy will vote your shares in accordance with his or her discretion. At present, the Board knows of no other business that is intended to be brought before or acted upon at the Annual Meeting.

How are votes counted?

In the election of directors, your vote may be cast "FOR" one or more of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

In the advisory vote to approve named executive officer compensation, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws and will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

In the re-approval of the material terms of the performance goals under our 2011 LTIP for purposes of Section 162(m) of the Code, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws and will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

In the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws and will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

How many votes are required to approve each proposal?

  1.
  Under our By-Laws our directors are elected by plurality vote. That means that for Proposal 1, the ten nominees for director named in this Proxy Statement receiving the most votes from those shares present or represented at the Annual Meeting will be elected as directors. The majority voting policy set forth in our Corporate Governance Guidelines requires that, in an uncontested election, any nominee for director who receives a greater number of votes "WITHHELD" from his or her election than votes "FOR" his or her election shall promptly tender his or her resignation from the Board following the certification of the stockholder vote. The Board will then decide whether to accept the resignation (based on the recommendation of the Nominating and Governance Committee of our Board) within 90 days following certification of the stockholder vote, and will disclose its determination and its reasoning either in a press release and/or an SEC filing.

  2.
  The affirmative vote of a majority of shares with voting power present in person or represented by proxy and which have actually voted on the proposal is required to approve, on an advisory basis, our named executive officer compensation. The vote is advisory and non-binding in nature, but the Executive Compensation and Human Resources Committee of our Board (Compensation Committee) will take into consideration the outcome of the vote when considering future executive compensation arrangements. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted with respect to determining if a majority vote is obtained and will have no effect on the determination of this proposal.

  3.
  The affirmative vote of a majority of shares with voting power present in person or represented by proxy and which have actually voted on the proposal is required to re-approve the material terms of the performance goals under our 2011 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but your vote will not count as a share actually voted with respect to determining if a majority vote is obtained and will have no effect on the determination of this proposal.

  4.
  The affirmative vote of a majority of shares with voting power present in person or represented by proxy and which have actually voted on the proposal is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted with respect to determining if a majority vote is obtained and will have no effect on the determination of this proposal.

At present, the Board knows of no other matters to be presented for stockholder action at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, trustee, bank, other financial intermediary or other nominee rather than directly in their own name. As summarized below, there are some differences between stockholders of record and beneficial owners.

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services, as of the close of business on Wednesday, March 16, 2016, you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being made available, electronically or otherwise, directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or a third party, or to vote in person at the Annual Meeting. The Company has made available a proxy card or electronic voting means for you to use for voting purposes.

Beneficial Owners

If your shares are held through a brokerage firm, trustee, bank, other financial intermediary or nominee, as of the close of business on Wednesday, March 16, 2016, you are considered the beneficial owner of those shares held in street name, and the Notice or proxy materials are being made available, electronically or otherwise, by the Company to your broker, trustee, bank, other financial intermediary or other nominee (the "intermediary") and they will forward these materials to you, together with a voting instruction form if furnished via paper copy to your intermediary. As the beneficial owner, you have the right to direct your intermediary on how to vote and are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your intermediary. If you requested printed proxy materials, your intermediary will enclose a voting instruction form for you to use in directing the intermediary regarding how to vote your shares.

What discretion does my broker have to vote my shares held in "street name?"

The New York Stock Exchange (NYSE) rules allow your broker to vote your shares in its discretion on "routine" proposals when it has not received instructions from you at least ten days prior to the Annual Meeting. The proposal regarding the ratification of the appointment of our independent registered public accounting firm is a matter considered routine under applicable rules and, therefore, your broker may vote on your behalf for this matter if you do not otherwise provide instructions. The election of directors, the advisory vote on our named executive officer compensation, and the vote to re-approve the material terms of the performance goals under our 2011 Long-Term Incentive Plan are not considered routine matters. If you do not instruct your broker how to vote your shares on the non-routine matters, your broker will not be permitted to vote your shares on such matters. This is referred to as a "broker non-vote."

Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are counted for purposes of determining whether a quorum is present, but are not counted or deemed to be present, represented or voted for the purpose of determining whether stockholders have approved a proposal. A broker non-vote will have no effect on the outcome of the non-routine proposals voted on at the Annual Meeting.

How do I vote my 401(k) shares?

If you participate in our 401(k) Retirement Savings Plans, as amended and restated (401(k) Plans), you will receive a single proxy card (together with the proxy materials) or Notice that covers all shares credited to your plan account(s) and shares that you own of record that are registered in the same name. If your plan account(s) are registered in different names, you will receive separate proxy cards or Notices for your record and plan holdings. You may vote your shares by following the instructions provided in your proxy card or Notice and utilizing the credentials provided therein. Your vote will serve to instruct the trustees and fiduciaries of our 401(k) Plans how to vote any shares of our common stock held in our 401(k) Plans on your behalf. Shares of our common stock held in our 401(k) Plans must be voted on or before 11:59 p.m. Eastern Time on April 28, 2016. The trustee and fiduciaries of our 401(k) Plans will vote shares for which timely instructions are not received in the same proportion as other plan shares that were voted.

What happens if I don't specify how I want my shares voted on one or all of the proposals?

If you are the stockholder of record and you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote "FOR" all of the nominees for directors, "FOR" our named executive officer compensation, "FOR" the re-approval of the material terms of the performance goals under our 2011 LTIP for purposes of Section 162(m) of the Code, and "FOR" the ratification of our independent registered public accounting firm, Ernst & Young. If you hold your shares in street name, please see the discussion on "What discretion does my broker have to vote my shares held in 'street name?'," above.

Can I change my vote or revoke my proxy after I have already voted or given my proxy?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the proxy is voted at the Annual Meeting. To change your vote, you may:

  •
  mail a written notice "revoking" your earlier vote to Broadridge Financial Solutions, Inc. (Broadridge), 51 Mercedes Way, Edgewood, NY 11717;

  •
  submit to Broadridge a properly completed and signed proxy card with a later date;

  •
  vote again telephonically or electronically (available until 11:59 p.m. Eastern Time on May 2, 2016); or

  •
  vote in person at the Annual Meeting; however, your attendance at the Annual Meeting alone will not revoke your proxy.

Your last dated proxy, properly completed and timely received prior to, or vote cast at, the Annual Meeting will be counted.

If you own your shares in street name, please contact your broker or other intermediary for instructions on changing your vote or revoking your proxy.

Can I vote in person at the meeting?

Yes. If you are the stockholder of record of the shares, you can vote in person by coming to the Annual Meeting, and we will give you a ballot or a new proxy card when you arrive with proper identification. However, since a beneficial owner holding shares in street name is not the stockholder of record, if you are such a beneficial owner of shares, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the broker or other intermediary that holds your shares giving you the right to vote the shares at the Annual Meeting. Please bring the legal proxy with you to the Annual Meeting. If you plan to attend the Annual Meeting in person, you must provide proper identification. Please visit our website, www.bostonscientific.com, for directions to the Annual Meeting.

Who will count the votes?

Broadridge has been engaged as our independent agent to tabulate stockholder votes and act as Inspector of Election for the meeting.

Is voting confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

  •
  as necessary to meet applicable legal requirements;

  •
  to allow for the tabulation and certification of votes; and

  •
  to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company's management and the Board.

What happens if the Annual Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted, provided such new proxy or revocation is properly completed and timely received.

Will any other business be considered or presented at the Annual Meeting?

Our By-Laws provide that a stockholder may present business to be considered at the Annual Meeting only if proper prior written notice was timely received by us. Other than the items of business described in this Proxy Statement, our Board is not aware of any other business to be acted upon at the Annual Meeting; however, if any other business does properly come before the Annual Meeting, the persons named as proxies on the proxy card will vote your shares in accordance with their discretion.

How can I find the results of the Annual Meeting?

We will report the final voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. The Form 8-K will be available on the SEC's website, www.sec.gov, as well as on our own website, www.bostonscientific.com, under the "Investor Relations" section.

Who is soliciting my vote pursuant to this Proxy Statement?

Our Board is soliciting your vote.

Is there a list of stockholders entitled to vote at the Annual Meeting?

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m. Eastern Time, at our Corporate Headquarters located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752. If you would like to view the stockholder list, please contact our Secretary to schedule an appointment by calling (508) 683-4000 or writing to him at 300 Boston Scientific Way, Marlborough, Massachusetts 01752.

Internet Availability of Proxy Materials

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. On or about March 22, 2016, we will mail to our stockholders (other than those who previously requested electronic or paper delivery) an Important Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report. The Notice also instructs stockholders on how to vote via the Internet.

This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources; however, if you would prefer to receive printed proxy materials and a proxy card, please follow the instructions included in the Notice and in this Proxy Statement. If you have previously elected to receive our proxy materials electronically, these materials will continue to be made available to you via email until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials and a proxy card in paper format until you elect otherwise.

Cautionary Statement Regarding Forward-Looking and Other Statements

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "may," "estimate," "intend" and other similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K filed with the SEC and in the Quarterly Report on Form 10-Q that we have filed or will file hereafter under the heading "Risk Factors" and "Safe Harbor for Forward-Looking Statements." The forward-looking statements speak only as of the date of this Proxy Statement and undue reliance should not be placed on these statements. We disclaim any intention or obligation to publicly update or revise any forward- looking statements. This cautionary statement is applicable to all forward- looking statements contained in this document.

This Proxy Statement contains statements regarding individual and Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation plans and programs and should not be understood to be statements of management's future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

 PROPOSAL 1: ELECTION OF DIRECTORS

Summary

Our entire Board is elected annually by our stockholders and currently consists of twelve members. John E. Abele, our co-founder, has served at the request of the Board as director emeritus since his retirement from the Board at the 2011 Annual Meeting of Stockholders so that the Board may continue to avail itself of his wisdom, judgment, and experience. Serving as director emeritus, Mr. Abele may attend Board and committee meetings and participate in discussion of matters that come before the Board or its committees, but he is not a director and is not entitled to vote upon any such matters.

On February 25, 2016, Pete M. Nicholas, our co-founder and the Chairman of our Board, announced that he will retire from the Board at the Annual Meeting. Mr. Pete M. Nicholas served as our Chief Executive Officer and the Co-Chairman of our Board from its founding in 1979. In 1995, he stepped down as Chief Executive Officer and become our Chairman. During his almost 40 years of leadership, Boston Scientific became a global leader in the field of interventional medicine, improving the lives of patients worldwide.

Additionally, Ernest Mario, Ph.D., a director of Boston Scientific since October 2001, and N.J. Nicholas, Jr., a director of Boston Scientific since October 1994, will be retiring from our Board at the Annual Meeting. We are deeply grateful for the enormous contributions that Mr. Pete M. Nicholas, Dr. Ernest Mario and Mr. N.J. Nicholas, Jr. have made to our Company, our Board and our stockholders.

Also, on February 23, 2016, the Board, upon the recommendation of the Nominating and Governance Committee, appointed Ellen M. Zane to serve on the Board, effective April 15, 2016, to hold office until the Annual Meeting.

In light of the three departures and the addition of one director, ten of our directors have been nominated by our Board, upon the recommendation of our Nominating and Governance Committee, to stand for election at the Annual Meeting for a one-year term, to hold office until the 2017 Annual Meeting of Stockholders and until their successors have been elected and qualified. The nominees for election at the Annual Meeting are: Nelda J. Connors, Charles J. Dockendorff, Donna A. James, Kristina M. Johnson, Edward J. Ludwig, Stephen P. MacMillan, Michael F. Mahoney, David J. Roux, John E. Sununu and Ellen M. Zane.

Each of the director nominees is willing and able to stand for election at the Annual Meeting, and we know of no reason why any of the nominees would be unable to serve as a director. Should such a situation arise, however, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.

Director Nominees

The biographies of each of the nominees are listed below and contain information regarding the person's service as a director, business experience, public company director positions currently held or held at any time during the last five years, information regarding involvement in certain legal or administrative proceedings (if applicable) and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director in light of our business and structure. Each of the director nominees listed below exemplifies how our Board values professional experience in business, education, policy and governmental fields as well as strong moral character and diversity in terms of viewpoint as well as age, ethnicity and gender. Our Board believes that these strong backgrounds and sets of skills provide it, as a whole, with a strong foundation of technical expertise and a wealth of diverse experience in a wide variety of areas.

Nelda J. Connors

Nelda J. Connors, age 50, has been a director of Boston Scientific since December 2009. Ms. Connors is the founder, Chairwoman and Chief Executive Officer of Pine Grove Holdings, LLC, which invests in companies that offer original equipment, manufactured and remanufactured products, and aftermarket services. She served as President and Chief Executive Officer of Atkore International Inc. from December 2010 until June 2011. Atkore, formerly the Electrical and Metal Products division of Tyco International, became a privately-held company in December 2010. Ms. Connors served as President of this Tyco division from 2008 through 2010. Prior to joining Tyco, she served as Vice President at Eaton Corporation from 2002 to 2008, where she held several positions in operations, continuous improvement, and general management. Prior to joining Eaton, Ms. Connors was employed in a number of executive and management capacities in the automotive industry. Her work over twenty-five years has involved responsibilities in the U.S., Europe, and Asia. Ms. Connors is a Class B director of the Federal Reserve Bank of Chicago, a director of Blount International, Inc., Vesuvius plc and Echo Global Logistics, Inc., and an appointed member for the Takata Independent Quality Assurance Panel. She previously served on the Board of Atkore. Ms. Connors holds B.S. and M.S. degrees in mechanical engineering from the University of Dayton. Ms. Connors' qualifications to serve our Board include her executive leadership skills and her experience in the areas of operations and financial management, quality, engineering and business strategy, as well as her knowledge of public company matters resulting from her service on other public company boards.

Charles J. Dockendorff

Charles J. Dockendorff, age 61, has been a director of Boston Scientific since April 2015. He was Executive Vice President and Chief Financial Officer of Covidien plc, a publicly traded medical device and supplies company, a position he held at Covidien and its predecessor, Tyco Healthcare, from 1995 to 2015. Mr. Dockendorff joined the Kendall Healthcare Products Company, the foundation of the Tyco Healthcare business, in 1989 as Controller and was named Vice President and Controller in 1994. He was appointed CFO of Tyco Healthcare in 1995. Prior to joining Kendall/Tyco Healthcare, Mr. Dockendorff was the Chief Financial Officer, Vice President of Finance and Treasurer of Epsco Inc. and Infrared Industries, Inc. In addition, Mr. Dockendorff worked as an accountant for Arthur Young & Company (now Ernst & Young) and the General Motors Corporation. Mr. Dockendorff is a director of Haemonetics Corporation and Keysight Technologies, Inc. Mr. Dockendorff holds a bachelor's degree in accounting from the University of Massachusetts at Amherst and a M.S. in finance from Bentley College. Mr. Dockendorff's qualifications to serve on our board include his executive leadership experience at public medical device companies, as well as his extensive expertise in accounting, finance and business strategy.

Donna A. James

Donna A. James, age 58, has been a director of Boston Scientific since July 2015. She is the founder of Lardon & Associates LLC, a business development and executive advisory services firm, where she has served as president and managing director since April 2006. Ms. James has more than 30 years of diverse management and leadership experience, including her experience at Nationwide Insurance and Financial Services, where she served in a variety of roles beginning in 1981. In her time at Nationwide, she served in several leadership roles, including serving as president of Nationwide Strategic Investments, a division of Nationwide Insurance Company, from 2003 to 2006 at which time she had direct responsibility for developing and executing strategies for U.S. and global financial services subsidiaries and affiliates. Ms. James also is the founder and chair of The Center for Healthy Families, a non-profit in Columbus, Ohio, and the former president and appointed chair of the National Women's Business Council. Ms. James currently serves as a director of Time Warner Cable Inc., L Brands, Inc., and Marathon Petroleum Inc., as well as FIS Group, a privately-held asset management and investment advisory firm. She received her B.S. in Accounting from North Carolina A&T State University. Ms. James' qualifications to serve on our Board include her expertise in business strategy, finance and accounting. In addition, her service on other public company boards contributes to her knowledge of public company matters.

Kristina M. Johnson, Ph.D.

Kristina M. Johnson, Ph.D., age 58, has been a director of Boston Scientific since January 2011. She previously served as a director from April 2006 to May 2009. Dr. Johnson has served as the Chief Executive Officer of Cube Hydro Partners, LLC, an independent power producer of clean energy, since 2014, and of Enduring Hydro, LLC, an energy consulting firm, since 2011. From May 2009 to October 2010, Dr. Johnson served as Under Secretary of Energy at the U.S. Department of Energy. Prior to this, Dr. Johnson was Provost and Senior Vice President of Academic Affairs at The Johns Hopkins University from 2007 to 2009 and Dean of the Pratt School of Engineering at Duke University from 1999 to 2007 Dr. Johnson has served as a director of AES Corporation since 2011 and Cisco Systems, Inc. since 2012. Dr. Johnson was a Fulbright Faculty Scholar in the Department of Electrical Engineering at the University of Edinburgh, Scotland, a NATO Post-Doctoral Fellow at Trinity College, Dublin, Ireland, and a Professor of Electrical and Computer Engineering at the University of Colorado at Boulder. In 2015, Dr. Johnson was inducted into the National Inventor's Hall of Fame and holds 119 U.S. and international patents in liquid crystal displays and optoelectronics. Dr. Johnson received B.S., M.S. and Ph.D. degrees in electrical engineering from Stanford University. Dr. Johnson's qualifications to serve on our Board include her expertise in science, technology, business, education and government as well as her leadership experience as Provost and Dean of nationally recognized academic institutions. In addition, Dr. Johnson's service on other public company boards contributes to her knowledge of public company matters.

Edward J. Ludwig

Edward J. Ludwig, age 64, has been a director of Boston Scientific since March 2014. Mr. Ludwig is the former Chairman of the Board of Becton, Dickinson and Company ("BDX"), a global medical technology company, having served in that position from February 2002 through June 2012. He also served as BDX's Chief Executive Officer from January 2000 to September 2011 and as its President from May 1999 to December 2008. Mr. Ludwig joined BDX as a senior financial analyst in 1979. Prior to joining BDX, Mr. Ludwig served as a senior auditor with Coopers and Lybrand (now PricewaterhouseCoopers), where he earned his CPA, and as a financial and strategic analyst at Kidde, Inc. Mr. Ludwig serves as Lead Director on Aetna Inc.'s Board of Directors and chairs its Finance Committee and is a member of the Board of Directors of Xylem, Inc. Additionally, Mr. Ludwig served as Vice Chair of the Board of Trustees of the Hackensack University Medical Center Network from 2012 to 2015. Mr. Ludwig received a B.A. degree in economics and accounting from The College of the Holy Cross and a M.B.A. degree from Columbia University. Mr. Ludwig's qualifications to serve on our Board include his executive leadership experience, specifically his service as a director and executive of a public medical technology company, along with his extensive expertise in business strategy, finance, management and manufacturing.

Stephen P. MacMillan

Stephen P. MacMillan, age 52, has been a director of Boston Scientific since April 2015. He is currently the Chairman, President and CEO of Hologic, Inc., a position he has held since June 2015, and he served as President and CEO of Hologic, Inc., since December 2013. Prior to assuming his role with Hologic, Mr. MacMillan was the Chief Executive Officer of sBioMed, LLC, a medical research company, from October 2012 to December 2013. From 2003 to 2012, Mr. MacMillan served in various roles at Stryker Corporation, including Chief Operating Officer from June 2003 to January 2005, President from June 2003 to February 2012, Chief Executive Officer from January 2005 to February 2012 and Chairman from January 2010 to February 2012. Prior to 2003, Mr. MacMillan was a senior executive with Pharmacia Corporation, where he oversaw five global businesses. Prior to joining Pharmacia, Mr. MacMillan spent 11 years with Johnson & Johnson in a variety of senior roles both in the U.S. and Europe, including President of the joint venture between Johnson & Johnson and Merck. Mr. MacMillan began his career with Procter and Gamble in 1985. Additionally, Mr. MacMillan served on the board of directors of Texas Instruments Inc. from 2008 to 2012. Mr. MacMillan received a Bachelor of Arts degree in Economics from Davidson College and is a graduate of Harvard Business School's Advanced Management Program. Mr. MacMillan's qualifications to serve on our Board include his executive leadership experience, specifically his service as a director and chief executive of public medical technology companies.

Michael F. Mahoney

Michael F. Mahoney, age 51, became our President, Chief Executive Officer and a director in November 2012. He served as President of the Company from October 17, 2011 until assuming his current role. As President of the Company, he was specifically responsible for our Cardiac Rhythm Management and Endoscopy businesses, as well as certain corporate functions. Prior to joining the Company, he was Worldwide Chairman of the Medical Devices and Diagnostics division of Johnson & Johnson from January 2011 to September 2011, overseeing 50,000 employees and seven franchises. Prior to assuming this position, Mr. Mahoney served as Worldwide Group Chairman of Johnson & Johnson's DePuy franchise, an orthopedics and neurosciences business, from April 2007 through January 2011. From January 2001 through March 2007, Mr. Mahoney served as President and Chief Executive Officer of Global Healthcare Exchange (GHX), a provider of supply chain solutions and services that brings together hospitals, manufacturers, distributors and group purchasing organizations. Mr. Mahoney began his career at General Electric Medical Systems, where he spent 12 years, culminating in the role of General Manager of the Healthcare Information Technology business. He currently serves on the board of directors of Baxter International, Inc. Mr. Mahoney earned a B.B.A. in Finance from the University of Iowa and a M.B.A. from Wake Forest University. Mr. Mahoney's qualifications to serve on our Board, in addition to being our Chief Executive Officer, include his management experience leading complex organizations in medical device and other healthcare-related businesses, expertise in building strong leadership teams, developing international markets, and a proven ability to execute successful business strategies and drive operational excellence.

David J. Roux

David J. Roux, age 59, has been a director of Boston Scientific since January 2014. Mr. Roux is a co-founder and Senior Director of Silver Lake, a private equity firm focused on technology investing. He was formerly Chairman and Chief Executive Officer of Liberate Technologies, Executive Vice President at Oracle Corporation and Senior Vice President at Lotus Development. Mr. Roux served as a member of the boards of directors of Avaya Inc. from December 2008 until December 2012, Avaya Holdings Corp. from January 2007 until December 2012, Serena Software, Inc. from March 2006 until March 2011 and Intelsat S.A. from May 2010 until January 2012. Mr. Roux holds an M.B.A. from Harvard Business School and an M. Phil. from King's College, Cambridge University. He is a graduate of Harvard College. Mr. Roux's qualifications to serve on the Board include his extensive experience regarding operations, technology, management and business strategy, his financial expertise, and his background as an entrepreneur, executive and director.

John E. Sununu

John E. Sununu, age 51, has been a director of Boston Scientific since April 2009. From 2003 to 2009, Senator Sununu served as a U.S. Senator from New Hampshire. He was a member of the Committees on Banking, Commerce, Finance and Foreign Relations, and he was appointed the Congressional Representative to the United Nations General Assembly. Before his election to the Senate, Senator Sununu served three terms as a Member of the U.S. House of Representatives from New Hampshire's 1st District from 1996 to 2002. He was Vice Chairman of the Budget Committee and a member of the Appropriations Committee. During his twelve years in Congress, he drafted and helped pass several important pieces of legislation, including the Internet Tax Freedom Act, the Survivors Benefit Act and the New England Wilderness Act. Prior to serving in Congress, Senator Sununu served as Chief Financial Officer for Teletrol Systems, a manufacturer of building control systems. He serves on the board of directors of Time Warner Cable, Inc. He holds B.S. and M.S. degrees in Mechanical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School. Among other qualifications, Senator Sununu complements our Board with his experience in government and corporate leadership. Senator Sununu provides important insights on government relations, public policy and other matters relevant to our Company due to his extensive experience in both the public and private industry sectors.

Ellen M. Zane

Ellen M. Zane, age 64, will be a director of Boston Scientific, effective April 15, 2016. Ms. Zane is CEO Emeritus and Vice Chair of the board of trustees at Tufts Medical Center & Floating Hospital for Children, and from 2004 to 2011, she served as its President and Chief Executive Officer. From May 1994 to January 2004, Ms. Zane served as Network President for Partners Healthcare System, a physician/hospital network sponsored by the Harvard affiliated Massachusetts General Hospital and Brigham and Women's Hospital. Prior to 2004, Ms. Zane served as Chief Executive Officer of Quincy Hospital in Quincy, Massachusetts. Ms. Zane is also currently a member of the board of directors at Brooks Automation, a publicly traded global provider of automation, vacuum and instrumentation solutions, Parexel International Corporation, a publicly traded global bio-pharmaceutical services company, Haemonetics Corporation, a publicly traded global blood management solutions company (Haemonetics has announced that Ms. Zane will resign her position on the board of directors effective April 10, 2016), Press Ganey, a publicly traded preeminent provider of patient experience measurement and data in acute hospital settings and ambulatory settings, Century Capital Management, LLC, a private mutual fund company, Fiduciary Trust Company, a privately owned wealth management company and AgNovos Healthcare, LLC a privately held medical device company, focused on bone health. Ms. Zane previously served as a director of Lincare Holdings Inc. until it was acquired in August 2012. Ms. Zane holds a Professional Director Certification from the American College of Corporate Directors. Ms. Zane earned her B.A. from George Washington University and her M.A. from Catholic University of America, both in Audiology and Speech-Language Pathology. Ms. Zane's qualifications to serve on our Board include her executive experience in the health care industry, specifically as the chief executive officer of a large medical center, in addition to her substantial experience as a director at other public companies.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR" THE ELECTION OF ALL TEN OF THESE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Overview

To guide the operation and direction of the Board and its committees, our Board has established our Corporate Governance Guidelines, charters for its standing committees and our Code of Conduct to reflect our commitment to good corporate governance and to comply with Delaware law, the rules and listing standards of the NYSE, the rules and regulations of the SEC and other legal requirements. These materials are available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com. These materials are also available in print free of charge to stockholders, upon written request to Boston Scientific Corporation, Investor Relations, 300 Boston Scientific Way, Marlborough, Massachusetts 01752.

Our Board believes that good corporate governance is fundamental to the overall success of our business. To that end, our Board evaluates our corporate governance practices in light of applicable changes in Delaware law, the rules and listing standards of the NYSE, the rules and regulations of the SEC and the rules and regulations under the Code, as well as best practices suggested by recognized governance authorities, and makes modifications to our corporate governance practices that it determines are warranted.

Director Independence

Under the NYSE's Corporate Governance Standards, a majority of the Board must qualify as independent directors. However, our Corporate Governance Guidelines require that a significant majority of the Board qualify as independent directors. The NYSE Corporate Governance Standards define specific relationships that disqualify directors from being independent and further require that for a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company).

In making determinations regarding independence, the Board applies the NYSE standards and broadly considers all relevant facts and circumstances known to it. In addition, in making independence determinations with respect to directors who will serve on the Compensation Committee, the Board considers all factors specifically relevant to determining whether a director has a relationship with our Company that is material to that director's ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by our Company to such director and (ii) whether such director is affiliated with our Company, a subsidiary of our Company or an affiliate of a subsidiary of our Company — as required by the NYSE independence standards for compensation committee members.

The Board has determined that the following directors are independent under the independence standards set forth in the NYSE Corporate Governance Standards: Nelda J. Connors, Charles J. Dockendorff, Donna A. James, Kristina M. Johnson, Edward J. Ludwig, Stephen P. MacMillan, Ernest Mario, N.J. Nicholas, Jr., Pete M. Nicholas, David J. Roux, John E. Sununu and Ellen M. Zane.

The Board monitors its compliance with NYSE requirements for director independence on an ongoing basis, including through an annual review of director questionnaires and consideration of transactions and relationships between each director or any member of his or her immediate family and the Company as well as other relevant facts and circumstances. The Board and the Nominating and

Governance Committee considered the directors' responses to a questionnaire asking about their relationships with the Company (and their immediate family members' relationships with the Company) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors. The Board made its determination as to whether any relationship between a director and our Company is a material relationship based on the facts and circumstances of the relationship, the amounts involved in the relationship, the director's interest in such relationship, if any, and such other factors as the Board, in its judgment, deemed appropriate.

In making its determinations regarding independence, the Board and the Nominating and Governance Committee approved an arrangement between the Company and Mr. Pete M. Nicholas with respect to the provision of office space to him in accord with his founder's benefits. This relationship was determined by the Board not to affect Mr. Pete M. Nicholas' independence. For additional information regarding the arrangement between the Company and Mr. Pete M. Nicholas, please see the "Related Party Transactions" section below.

Director Nomination Process

The Nominating and Governance Committee is responsible for determining the appropriate skills and characteristics required of new Board members in the context of the current make-up of the Board. In so doing, the Nominating and Governance Committee considers, with input from the Board, those factors it deems appropriate, such as independence, experience, strength of character, judgment, technical skills, diversity, years of experience and the extent to which the individual would fill a present need on the Board. The aim is to assemble a Board that is strong in its collective knowledge and that consists of individuals who bring a variety of complementary attributes and who, taken together, have the appropriate skills and experience to oversee the Company's business. The Nominating and Governance Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating and Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as ethnicity and gender.

Director nominees must, at a minimum, meet the general criteria outlined in our Corporate Governance Guidelines. Generally, directors should be individuals who have succeeded in their particular field and who demonstrate integrity, reliability, knowledge of corporate affairs and an ability to work well with others, and should also satisfy at least one of the following criteria:

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  demonstrated management ability at senior levels in successful organizations;

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  current or recent employment in positions of significant responsibility and decision making;

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  expertise in leading rapidly growing multi-national organizations; or

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  current and prior experience related to anticipated board and committee responsibilities in other areas of importance to our Company.

The Nominating and Governance Committee receives suggestions for new directors from a number of sources, including Board members and our Chief Executive Officer. It also may, in its discretion, employ a third-party search firm to assist in identifying candidates for director.

The Nominating and Governance Committee will also consider recommendations for Board membership submitted by our stockholders and other sources in accordance with the advance notice provisions of our By-Laws. The qualifications of candidates recommended by stockholders will be reviewed and considered by the Nominating and Governance Committee with the same degree of care and consideration as candidates for nomination to the Board submitted by Board members and our Chief Executive Officer.

The full Board is responsible for final approval of new director candidates, as well as the nomination of existing directors for reelection. With respect to existing directors, prior to making its recommendation to the full Board, the Nominating and Governance Committee, in consultation with the Chairman of the Board, reviews each director's continuation on the Board as a regular part of the annual nominating process.

Under the advance notice provisions of our By-Laws, director nominations and proposals to bring any other business before the 2017 Annual Meeting of Stockholders by our stockholders must be received by our Secretary at our principal executive offices on or before November 22, 2016. Director nominations by our stockholders must also satisfy the other procedures set forth in the advance notice provisions of our By-Laws. Should you wish to submit a director recommendation or nomination, have it addressed to our Secretary at Boston Scientific Corporation, 300 Boston Scientific Way, Marlborough, Massachusetts 01752.

Code of Conduct

We maintain a Code of Conduct, which has been approved by our Board, to ensure that our directors, employees, and officers, including our Chief Executive Officer and Chief Financial Officer, understand the basic principles that govern our corporate conduct. The Code of Conduct is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com. A stockholder may request a copy of the Code of Conduct by contacting our Secretary at Boston Scientific Corporation, 300 Boston Scientific Way, Marlborough, Massachusetts 01752. Any waivers or substantive amendments of the Code of Conduct will be disclosed on our website at www.bostonscientific.com.

Chief Executive Officer Succession

Pursuant to our Corporate Governance Guidelines, the Nominating and Governance Committee reports to the full Board periodically on succession planning for our Chief Executive Officer (and other executive officers, as appropriate). Our Chief Executive Officer discusses with the Board and the Nominating and Governance Committee at least once per year, his recommendations and evaluations of potential successors to his position, including in the event of an unexpected emergency, and reviews development plans, if any, recommended for such individuals.

Board Leadership Structure

Our current Corporate Governance Guidelines require that the offices of Chief Executive Officer and Chairperson of the Board be held by separate individuals, and that the Chairperson of the Board not be an executive of the Company. Our Chairman of the Board is Mr. Pete M. Nicholas, our co-founder and former Chief Executive Officer. Our Chief Executive Officer is Mr. Mahoney.

Throughout 2015, our Board of Directors reassessed the leadership structure of the Board. Our Board believes that it is important that it retain flexibility to make the determination as to whether the interests of the Company and our stockholders are best served by having the same individual serve as both Chief Executive Officer and Chairman of the Board or whether the roles should be separated based on the circumstances at any given time. As such, in February 2016, the Board revised our Corporate Governance Guidelines, effective following the conclusion of the Annual Meeting, to provide this flexibility. Under the amended Corporate Governance Guidelines, the Board will appoint a Lead Independent Director when the Chief Executive Officer and Chairman of the Board roles are combined or if the Chairman is not otherwise independent. The Lead Independent Director will preside over meetings of our non-management directors, serve as liaison between our Chairman and the independent directors, work with the Chairman to establish agendas for Board and committee meetings, raise issues with management on behalf of the independent directors, consult with committee leadership, and carry out other duties as requested by the Board.

In connection with the retirement of our current Chairman, Mr. Pete M. Nicholas, effective following the conclusion of the Annual Meeting, our Board has decided that our Chief Executive Officer, Mr. Mahoney, will assume the role of Chairman of the Board. Further, the Board has appointed Mr. Ludwig to serve as Lead Independent Director, immediately following the conclusion of the Annual Meeting. Our Board believes that this leadership structure, coupled with a commitment to Board independence, provides effective independent oversight of management, while fostering a constructive and cooperative relationship between the Board and management and allowing both the Board and management to benefit from Mr. Mahoney's day-to-day familiarity with our business operations.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of our strategic and organizational objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk oversight is to understand the individual risks our Company faces, the steps management is taking to manage those risks, including the framework used by management for the coordinated oversight, control, and continuous improvement of processes used to manage risk, and to assess management's appetite for risk. It is management's responsibility to manage risk and bring to the Board's attention material risks facing our Company. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments, which are each integrated with enterprise-risk exposures. The involvement of the full Board in approving our strategic plan is a key part of its assessment of the risks inherent in our corporate strategy.

While the Board has the ultimate responsibility for risk oversight, each committee of the Board also oversees risk to the extent that it relates to the committee's responsibilities, as outlined below:

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  The Audit Committee focuses on financial risk, including internal controls, legal and regulatory risks, as well as compliance risks of a financial nature, including those related to federal healthcare programs and healthcare providers, and receives an annual risk assessment report from our internal auditors. It also assists the Board in fulfilling its oversight responsibility with respect to compliance risks of a non-financial nature, including those related to federal healthcare programs and healthcare providers, and regulatory, quality and product safety issues that affect us. The Audit Committee receives an annual risk assessment from our global compliance group. The Compliance and Quality Committee had this oversight over compliance risks of a non-financial nature during 2015. As noted below, effective January 1, 2016, our Board reassigned the responsibilities of the Compliance and Quality Committee to the Audit Committee and the full Board of Directors.

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  The Finance Committee focuses on risk exposure and risk management strategies associated with our strategic initiatives, current and potential investments, as well as cash, debt and equity management and our ongoing ability to access capital markets. In addition, the Finance Committee consults with the Audit Committee, as necessary, to share information pertinent to the Audit Committee's consideration and oversight of the Company's risk and risk management programs and policies.

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  The Executive Compensation and Human Resources Committee evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk consistent with our business strategy. The Executive Compensation and Human Resources Committee also reviews compensation and benefit plans affecting employees in addition to those applicable to executive officers.

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  The Nominating and Governance Committee oversees governance and succession risk, including Board and Chief Executive Officer succession, and evaluates director skills and qualifications to ensure the appropriate appointment of particular directors to our standing committees based upon the needs of that committee. Each committee makes reports in its respective area of responsibility to the Board at the next regularly scheduled Board meeting immediately following the committee meeting. Such reports may identify current risks impacting each committee's areas of responsibility to the extent such risks were addressed at the earlier meeting.

As previously discussed, following our Annual Meeting, the offices of Chief Executive Officer and Chairperson of the Board will be held by one individual, and an independent director will serve as Lead Independent Director. Given its role in the risk oversight, our Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. Although there are different leadership structures that could allow our Board to effectively oversee the management of such risks, and while our Board believes this leadership structure will enable it to effectively manage such risks, it was one factor among many considered by our Board in selecting this leadership structure over other potential alternatives. For a discussion of the reasons why our Board has determined that its leadership structure is appropriate, please see the "Board Leadership Structure" above.

Communications with the Board

Stockholders and other interested parties who wish to communicate directly with any member of our Board, or our non-management directors as a group, may do so by writing to the Board of Directors or Non-Management Directors, Boston Scientific Corporation, c/o General Counsel, 300 Boston Scientific Way, Marlborough, Massachusetts 01752 or by contacting the Board via email at BSCboardofdirectors@bsci.com or non-management directors via email at non-managementdirectors@bsci.com. The Board has authorized the office of our General Counsel to review and organize, but not screen, communications from stockholders and other interested parties and deliver them to the Board or non-management directors, as applicable. We do screen commercial solicitations for appropriateness.

Board and Committee Service Limitation

Without the approval of the Nominating and Governance Committee, no director may sit on more than four public company boards (including our Board) and our Chief Executive Officer may not sit on more than one public company board (in addition to our Board). No member of the Audit Committee may serve on the audit committee of more than three public companies, including our Company. All of our Board members have complied with these limitations or procedures.

Related Party Transactions

Our Board has adopted a written related party transaction policy to monitor transactions, arrangements or relationships in which the Company and any of the following have an interest: (i) any person who is or was (since the beginning of fiscal year 2015, even if they do not presently serve in that role) an executive officer or director or director nominee; (ii) any person who is a director emeritus; (iii) any person or entity who holds more than a 5% beneficial ownership of our common stock; (iv) any immediate family member of any of the foregoing; or (v) any entity in which any of the foregoing persons is employed or is a general partner or principal or acts in any similar position in which such person or persons collectively have a 10% or greater beneficial ownership interest. The policy covers any related party transaction that meets the minimum threshold for disclosure under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Related party transaction oversight is the responsibility of our Nominating and Governance Committee. Our General Counsel is responsible for identifying any potential related party transactions and, if he determines that an existing or proposed transaction constitutes a related party transaction under the policy, he will provide relevant details and an analysis of the related party transaction to the Nominating and Governance Committee. The General Counsel provides an annual summary to the Nominating and Governance Committee of all transactions or relationships which he considered under this policy, including those that he determined do not constitute a related party transaction. If the General Counsel has an interest in a potential related party transaction, he will provide all relevant information to the Chairperson of the Nominating and Governance Committee who will provide the information to the other members of such Committee. The Nominating and Governance Committee reviews relevant information concerning any existing or proposed transaction contemplated by the Company with an entity that is the subject of a disclosed relationship, and approves or rejects the transaction, with or without conditions or additional protections for the Company. Our related party transactions policy can be found in our Corporate Governance Guidelines available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com.

In December 2013, following approval by the Nominating and Governance Committee, the Company entered into an arrangement with Mr. Pete M. Nicholas to provide office space in accordance with his founders' benefits to assist him in the performance of his duties as Chairman and other services provided to the Company. This office space is provided to Mr. Pete M. Nicholas at a monthly invoiced amount of $3,750 (for a total of $45,000 per year), subject to renewal annually at the same rate, and to reimburse up to $50,000 in aggregate amount of documented renovation expenses, including for the installation of secure telephone- and data-lines and/or such other protections required by the Company.

MEETINGS AND BOARD COMMITTEES

Board Meetings

The Board met five times in fiscal year 2015. In 2015, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors (held during the period for which he or she has been a director) and (2) the total number of meetings of all committees of our Board of Directors on which the director served (during the periods that he or she served).

Executive Sessions

Directors who qualify as independent directors within the meaning of the NYSE Corporate Governance Standards meet in executive sessions without management at every regularly scheduled Board meeting and at such other times as they deem appropriate. Our independent directors meet in executive session at least once annually. In 2015, our independent directors met in executive session without non-independent directors five times. The Chairman of the Board, if independent, or the Lead Independent Director, if the Chairman of the Board is not independent, will preside at executive sessions of independent directors. In his absence, the Chairperson of the Nominating and Governance Committee presides at these executive sessions, and, in his absence, the Chairperson of the Audit Committee presides.

Director Attendance at Board, Board Committee and Annual Meetings

Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of the committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities, provided that the full Board will meet at least four times per year. Generally, the Board meets in February, May, July, and November. In addition, directors are expected to use reasonable efforts to attend Annual Meetings of Stockholders. At our 2015 Annual Meeting of Stockholders, all of our directors at the time of such meeting were in attendance.

Committees of the Board of Directors

Our Board has standing Audit, Executive Compensation and Human Resources, Nominating and Governance, and Finance Committees. All of the members of the Audit Committee, Executive Compensation and Human Resources Committee, and Nominating and Governance Committee meet the applicable independence requirements of the NYSE and the SEC. Our Board also establishes special committees from time to time to address specific issues or discrete matters as the need arises.

Board Committee Membership

As of March 1, 2016, our committee membership was as follows:

Name	Audit Committee	Executive Compensation and Human Resources Committee	Nominating and Governance Committee	Finance Committee

Nelda J. Connors				*
Charles J. Dockendorff	*			*
Donna A. James		*		*
Kristina M. Johnson		*		*
Edward J. Ludwig	+	*
Stephen P. MacMillan		*	*
Michael F. Mahoney
Ernest Mario	*	+
N.J. Nicholas, Jr.			+
Pete M. Nicholas
David J. Roux			*	+
John E. Sununu			*

*	Committee Member
+	Committee Chair

Following the conclusion of the Annual Meeting, we expect that our committee membership will be as follows:

Name	Audit Committee	Executive Compensation and Human Resources Committee	Nominating and Governance Committee	Finance Committee

Nelda J. Connors		*		*
Charles J. Dockendorff	+			*
Donna A. James		*	*
Kristina M. Johnson		+		*
Edward J. Ludwig	*	*
Stephen P. MacMillan		*	*
Michael F. Mahoney
David J. Roux	*			+
John E. Sununu	*		+
Ellen M. Zane	*		*

*	Committee Member
+	Committee Chair

Audit Committee

Our Audit Committee met eleven times during fiscal year 2015, including one joint meeting with the Compliance and Quality Committee of the Board. For additional discussion of our Compliance and Quality Committee, please see the "Compliance & Quality Committee" section below. Our Audit Committee is comprised of Messrs. Ludwig and Dockendorff and Dr. Mario, each of whom meet the independence requirements of the NYSE and the SEC. The Board has also determined that each of

Messrs. Ludwig, Dockendorff and Sununu and Dr. Mario is an "audit committee financial expert" as that term is defined in the rules and regulations of the SEC.

The Audit Committee is governed by a written charter approved by our Board, which is subject to review on an annual basis. As outlined in its written charter (which is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com), the primary purpose of the Audit Committee is to provide oversight of our accounting and financial reporting processes and audits of our financial statements, as well as of our global compliance program, including matters related to compliance with financial, legal and regulatory requirements. The Audit Committee primarily provides assistance to our Board in the areas of corporate accounting, internal control, independent audit and reporting practices, and maintains, by way of regularly scheduled meetings, a direct line of communication among our directors, management, our internal auditors and our independent registered public accounting firm. The Audit Committee appoints our independent registered public accounting firm, evaluates its qualifications, independence and performance, and reviews its reports and other services. In addition, the Audit Committee pre-approves audit, audit-related and non-audit services performed for us by our independent registered public accounting firm and has the right to terminate our independent registered public accounting firm. The Audit Committee also assists the Board in its oversight of financial, legal and regulatory compliance including financial reporting, internal controls and financial risk exposure to the Company resulting from legal and regulatory compliance matters, and all other areas of compliance. The Audit Committee Report can be found on page 110 of this Proxy Statement.

Executive Compensation and Human Resources Committee

Our Executive Compensation and Human Resources Committee (the "Compensation Committee") met five times during fiscal year 2015. The Compensation Committee is, and has been during 2015, comprised exclusively of "independent directors," as defined by the NYSE, including under the heightened independence standards applicable to compensation committee members, "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code.

As outlined in its written charter (which is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com), the Compensation Committee has the authority, among other things, to:

  •
  set the corporate goals and objectives relative to the Chief Executive Officer's compensation and evaluate the Chief Executive Officer's performance against those goals and objectives;

  •
  determine and approve our Chief Executive Officer's compensation;

  •
  review, oversee and determine (or make recommendations to the Board regarding) the total compensation package for our other executive officers;

  •
  review and make recommendations to the Board regarding all new employment, consulting, retirement, severance and change in control agreements, indemnification agreements and other arrangements proposed for our executive officers and periodically review and evaluate these arrangements for continuing appropriateness;

  •
  review and make recommendations to the Board regarding the compensation of our non-employee directors;

  •
  adopt and periodically review a comprehensive statement of executive compensation philosophy, strategy and principles; and

  •
  review and discuss with management how the Company's compensation policies and programs for all of its employees may create incentives that can affect risk and the management of that risk, as well as whether the Company's compensation programs are appropriately aligned with the Company's risk management.

The Compensation Committee may delegate its authority and duties to subcommittees or individual members of the Compensation Committee, as it deems appropriate in accordance with applicable laws and regulations. The Compensation Committee has delegated authority to our Chief Executive Officer to make equity grants to new hires who are not executive officers within predetermined guidelines. These grants are reviewed with the Compensation Committee at its next regularly scheduled meeting.

Pursuant to its charter, the Compensation Committee has sole authority to retain or obtain advice from any compensation consultant, legal counsel or other advisor, as the Compensation Committee deems appropriate to assist the Committee in the performance of its duties, including the sole authority to approve the compensation and other terms and conditions of retention. Prior to any such retention, the Compensation Committee considers any factors relevant to such consultant's, legal counsel's or advisor's independence from management, including the factors specified in the NYSE Corporate Governance Standards or other listing rules, to evaluate whether the services to be performed will raise any conflict of interest or compromise the independence of such consultant, legal counsel or advisor. In May 2015, the Compensation Committee renewed the engagement of the independent compensation consultant Frederic W. Cook & Co., Inc. (Cook & Co.) to provide advisory services, including a market perspective on executive and director compensation matters. During 2015, Cook & Co. provided the following compensation services to the Compensation Committee:

  •
  reviewed and recommended the peer group of companies used in evaluating executive and director compensation;

  •
  provided information and commentary on executive and director compensation trends as they related to our current compensation programs;

  •
  collected and analyzed market data on director and executive compensation;

  •
  reviewed and provided commentary and recommendations on our executive and director compensation arrangements in comparison to market; and

  •
  reviewed and provided commentary on developments regarding proxy disclosures and management proposals concerning executive pay.

For additional information regarding the services provided by Cook & Co., please see the Compensation Discussion & Analysis section.

In 2015, Cook & Co. and its affiliates did not provide additional services to the Company other than at the request of the Compensation Committee. After review and consultation with Cook & Co., the Compensation Committee determined that Cook & Co. is independent, and there is no conflict of interest resulting from retaining Cook & Co. currently or during the year ended December 31, 2015. In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and the NYSE listing standards.

In accordance with its annual review of its compensation consultant engagement, the Compensation Committee will evaluate the engagement of Cook & Co. in May 2016.

The Compensation Committee Report can be found on page 67 of this Proxy Statement.

Nominating and Governance Committee

The Nominating and Governance Committee met five times during fiscal year 2015. The Nominating and Governance Committee is comprised exclusively of non-employee directors, all of whom meet the independence requirements of the NYSE.

As outlined in its written charter (which is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com), the Nominating and Governance Committee has responsibility for recommending nominees for election and re-election to the Board, ensuring that Board nominees are qualified and consistent with our needs, monitoring significant developments in the law and practice of corporate governance for directors of public companies, recommending Board committee assignments, reviewing and recommending Board policies and procedures, reviewing political contributions made by the Company, monitoring compliance with our stock ownership guidelines and with our related party transactions and board service policies, and overseeing the Board and each committee of the Board in their annual performance self-evaluations. In addition, the Nominating and Governance Committee is responsible for recommending to the Board candidates for Chairperson and Chief Executive Officer and for reviewing and assessing a succession plan for the Chief Executive Officer. For additional information on the nomination process conducted by the Nominating and Governance Committee and our policies regarding stockholder nominations of directors, please see the Corporate Governance section titled "Director Nomination Process."

The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the current size, structure and composition of the Board as a whole, and whether the Company is being well served by the current directors taking into account the following: the directors' degree of independence; business background, including any areas of particular expertise, such as accounting or related financial management expertise, marketing or technology; record of service (for incumbent directors), including attendance record; meeting preparation; overall contribution to the Board; employment status; gender; ethnicity; age; availability for service to us; and our anticipated needs.

Finance Committee

The Finance Committee met five times during fiscal year 2015. The primary role of the Finance Committee is to provide a forum within the Board to review our overall financing plans and long-term strategic objectives, as well as our shorter-term acquisition and investment strategies and how these shorter-term activities fit within our overall business objectives. As outlined in its written charter (which is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com), the Finance Committee is charged with providing Board oversight of the financial management of the Company, approving strategic transactions for which the Board has delegated authority, making recommendations to the Board regarding larger transactions, and evaluating our financial strategies and policies. The Finance Committee has responsibility to review periodically with management our strategic business objectives and the manner in which transactional activity can contribute to the achievement of those objectives, and to review with management on a regular basis contemplated strategic opportunities. The Finance Committee conducts periodic reviews of completed transactions for the purposes of assessing the degree of success achieved, testing the extent to which the projections and other assumptions relied upon in approving past transactions have borne out, identifying the factors differentiating more successful transactions from less successful ones and evaluating the strategic contributions resulting from these transactions. The Finance Committee is further charged with conducting periodic reviews of our cash investments and cash management policies, debt ratings and global financing objectives and strategies, including the review and approval of certain borrowing arrangements, capital expenditures and dispositions, and activities that may impact our capital structure.

Compliance and Quality Committee

The Compliance and Quality Committee met six times during fiscal year 2015, including one joint meeting with the Audit Committee. After the 2015 Annual Meeting of Stockholders, Mr. Sununu and Ms. Connors served on this committee, with Mr. Sununu serving as chair. During 2015, the primary role of the Compliance and Quality Committee was to oversee and evaluate our global compliance programs and practices and our quality compliance and quality assurance systems and initiatives. Effective January 1, 2016, our Board reassigned the responsibilities of the Compliance and Quality Committee to the Audit Committee and the full Board of Directors.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during 2015 were Messrs. Bruce Byrnes (who retired from our Board at our 2015 Annual Meeting), Ludwig, and MacMillan, Drs. Johnson and Mario and Ms. James. None of these Compensation Committee members is or has ever been an officer or employee of our Company. During 2015, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In 2015, none of our executive officers served on the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.

DIRECTOR COMPENSATION

Elements of Director Compensation

The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to our Board when appropriate. Non-employee directors receive a combination of cash and equity compensation for their service on our Board. To determine the appropriate level of compensation for 2015, the Compensation Committee relied on the consulting services of Cook & Co., as well as publicly available data describing director compensation in our peer group companies. The Compensation Committee also took into consideration the significant amount of time and dedication required by our directors to fulfill their duties on our Board and Board committees as well as the need to continue to attract highly qualified candidates to serve on our Board. Our director compensation is as follows:

Non-Employee Directors

2015 Compensation

In 2015, we compensated our non-employee directors (other than the Chairman of the Board) as described below:

  •
  an annual cash retainer of $90,000;

  •
  an annual grant of equity with a value of $185,000 (increased from $175,000 effective as of the beginning of the 2015 Board term, which commenced at the 2015 Annual Meeting of Stockholders); and

  •
  an annual cash fee of $20,000 for the chair of each of our Board committees.

The equity granted to our non-employee directors may be granted in one of three forms, as discussed in greater detail below, and vest on the date of the annual meeting of stockholders immediately following the date of grant, subject to the director's continuation of service during such term. The grants are also subject to the terms and conditions of our Long-Term Incentive Plans. The annual equity grants are made on the date of each annual meeting of stockholders. If a non-employee director is appointed to the Board on a date other than the annual meeting of stockholders, however, an equity grant in an amount equal to the then-current non-employee director annual award, prorated for the time period from the effective date of the appointment to the next annual meeting of stockholders, is made on the first trading day of the month following the month in which the new director was appointed to the Board. Such awards made to new non-employee directors become free from restriction upon the expiration of the new director's current term of office on the date of the annual meeting of stockholders immediately following the date of grant, subject to the director's continuation of service during such term. Additionally, if a non-employee director is appointed to the Board on a date other than the annual meeting of stockholders, the annual cash retainer for such director will be prorated for the time period from the effective date of the appointment to the next annual meeting of stockholders.

Cash Compensation

Each non-employee director receives his or her cash retainers and fees, payable on a quarterly basis. Each non-employee director, however, may elect to convert all or a portion of his or her cash compensation into one or more of three equity alternatives, each to vest on the date of the annual meeting of stockholders immediately following the date of grant, subject to the director's continuation of service during such term: (i) restricted stock valued based on the closing price of our common stock on the date of grant; (ii) stock options valued based on a Black Scholes valuation on the date of grant and exercisable for up to one year after a director's separation from Board Service; and/or (iii) deferred stock units, valued based on the closing price of our common stock on the date of grant (with shares of our common stock to be issued only after a director's separation from Board service in accordance with the Boston Scientific Non-Employee Director Deferred Compensation Plan, as amended and restated effective, January 1, 2014 (the 2014 Non-Employee Director Deferred Compensation Plan)). Each non-employee director may also choose to defer receipt of all or a portion of his or her annual cash compensation under the 2014 Non-Employee Director Deferred Compensation Plan, as described further below.

Equity Compensation

Each non-employee director may elect to receive their annual equity award as one or more of the following three equity compensation alternatives, each to vest on the date of the annual meeting of stockholders immediately following the date of grant, subject to the director's continuation of service during such term: (i) restricted stock valued based on the closing price of our common stock on the date of grant; (ii) stock options valued based on a Black Scholes valuation on the date of grant and exercisable until the earlier of ten years from the date of grant or one year after a director's separation from Board service; and/or (iii) deferred stock units valued based on the closing price of our common stock on the date of grant (with shares of our common stock to be issued only after a director's separation from Board service in accordance with the 2014 Non-Employee Director Deferred Compensation Plan).

Employee Directors

Directors who are also employees of the Company receive no additional compensation for serving on the Board or its committees.

Chairman of the Board

Our Chairman of the Board receives an annual cash retainer of $210,000 and, in 2015, an annual grant of equity with a value of $185,000. With respect to his annual cash retainer, Mr. Pete M. Nicholas is entitled to elect to convert it into, and, with respect to his annual equity compensation he is entitled to elect to receive, one or more of the three equity alternatives described under the section titled "Non-Employee Directors" above. Mr. Pete M. Nicholas also receives certain benefits under his founders' retirement arrangements, including continued medical coverage under our benefit policies, so long as he remains a director or director emeritus of our Company. For additional information, please see the section titled "Founders' Benefits" below and the "Director Compensation" table and related footnotes.

Director Emeritus

Under our Corporate Governance Guidelines, each of our co-founders is eligible, at the Board's discretion, to become a director emeritus of the Company. In connection with his retirement from the Board in 2011, Mr. Abele agreed to serve as director emeritus at the request of the Board. Mr. Abele does not receive any compensation for his role as director emeritus. However, Mr. Abele receives certain benefits under his founders' retirement arrangements, including continued medical coverage under our benefit policies, for as long as he remains a director or director emeritus of our Company.

For additional information regarding Mr. Abele's founders' benefits, please see the section titled "Founders' Benefits" below.

Other Payments and Benefits

We pay or reimburse our directors for transportation, hotel, meals and other incidental expenses incurred in connection with their performance of services for us, including attending Board and committee meetings and participating in director education programs. Our corporate aircraft is made available to our directors for travel to and from our Board meetings, as well as for certain other Company business travel. We also extend directors' and officers' indemnity insurance coverage to each of our directors.

Non-Employee Director Deferred Compensation Plans

Each non-employee director may, by written election, defer receipt of all or a portion of the annual cash retainer, annual cash committee chair fees and equity compensation under our 2014 Non-Employee Director Deferred Compensation Plan. Cash amounts deferred can be invested in deemed investment options in which we credit the amount deferred plus any earnings from the chosen investment options investment options under the plan are generally the same as those offered under the Company's 401(k) plan through Vanguard, except that, among other things, directors may not elect to invest in the BSC Stock Fund. Deferred cash amounts are payable, at the non-employee director's written election, in either a lump-sum or in annual installments after a director's separation from Board service or in a lump-sum on an earlier fixed date (each in accordance with the plan).

Director Stock Ownership Guidelines

Non-employee directors are required to hold a significant personal investment in the Company through their ownership of shares of our common stock. Our director stock ownership guidelines provide that each non-employee director should own shares with a value equal to at least five times (increased from three times effective January 1, 2016) the director annual cash retainer (currently $90,000) within five years of his or her joining the Board. For purposes of satisfying this obligation, stock units and stock or stock unit deferrals under a Company deferred compensation plan may be included in the aggregate number of the shares held by a director. We believe the stock ownership requirements for our non-employee directors align the interests of our directors with the long-term interests of our stockholders. All of our non-employee directors either currently meet our director stock ownership guidelines or we expect that they will meet the guidelines within five years of becoming a director. The Nominating and Governance Committee monitors compliance with these guidelines on an annual basis. For information regarding the stock ownership guidelines applicable to our Chief Executive Officer, please see the Compensation Discussion & Analysis section titled "Executive Stock Ownership Guidelines."

Director Compensation Table

The table below summarizes the compensation we paid to our non-employee directors for the fiscal year ended December 31, 2015.

Name(1)	Fees Earned or Paid in Cash ($)(2)(3)	Stock Awards ($)(2)(4)	Option Awards ($)(2)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Bruce L. Byrnes*	$36,667	$0	$0	$0	$0	$36,667
Nelda J. Connors	$90,000	$184,991	$0	$2,259	$0	$277,250
Charles J. Dockendorff	$68,654	$201,808	$0	$0	$0	$270,462
Donna A. James	$43,740	$149,849	$0	$0	$0	$193,589
Kristina M. Johnson	$90,000	$184,991	$0	$0	$0	$274,991
Edward J. Ludwig	$103,333	$92,495	$92,499	$0	$0	$288,327
Stephen P. MacMillan	$68,635	$109,313	$92,499	$0	$0	$270,447
Ernest Mario	$110,000	$184,991	$0	$0	$0	$294,991
N.J. Nicholas, Jr.	$108,706	$184,991	$0	$0	$0	$293,697
Pete M. Nicholas	$192,477	$184,991	$0	$0	$287,467	$664,935
Uwe E. Reinhardt*	$36,667	$0	$0	$0	$0	$36,667
David J. Roux	$103,333	$184,991	$0	$0	$0	$288,324
John E. Sununu	$110,000	$184,991	$0	$0	$0	$294,991

*	Messrs. Byrnes and Reinhardt retired from our Board at our Annual Meeting on May 5, 2015, when their terms ended.
(1)
Mr. Mahoney, a director and our President and Chief Executive Officer, is an employee of the Company and is not included in this table. Mr. Mahoney did not receive any compensation for his services as a director in 2015, and his compensation as an executive of the Company is discussed in the Compensation Discussion & Analysis and Executive Compensation sections
(2)
The "Stock Awards" and "Option Awards" columns and, to the extent a director received equity in lieu of cash compensation, the "Fees Earned or Paid in Cash" column present aggregate grant date fair value (and the notes below present the individual grant date fair values) of each director's equity award computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. For a description of the assumptions used for purposes of determining grant date fair value, please see Note M — Stock Ownership Plans to our 2015 consolidated financial statements included in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2015.
(3)
The annual cash retainer paid to Mr. Dockendorff, Ms. James and Mr. MacMillan for their service as directors in 2015 was prorated to reflect each of their appointments to the Board on April 1, 2015, July 15, 2015 and April 1, 2015, respectively.

Messrs. MacMillan, N.J. Nicholas, Jr. and Pete Nicholas elected to receive equity for all or a portion of their cash retainer earned or paid in 2015. Mr. MacMillan's annual cash retainer was paid in the form of $8,654 of cash, with the remainder in the form of 50% deferred stock units and 50% stock options. Mr. N.J. Nicholas, Jr.'s annual cash retainer was paid in the form of deferred stock units. Mr. Pete Nicholas's annual cash retainer was paid in the form of restricted stock. In 2014, as a result of an administrative error in connection with our transition to new director compensation equity and deferral choices, we erroneously paid Mr. Pete Nicholas a cash payment of $17,500 and issued to Mr. N.J. Nicholas, Jr. deferred stock units with a value of approximately $1,250. Accordingly, we reduced their respective cash retainers for the first quarter of 2015 by such amounts. The following table reports the equity granted to Messrs. MacMillan, N.J. Nicholas, Jr. and Pete Nicholas in lieu of cash:

Name	Equity Award	Grant Date	Number of Shares/Units/ Options	Grant Date Fair Value	Vesting Date

Stephen P. MacMillan	Stock Options Deferred Stock Units Stock Options Deferred Stock Units Stock Options Deferred Stock Units	July 1, 2015 July 1, 2015 October 1, 2015 October 1, 2015 January 4, 2016 January 4, 2016	1,315 421 2,151 674 1,953 625	$7,495 $7,494 $11,250 $11,249 $11,249 $11,244	May 3, 2016 May 3, 2016 May 3, 2016 May 3, 2016 May 3, 2016 May 3, 2016
N.J. Nicholas, Jr.	Deferred Stock Units Deferred Stock Units Deferred Stock Units Deferred Stock Units	April 1, 2015 July 1, 2015 October 1, 2015 January 4, 2016	1,487 1,544 1,647 1,528	$26,246 $27,483 $27,488 $27,489	May 3, 2016 May 3, 2016 May 3, 2016 May 3, 2016
Pete M. Nicholas	Restricted Stock Restricted Stock Restricted Stock Restricted Stock	April 1, 2015 July 1, 2015 October 1, 2015 January 4, 2016	1,983 2,949 3,145 2,918	$35,000 $52,492 $52,490 $52,495	May 3, 2016 May 3, 2016 May 3, 2016 May 3, 2016

(4)	Each non-employee director elected at our 2015 Annual Meeting of Stockholders was granted an equity award with a value of $185,000. For each director that elected to receive restricted stock or stock options, the restricted stock and stock options vests upon the expiration of the director's current term of office. For each director that elected to receive deferred stock units, the deferred stock units vest upon the expiration of the director's current term of office and vested shares of stock will be issued to the director upon his or her separation from Board service in accordance with the 2014 Non-Employee Director Deferred Compensation Plan.
The annual equity awards to our directors during 2015 are shown below:

Name	Equity Award	Grant Date	Number of Shares/Units	Grant Date Fair Value	Vesting Date

Nelda J. Connors	Restricted Stock	May 5, 2015	10,650	$184,991	May 3, 2016
Charles J. Dockendorff*	Restricted Stock Restricted Stock	May 1, 2015 May 5, 2015	948 10,650	$16,818 $184,991	May 5, 2015 May 3, 2016
Donna A. James*	Restricted Stock	August 3, 2015	8,758	$149,849	May 3, 2016
Kristina M. Johnson	Deferred Stock Units	May 5, 2015	10,650	$184,991	May 3, 2016
Edward J. Ludwig*	Deferred Stock Units	May 5, 2015	5,325	$92,495	May 3, 2016
Stephen P. MacMillan*	Restricted Stock Deferred Stock Units	May 1, 2015 May 5, 2015	948 5,325	$16,818 $92,495	May 5, 2015 May 3, 2016
Ernest Mario	Deferred Stock Units	May 5, 2015	10,650	$184,991	May 3, 2016
N.J. Nicholas, Jr.	Deferred Stock Units	May 5, 2015	10,650	$184,991	May 3, 2016
Pete M. Nicholas	Restricted Stock	May 5, 2015	10,650	$184,991	May 3, 2016
David J. Roux	Restricted Stock	May 5, 2015	10,650	$184,991	May 3, 2016
John E. Sununu	Restricted Stock	May 5, 2015	10,650	$184,991	May 3, 2016

*	The awards granted on May 1, 2015 to Messrs. Dockendorff and MacMillan represent the annual equity award for the 2014 Board term, prorated for the time period from the effective date of their appointment to the date of the 2015 annual meeting of stockholders. The award to Ms. James represents the annual equity award for the 2015 Board term, prorated for the time period from the effective date of her appointment to the date of the 2016 annual meeting of stockholders. Messrs. Ludwig and MacMillan elected to receive their annual equity awards for the 2015 Board term in the form of 50% deferred stock units and 50% stock options.

(5)	Messrs. Ludwig and MacMillan elected to receive 50% of their annual equity awards for the 2015 Board term in the form of stock options. Accordingly, on May 5, 2015, we granted an award of 16,818 stock options with a per share exercise price of $17.37 and a grant date fair value of $92,499 to each of Messrs. Ludwig and MacMillan. The outstanding, unexercised stock options, pursuant to stock option awards previously granted to non-employee directors, at December 31, 2015 (none of which are fully vested), are shown below.

Name	Outstanding Stock Options

Edward J. Ludwig	16,818
Stephen P. MacMillan	20,284

(6)	The amounts in this column represent the "above-market" portion of 2015 earnings under the interest crediting investment option available under the Non-Employee Director Deferred Compensation Plan. The interest rate used under the plan each year is the Moody's Composite Yield on Seasoned Corporate Bonds for the month of September of the preceding year. For 2015, the interest rate used under the plan was 4.39%, the Moody's rate in September 2014. Under SEC rules, interest on non-qualified deferred compensation is considered "above-market" if the interest rate exceeds 120% of the federal long-term interest rate, with compounding at the rate that corresponds most closely to the rate under the plan, at the time the interest rate or formula is set. For 2015, 120% of the applicable federal long-term interest rate was 3.57%.

(7)	The amount in this column represents all other compensation earned by the following non-employee director in fiscal year 2015:

Name	Annual Founders Benefits(a)	Medical Benefits(a)	Personal Use of Aircraft(b)	Other Amounts(c)	Total

Pete M. Nicholas	$225,000	$12,563	$34,485	$15,419	$287,467

(a)	The amounts included in these columns represent 2015 payments to Mr. Pete M. Nicholas pursuant to his founder retirement arrangements described in the section titled "Founders' Benefits" below.
(b)
This amount represents the incremental costs to the Company of limited personal use of our corporate aircraft. The reflected amount excludes $76,708 of disallowed Company tax deductions attributable to Mr. Pete M. Nicholas for his personal use of the aircraft during the year. Mr. Pete M. Nicholas was taxed on the imputed income attributable to his personal use of the corporate aircraft and did not receive tax assistance from the Company with respect to such amount. For information about how the Company calculates incremental cost, please see footnote 7(b) under the Executive Compensation section titled "Summary Compensation Table."
(c)	This amount represents transportation services.

Founders' Benefits

In May 2005, Mr. Pete M. Nicholas, our co-founder and Chairman of the Board, and Mr. Abele, our co-founder and director emeritus, retired as employees of the Company. In connection with their retirement, the Board approved the following arrangements for Messrs. Pete M. Nicholas and Abele in May 2005:

  •
  Mr. Pete M. Nicholas receives $225,000 on an annualized basis for life, and medical coverage under our benefit policies for as long as he remains a director or "director emeritus," and continued provision of an office space and secretarial and administrative support to assist him in the performance of his duties as Chairman and other services he provides to the Company. During 2015, Mr. Pete M. Nicholas continued to have secretarial and administrative support to assist him in the performance of the services he provides to the Company. In December 2013, the Company entered into an arrangement with Mr. Pete M. Nicholas to provide office space in accordance with his founders' benefits to assist him in the performance of his duties as Chairman and other services provided to the Company. For additional information regarding the arrangement between the Company and Mr. Pete M. Nicholas, please see the "Related Party Transactions" section above. Mr. Pete M. Nicholas also receives transportation services on an as-needed basis.

  •
  Mr. Abele receives $150,000 on an annualized basis for life, and medical coverage under our benefit policies for as long as he remains a director or "director emeritus," and continued provision of an office space and secretarial and administrative support to assist him in the performance of the services he provides to the Company, as may be required.

EXECUTIVE OFFICERS

Our Executive Officers

As of March 1, 2016, our executive officers were as follows:

Name	Age	Title

Michael F. Mahoney	51	President and Chief Executive Officer
Kevin J. Ballinger	43	Senior Vice President and President, Interventional Cardiology
Supratim Bose	63	Executive Vice President and President, Asia-Pacific, Middle East and Africa
Daniel J. Brennan	50	Executive Vice President and Chief Financial Officer
Wendy Carruthers	47	Senior Vice President, Human Resources
Keith D. Dawkins, M.D.	65	Executive Vice President and Global Chief Medical Officer
Joseph M. Fitzgerald	52	Executive Vice President and President, Rhythm Management
Edward F. Mackey	53	Executive Vice President, Operations
Jeffrey B. Mirviss	50	Senior Vice President and President, Peripheral Interventions
Maulik Nanavaty	54	Senior Vice President and President, Neuromodulation
Michael P. Phalen	56	Executive Vice President and President, MedSurg
David A. Pierce	52	Senior Vice President and President, Endoscopy
Karen Prange	52	Senior Vice President and President, Urology and Pelvic Health
Timothy A. Pratt	66	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
John Bradley Sorenson	48	Senior Vice President, Manufacturing and Supply Chain
Eric Thépaut	54	Senior Vice President and President, Europe

Biographical Information About Our Executive Officers

For Michael F. Mahoney, please see his biography in Proposal 1: Election of Directors.

Kevin J. Ballinger has been our Senior Vice President and President, Interventional Cardiology since January 2013 and was our President, Interventional Cardiology from July 2011 to January 2013. In his current role, Mr. Ballinger is responsible for developing and bringing to market innovative solutions that diagnose and treat coronary artery disease and cardiac valve disorders. Mr. Ballinger has more than 20 years of interventional cardiology experience. Prior to serving as our President, Interventional Cardiology, he held a variety of engineering and general management positions within our Interventional Cardiology business unit, including Vice President and General Manager, Group Program Management Cardiology, Rhythm and Vascular from January 2010 to July 2011; Vice President of Research and Development, Peripheral Interventions from September 2008 to January 2010; and Vice President of Program Management, Cardiovascular from September 2006 to September 2008. Mr. Ballinger earned a B.S. in Mechanical Engineering from Michigan Technological University and an M.B.A. from the University of Minnesota.

Supratim Bose is our Executive Vice President and President, Asia-Pacific, Middle East and Africa, a position he has held since January 2013. Mr. Bose joined Boston Scientific in December 2011 as our Executive Vice President and President, Asia-Pacific and served in that role until he also assumed responsibility for the Company's Middle East and Africa units. Before joining Boston Scientific, Mr. Bose was Founder and Chief Executive Officer of Singapore-based Bose Consulting Group, which specialized in strategic management consulting services for the healthcare industry, from January 2010 to December 2011. He previously worked for nearly thirty years at Johnson & Johnson where he concluded his tenure as Company Group Chairman of its Medical Devices and Diagnostics business in 2009. Mr. Bose joined Johnson & Johnson Ltd. India in 1981, and held a variety of management positions of increasing responsibility. He earned a B.S. in Chemistry/Physics, a M.S. in Biophysics and a Masters in Management Studies from the Jamnalal Bajaj Institute for Management Studies at the University of Bombay. He has served as a member of the board of directors at Quattro Vascular Pte. Ltd. and Trireme Medical, and as a member of the advisory board at Singapore Management University's Lee Kong Chian School of Business. He served as a member of the board of directors of CareFusion Corporation, a role that he held from May 2014 until that company's acquisition by Becton, Dickinson and Company in March 2015.

Daniel J. Brennan is our Executive Vice President and Chief Financial Officer, a position he has held since January 2014. In this role, he is responsible for several Company functions, including Global Controllership, Global Internal Audit, Corporate Finance, Treasury, Corporate Tax, Investor Relations, and Corporate Business Development. Prior to that, he was the Company's Senior Vice President and Corporate Controller, a role he served in since January of 2010. Since joining Boston Scientific in December 1996, Mr. Brennan held roles with increased responsibilities. For 2009, Mr. Brennan served as Vice President and Assistant Corporate Controller and from 2001 through 2008, he served as Vice President of Finance and Information Technology for Worldwide Financial & Strategic Planning (2008), Investor Relations (2006-2007), International Finance (2005-2006) and the Cardiovascular Division (2001-2005). In 1999, Mr. Brennan became Group Controller of the Non-Vascular Division after previously serving as Controller of the Meditech Vascular Division. He holds a B.S. degree in Finance and Investments and an M.B.A from Babson College. Mr. Brennan is also a certified public accountant.

Wendy Carruthers has been our Senior Vice President, Human Resources since December 2012 and served as the head of Human Resources on an interim basis from August 2012 to November 2012. In her current role, Ms. Carruthers oversees the Company's human resources activities globally, including Human Resources operations and services, total rewards, talent management, and diversity and inclusion. Prior to her current role, she served as our Vice President of Global Talent Management from January 2011 to November 2012, responsible for all aspects of global talent management including the design, development and implementation of global processes and systems to enable managers to identify, attract, leverage and develop people. Ms. Carruthers has been with Boston Scientific since 2004 and was previously Vice President of Human Resources for our Europe, Middle East and Africa region, based in Paris, from June 2007 to December 2010; our Vice President of Human Resources for Europe from January 2006 to June 2007; and our Director of Human Resources for Europe from March 2004 to December 2005. Prior to joining us, Ms. Carruthers was Vice President of Human Resources, Europe for global telecommunications company Cable & Wireless. She also previously worked in human resources for Diageo, a food and beverage company, and Tesco, a U.K. supermarket chain. Ms. Carruthers holds a B.A. First Class Honors Degree in Modern Languages from the University of Salford and is a Fellow of the Chartered Institute of Personnel and Development.

Keith D. Dawkins, M.D. has been our Executive Vice President and Global Chief Medical Officer since January 2012. Prior to that, he was Senior Vice President and Chief Medical Officer of our Cardiology, Rhythm and Vascular Group. From 2008 until May 2010, he was our Senior Vice President and Associate Chief Medical Officer of our Cardiovascular business. Prior to joining Boston Scientific in 2008, Dr. Dawkins was a practicing interventional cardiologist for more than 20 years in England. He has earned a series of clinical, research and academic distinctions, including a Post-Doctoral Research Fellowship at Stanford University as a Fulbright Scholar. He served as President of the British

Cardiovascular Intervention Society, and held numerous appointments on hospital, regional and national committees, including the National Institute for Health and Clinical Excellence. He has been an author on more than 750 academic publications and presentations on a variety of cardiac topics. Dr. Dawkins was educated at London University and Guys Hospital, earning a First Class Honors degree in Pathology. He trained in cardiology at Oxford and at the Brompton & St. George's Hospital in London.

Joseph M. Fitzgerald has been our Executive Vice President and President, Rhythm Management since February 2014, having previously served as Senior Vice President and President, Cardiac Rhythm Management from July 2011. He served as Senior Vice President and President, Endovascular from February 2010 until July 2011. Prior to that, Mr. Fitzgerald was President and General Manager of our Peripheral Interventions business from June 2008 to February 2010 and President of Electrophysiology business from 2005 to 2008. Previously, he held a variety of management positions in our Neurovascular and Peripheral Interventions businesses. These included numerous regional and divisional sales management assignments up to and including his roles as Vice President, Global Marketing for the Neurovascular business from January 2001 to July 2005 and Vice President of U.S. Sales for the Neurovascular business from 1997 to January 2001. Prior to joining Boston Scientific in 1990 as a sales representative, Mr. Fitzgerald was with Anheuser Busch, Inc., where he held a variety of sales, marketing and training assignments. Mr. Fitzgerald holds a B.S. in Business from Indiana University and an M.B.A. from Southern Illinois University with a concentration in Marketing and Finance.

Edward F. Mackey has been our Executive Vice President, Operations since February 2015. Prior to joining Boston Scientific, Mr. Mackey was Worldwide President of DePuy Synthes Power Tools, a division of Johnson & Johnson from November 2012 to January 2015, and Vice President of Integration for Johnson & Johnson's acquisition of Synthes from June 2010 to November 2012. Early in his career, Mr. Mackey held management positions in Operations, Quality and Product Development at Raytheon's Mille Systems division. In 1995, he moved to Johnson & Johnson Orthopaedics as a plant manager and progressed through a series of manufacturing and supply chain leadership roles, becoming Worldwide Vice President of Supply Chain and Manufacturing for DePuy in 2007, a position he held until 2010. Mr. Mackey holds a Bachelor's degree in Mechanical Engineering from Worcester Polytechnic Institute and an M.B.A from the University of Massachusetts.

Jeffrey B. Mirviss has been our Senior Vice President and President, Peripheral Interventions since January 2013 and was our President, Peripheral Interventions from July 2011 to January 2013. Mr. Mirviss has more than 26 years of experience in medical device and pharmaceutical general management, marketing and sales. Since joining us in 1997, Mr. Mirviss also served as our Vice President, Group Global Marketing, CRV from July 2009 to July 2011 and Vice President, Global Cardiology Marketing from December 2004 to July 2009. In addition to his positions at Boston Scientific, Mr. Mirviss has worked for companies ranging in size from a pre-revenue venture-backed medical device startup to Dow 30 companies. He holds a Bachelor's degree from the University of Minnesota and an M.B.A. from the University of St. Thomas.

Maulik Nanavaty became our Senior Vice President and President, Neuromodulation in September 2011. Prior to his current role, Mr. Nanavaty was President of Boston Scientific Japan from December 2007 until September 2011. From January 2007 through November 2007, he served as Vice President and General Manager, Interventional Cardiology of Boston Scientific Japan. Mr. Nanavaty joined our Company in 2005 as Vice President, Corporate Strategy of Boston Scientific Japan and served in that capacity through December 2006. Prior to joining our Company, Mr. Nanavaty spent 16 years working in various executive positions at Baxter International, Inc. and Baxter Japan. Mr. Nanavaty is a member of the board of directors for the California Health Institute. Mr. Nanavaty earned a Ph.D. in Pharmaceutical Sciences from the University of Illinois and an M.B.A. from the University of Chicago.

Michael P. Phalen has been our Executive Vice President and President, MedSurg since January 2012. Prior to his current role, he served as Executive Vice President and President, International from January 2011. Mr. Phalen served as Senior Vice President and President of our Endoscopy business from 2010 to 2011 and Vice President and President of Endoscopy from 2001 to 2010. Mr. Phalen joined us in 1988 and has held a variety of management positions at the Company. Prior to becoming President of the Endoscopy business, he was Vice President, Business Unit Manager for Endoscopic Surgery and Vice President of Global Marketing for Endoscopy. Prior to these appointments, Mr. Phalen held positions as Director of Marketing, Group Product Manager, Regional Sales Manager, Product Manager and Territory Manager. Before joining us, he held management positions with MD Technology, Kendall Healthcare and Pennwalt Pharmaceuticals. He earned a B.S. in General Science from Villanova University and an M.B.A. from Fairleigh Dickinson University.

David A. Pierce has served as our Senior Vice President and President, Endoscopy since January 2011. Prior to his current role, Mr. Pierce served as Vice President, Marketing for the Company's Endoscopy Division from April 2006 until January 2011. From December 2004 until March 2006, Mr. Pierce was the Group Marketing Director in the Company's Endoscopy Division. He joined our Company in 1991 as a Territory Manager before assuming management-level positions of increasing responsibility. Before joining our Company, Mr. Pierce worked as a Senior Sales Representative for Airborne Express and served as a Captain in the United States Army. He earned a B.S. in Business Administration from Norwich University and an M.B.A. from Boston University.

Karen Prange is our Senior Vice President and President, Urology and Pelvic Health, a position she has held since June 2012. Prior to her career with Boston Scientific, Ms. Prange spent 17 years with Johnson & Johnson in various medical device businesses, including as Vice President and General Manager, Micrus Endovascular LLC and Codman Neurovascular from September 2010 to June 2012; Vice President and General Manager, Codman Neurovascular from August 2008 to September 2010; and Vice President, Global Marketing for Codman from June 2006 to July 2008. Ms. Prange holds a B.S. in Business Administration with honors from the University of Florida.

Timothy A. Pratt is our Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, a position he has held since February 2010. He is responsible for the worldwide management of our Legal functions, Global Compliance, Global Security, Government Affairs, Enterprise Strategy and Marketing, Health Economics and Reimbursement, Corporate Communications, and Aviation Services. Mr. Pratt joined Boston Scientific in May 2008 as our Executive Vice President, General Counsel and Secretary. Previously, Mr. Pratt worked for the law firm of Shook, Hardy & Bacon. He joined the firm in 1977 and became partner in 1981. He concentrated his practice in the defense of pharmaceutical and medical device litigation and toxic tort cases. Mr. Pratt recently served as a director on the boards of the Lawyers for Civil Justice and DRI — The Voice of the Defense Bar, and is currently serving on the board of the New England Legal Foundation. He is also active in the Federation of Defense and Corporate Counsel, where he has served as President and Chairman of the board. Mr. Pratt has served as a member of the board of directors and executive committee of AdvaMed. Mr. Pratt earned a B.A. degree at Tarkio College and graduated Order of the Coif from Drake University Law School, where he served as editor-in-chief of the Drake Law Review. After graduating, Mr. Pratt was law clerk to Judge Floyd R. Gibson of the U.S. Court of Appeals for the Eighth Circuit.

John Bradley Sorenson is our Senior Vice President, Manufacturing and Supply Chain, a position he has held since November 2014. In this role, he is responsible for the global manufacturing and distribution of our products. Mr. Sorenson has more than 16 years of medical device manufacturing experience. Prior to his current role, he held a variety of Operations positions at Boston Scientific, supporting the Cardiac Rhythm Management, Neuromodulation, Interventional Cardiology, Peripheral Interventions and Structural Heart businesses. For six years prior to his current appointment, he served as Multi-Site Vice President, Operations. Before joining Boston Scientific, he was president and COO of QRS Diagnostic and held manufacturing management positions at Federal Cartridge. Mr. Sorenson earned a B.A. in Economics from Gustavus Adolphus College and an M.B.A. from the University of Minnesota.

Eric Thépaut is our Senior Vice President and President, Europe, a position he has held since January 2015. Prior to his current role, Mr. Thépaut was Vice President Interventional Cardiology & Structural Heart, Europe, a position he held since 2012. He joined Boston Scientific Europe, in 1996, as a business finance manager and earned roles of increasing responsibility in marketing and finance, becoming Vice President, Finance, Europe, from 2002 to 2005, General Manager and Vice President, France, from 2005 to 2008, and General Manager and Vice President of the France Group, comprised of France, Benelux and Middle East North Africa, from 2009 to 2011. Before coming to Boston Scientific, Mr. Thépaut held management positions in treasury operations and auditing at Nestlé and financial planning & analysis at Apple Computer. Mr. Thépaut earned his M.B.A. at Paris Dauphine University.

Named Executive Officers

Under applicable SEC rules, we are required to disclose certain compensation and other information regarding our Chief Executive Officer, our Chief Financial Officer, and our three other most highly-compensated executive officers (referred to as our named executive officers or NEOs). Our named executive officers for the year ended December 31, 2015, are:

Michael F. Mahoney	President and Chief Executive Officer
Daniel J. Brennan	Executive Vice President and Chief Financial Officer
Joseph M. Fitzgerald	Executive Vice President and President, Rhythm Management
Edward F. Mackey	Executive Vice President, Operations
Timothy A. Pratt	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

CERTAIN BENEFICIAL OWNERSHIP MATTERS

Security Ownership of Principal Stockholders

Set forth below are stockholders known by us to be the beneficial owner of more than 5% of our common stock as of March 1, 2016. As of March 1, 2016, there were 1,354,033,627 shares of our common stock outstanding.

Name and Address	Number of Shares Beneficially Owned		Percent of Shares Outstanding

BlackRock, Inc.	96,393,998	(1)	7.12%
40 East 52nd Street, New York, NY 10022
Capital World Investors	69,045,924	(2)	5.10%
333 South Hope Street, Los Angeles, CA 90071
FMR LLC/ Abigail P. Johnson	172,233,851	(3)	12.72%
245 Summer Street, Boston, MA 02210
The Vanguard Group	94,937,112	(4)	7.01%
100 Vanguard Blvd., Malvern, PA 19355
Wellington Entities (as defined below)	94,735,468	(5)	7.00%
c/o Wellington Management Company LLP 280 Congress Street, Boston, MA 02210

(1)
Based solely on an Amendment to Schedule 13G filed with the SEC on February 10, 2016, BlackRock, Inc. (BlackRock) reported aggregate beneficial ownership of 96,393,998 shares of Boston Scientific common stock as of December 31, 2015. BlackRock reported that it possessed sole voting power with respect to 85,260,219 shares and sole dispositive power with respect to 96,393,998 shares. BlackRock also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.

(2)
Based solely on a Schedule 13G filed with the SEC on February 12, 2016, Capital World Partners reported aggregate beneficial ownership of 69,045,924 shares of Boston Scientific common stock as of December 31, 2015, as to which it disclaims beneficial ownership. Capital World Partners reported that it possessed sole voting power with respect to 69,045,924 shares and sole dispositive power with respect to 69,045,924 shares. Capital World Partners also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.

(3)
Based solely on an Amendment to Schedule 13G jointly filed by FMR LLC and Abigail P. Johnson with the SEC on February 12, 2016, FMR LLC and Abigail P. Johnson each reported aggregate beneficial ownership of the same 172,233,851 shares of Boston Scientific common stock. FMR LLC reported sole voting power with respect to 5,690,556 shares of Boston Scientific common stock and each of FMR LLC and Abigail P. Johnson reported sole dispositive power with respect to the same 172,233,851 shares, in each case, as of December 31, 2015. FMR LLC and Abigail P. Johnson reported that the following subsidiaries of FMR LLC beneficially own shares of the Company: (i) FIAM LLC (formerly known as Pyramis Global Advisors, LLC).; (ii) Fidelity Institutional Asset Management Trust Company (formerly known as Pyramis Global Advisors Trust Company); (iii) Fidelity Management Trust Company, Inc.; (iv) FMR Co., Inc.; and (v) Strategic Advisors Inc.

(4)
Based solely on an Amendment to Schedule 13G filed with the SEC on February 10, 2016, The Vanguard Group (Vanguard) reported aggregate beneficial ownership of 94,937,112 shares of Boston Scientific common stock as of December 31, 2015. Vanguard reported that it possessed sole voting power with respect to 2,475,362 shares, sole dispositive power with respect to 92,295,742 shares, shared voting power with respect to 135,700 shares and shared dispositive power with respect to 2,641,370 shares. Vanguard also reported that (i) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 2,086,153 shares as a result of its serving as investment manager of collective trust accounts and (ii) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 944,426 shares as a result of its serving as investment manager of Australian investment offerings.

(5)
Based solely on an Amendment to Schedule 13G jointly filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP

  (collectively, the Wellington Entities) with the SEC on February 11, 2016, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP reported aggregate beneficial ownership of 94,735,468 shares of Boston Scientific common stock as of December 31, 2015. The same entities reported that they shared voting power with respect to 23,308,825 shares and shared dispositive power with respect to 94,735,468 shares. Wellington Management Company LLP reported aggregate beneficial ownership of 92,662,154 shares of Boston Scientific common stock, shared voting power with respect to 22,183,545 shares of Boston Scientific common stock, and shared dispositive power with respect to 92,662,154 shares of Boston Scientific common stock as of December 31, 2015. The Wellington Entities also reported that they did not possess sole voting power or sole dispositive power over any shares beneficially owned.

Security Ownership of Directors and Executive Officers

The following table shows, as of March 1, 2016, the amount of our common stock beneficially owned by:

  •
  our directors and director nominees;

  •
  our executive officers named in the Summary Compensation Table; and

  •
  all of our directors and executive officers as a group.

"Beneficial ownership" includes those shares of our common stock the reporting person has the power to vote or transfer, stock options that are currently exercisable or exercisable within 60 days, and deferred stock units that will vest within 60 days. Unless otherwise indicated, the persons named below have sole voting and investment power over the shares listed.

Name	Number of Shares Beneficially Owned	Percent of Shares Outstanding

Nelda J. Connors(1)	101,396	*
Charles J. Dockendorff(2)	41,598	*
Donna A. James(3)	8,758	*
Kristina M. Johnson(4)	95,677	*
Edward J. Ludwig(5)	30,825	*
Stephen P. MacMillan(6)	7,993	*
Ernest Mario(7)	226,780	*
N.J. Nicholas, Jr.(8)	1,287,986	*
Pete M. Nicholas(9)	6,721,409	*
David J. Roux(10)	28,400	*
John E. Sununu(11)	92,407	*
Ellen M. Zane(12)	0	*
Michael F. Mahoney(13)	3,259,473	*
Daniel J. Brennan(14)	391,847	*
Joseph M. Fitzgerald(15)	728,326	*
Edward F. Mackey(16)	45,762	*
Timothy A. Pratt(17)	1,258,832	*
All directors and executive officers as a group (27 persons)(18)	17,782,429	1.31%

*
Reflects beneficial ownership of less than one percent (1%) of our outstanding common stock.

(1)
Ms. Connors' beneficial ownership includes 10,650 shares of restricted stock as to which she has sole voting but not investment power, as the shares are unvested until the Annual Meeting, and 77,569 shares of restricted stock deferred pursuant to our Non-Employee Director Deferred Compensation Plan as to which Ms. Connors has neither voting nor investment power until such shares are distributed in accordance with the plan.

(2)
Mr. Dockendorff's beneficial ownership includes 10,650 shares of restricted stock as to which he has sole voting but not investment power, as the shares are unvested until the Annual Meeting.

(3)
Ms. James' beneficial ownership includes 8,758 shares of restricted stock as to which she has sole voting but not investment power, as the shares are unvested until the Annual Meeting.

(4)
Dr. Johnson's beneficial ownership includes 85,027 shares of restricted stock deferred and 10,650 deferred stock units deferred pursuant to our Non-Employee Director Deferred Compensation Plan as to which Dr. Johnson has neither voting nor investment power until such shares are distributed in accordance with the plan. It excludes 9,815 common stock equivalents which Dr. Johnson received under our Non-Employee Director Deferred Compensation Plan in connection with her deferral of certain director cash retainer amounts.

(5)
Mr. Ludwig's beneficial ownership includes 18,502 deferred stock units deferred pursuant to our Non-Employee Director Deferred Compensation Plan the underlying shares of which Mr. Ludwig has neither voting nor investment power until such shares are distributed in accordance with the plan.

(6)
Mr. MacMillan's beneficial ownership includes 7,045 deferred stock units deferred pursuant to our Non-Employee Director Deferred Compensation Plan the underlying shares of which Mr. MacMillan has neither voting nor investment power until such shares are distributed in accordance with the plan.

(7)
Dr. Mario's beneficial ownership includes 130,098 shares of restricted stock deferred and 10,650 deferred stock units deferred pursuant to our Non-Employee Director Deferred Compensation Plan as to which Dr. Mario has neither voting nor investment power until such shares are distributed in accordance with the plan. It excludes 17,593 common stock equivalents which Dr. Mario received under our Non-Employee Director Deferred Compensation Plan in connection with his deferral of certain director cash retainer amounts.

(8)
Mr. N.J. Nicholas' beneficial ownership includes 106,475 shares of common stock held by Mr. N.J. Nicholas, as sole trustee of a revocable trust. It also includes 834,361 shares of common stock held by Ms. Ruth L. Nicholas and Mr. N.J. Nicholas, as sole trustees of an irrevocable trust for the benefit of Mr. Pete M. Nicholas' children and spouse, as to which Mr. N.J. Nicholas disclaims beneficial ownership and which shares are pledged as security and held in collateral accounts predating, and "grandfathered" under, the Company's Prohibition on Hedging and Pledging Policy described in the Compensation Discussion & Analysis section titled "Prohibition on Pledging and Hedging the Economic Value of our Common Stock." Mr. N.J. Nicholas' beneficial ownership also includes 225,000 shares held in IRA accounts, 1,900 shares held in a charitable trust of which Mr. N.J. Nicholas is a trustee and to which he disclaims beneficial ownership, and 83,996 shares of restricted stock deferred and 36,254 deferred stock units deferred pursuant to our Non-Employee Director Deferred Compensation Plans as to which Mr. N.J. Nicholas has neither voting nor investment power until such shares are distributed in accordance with the plan. It excludes 152,000 shares held by Mr. Pete M. Nicholas, Llewellyn Nicholas and Anastasios Parafestas, as Trustees of five irrevocable trusts for the benefit of Mr. N.J. Nicholas' children as to which Mr. N.J. Nicholas disclaims beneficial ownership and 66,826 common stock equivalents which Mr. N.J. Nicholas received pursuant to our Non-Employee Director Compensation Plan in connection with his deferral of certain director cash retainer amounts.

(9)
Mr. Pete M. Nicholas' beneficial ownership includes 19,662 shares of restricted stock as to which Mr. Pete M. Nicholas has sole voting but not investment power, as the shares are unvested until the Annual Meeting. It also includes 1,918,854 shares owned jointly with his spouse and 3,085,215 shares of common stock held by Promerica L.P., a family limited partnership of which Mr. Pete M. Nicholas is general partner and as to which he is deemed to have beneficial ownership. All shares owned by Mr. Pete M. Nicholas jointly with his spouse and all shares held by Promerica L.P., as well as 1,390,042 of the shares held directly by Mr. Pete M. Nicholas, are pledged as security and held in collateral accounts predating, and "grandfathered" under, the Company's Prohibition on Hedging and Pledging Policy described in the Compensation Discussion & Analysis section titled "Prohibition on Pledging and Hedging the Economic Value of our Common Stock." Mr. Pete M. Nicholas' beneficial ownership includes an aggregate of 152,000 shares held by Mr. Pete M. Nicholas, Llewellyn Nicholas and Anastasios Parafestas, as trustees of five irrevocable trusts for the benefit of Mr. N.J. Nicholas' children as to which Mr. Pete M. Nicholas disclaims beneficial ownership. Mr. Pete M. Nicholas' beneficial ownership excludes 834,361 shares of common stock held by Ms. Ruth L. Nicholas and Mr. N.J. Nicholas, as sole trustees of an irrevocable trust for the benefit of Mr. Pete M. Nicholas' children and spouse, as to which Mr. Pete M. Nicholas disclaims beneficial ownership and which shares are pledged as security and held in collateral accounts.

(10)
Mr. Roux's beneficial ownership includes 10,650 shares of restricted stock as to which Mr. Roux has sole voting but not investment power, as the shares are unvested until the Annual Meeting.

(11)
Mr. Sununu's beneficial ownership includes 10,650 shares of restricted stock as to which Mr. Sununu has sole voting but not investment power, as the shares are unvested until the Annual Meeting. It also includes 68,580 shares of restricted stock deferred and 13,177 deferred stock units deferred pursuant our Non-Employee Director Deferred Compensation Plans as to which Mr. Sununu has neither voting nor investment power until such shares are distributed in accordance with the plan.

(12)
Ms. Zane will receive an initial equity award on May 2, 2016.

(13)
Mr. Mahoney's beneficial ownership includes 1,426,896 shares of common stock subject to stock options exercisable within 60 days of March 1, 2016.

(14)
Mr. Brennan's beneficial ownership includes 238,542 shares of common stock subject to stock options exercisable within 60 days of March 1, 2016.

(15)
Mr. Fitzgerald's beneficial ownership includes 487,556 shares of common stock subject to stock options exercisable within 60 days of March 1, 2016. His beneficial ownership also includes 68,790 shares held in his 401(k) Plan account.

(16)
Mr. Mackey's beneficial ownership includes 19,226 deferred stock units subject to vesting and 25,107 shares of common stock subject to stock options exercisable within 60 days of March 1, 2016.

(17)
Mr. Pratt's beneficial ownership includes 920,181 shares of common stock subject to stock options exercisable within 60 days of March 1, 2016.

(18)
This amount includes an aggregate of 19,226 deferred stock units subject to vesting within 60 days of March 1, 2016, 5,263,738 shares of common stock subject to stock options exercisable within 60 days of March 1, 2016, and 71,219 shares held in the 401(k) Plan accounts of our executive officers. Please refer to footnotes one through 18 above for additional details regarding the holdings of our directors, our director nominees and our NEOs. This amount does not include Ms. Zane, who was not a director as of March 1, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons beneficially holding more than 10% of our common stock to file reports of their ownership of our common stock and any changes in that ownership with the SEC. Specific due dates for these reports have been established and we are required to report any failure to file by these dates during fiscal year 2015. To our knowledge, all of these filing requirements were timely satisfied by our directors, executive officers and 10% stockholders except that on March 10, 2016, a Form 4 was filed on behalf of N.J. Nicholas, Jr. reporting a distribution from a trust that took place in August 2014. In making these statements, we have relied upon the written representations of our directors and executive officers and copies of reports that have been filed with the SEC.

COMPENSATION DISCUSSION & ANALYSIS

This discussion and analysis describes material elements of our 2015 compensation program for our NEOs.

Executive Summary

Company Strategic Imperatives and Select Business Results Linked to 2015 Executive Compensation

During 2015, we continued to focus on the five strategic imperatives we launched in 2013 to help drive innovation, accelerate profitable revenue growth and increase stockholder value:

  •
  Strengthen execution to grow share in our served markets.

  •
  Expand into high growth adjacencies that complement our core businesses.

  •
  Drive global expansion, including in emerging markets.

  •
  Fund the journey to fuel growth through optimization and cost reduction initiatives and a re-allocation of spending to support growth initiatives.

  •
  Develop key capabilities to enable delivery of economic- and customer-focused products and solutions aligned with marketplace needs.

With respect to our performance in 2015 relative to the financial performance metrics used in our short- and long-term incentive programs, we:

  •
  Generated GAAP (as defined below) net sales of $7.477 billion and net sales on a constant currency basis excluding sales from a significant acquired business (SFX net sales) of $7.910 billion.

  •
  Reported a GAAP net loss per share of $(0.18) and generated adjusted net income per share (adjusted EPS) of $0.93.

  •
  Generated GAAP cash flow from operating activities of $600 million and adjusted free cash flow of $1.331 billion.

SFX net sales, adjusted EPS and adjusted free cash flow are not prepared in accordance with generally accepted accounting principles in the United States (GAAP). For a reconciliation of these financial measures to the most directly comparable GAAP financial measures and insight into how these non-GAAP measures are considered by management, please see Annex A.

Pay for Performance

Our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by achievement of Company and individual performance targets in support of our business strategy and creation of long-term stockholder value.

CEO's Realizable Total Direct Compensation Aligns with Company Performance

The following chart shows the value of the primary elements of total direct compensation (TDC), consisting of base salary and annual short- and long- term incentives, for our Chief Executive Officer in 2015 (i) at "target" opportunity as considered by our Compensation Committee; (ii) as disclosed in our Summary Compensation Table; and (iii) as "realizable" at December 31, 2015. These values were calculated using the 2015 base salary, annual equity incentives, and Annual Bonus Plan award amounts for our Chief Executive Officer as set forth in the footnotes to the chart below.

Amounts in the "Target" column consist of the following:

  •
  the annual equity awards granted on February 23, 2015, with (a) stock options valued using the Black-Scholes valuation model described in the footnotes to the Executive Compensation section titled "Summary Compensation Table" and (b) service-based deferred stock units (DSUs) and performance-based DSUs valued at target (the number of units and target units awarded multiplied by the closing price of our common stock on the date of grant);

  •
  the target 2015 Annual Bonus Plan award; and

  •
  the annual base salary approved in February 2015.

Amounts in the "Summary Compensation Table" column consist of the following:

  •
  the annual equity awards granted on February 23, 2015, with the value of each award determined in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718, as described in the footnotes to the Executive Compensation section titled "Summary Compensation Table";

  •
  the actual 2015 Annual Bonus Plan award; and

  •
  the annual base salary earned in 2015.

Amounts in the "Realizable" column consist of the following:

  •
  the annual equity awards granted on February 23, 2015, with (a) stock options valued at their intrinsic value (number of options awarded multiplied by the closing price of our common stock on December 31, 2015 less the exercise price of such options), (b) service-based DSUs valued using the number of units awarded multiplied by the closing price of our common stock on December 31, 2015, (c) Total Shareholder Return (TSR) performance-based DSUs valued at maximum due to the Company's TSR rank being 1st out of 51 in 2015 (the maximum number of units multiplied by the closing price of our common stock on December 31, 2015), and (d) the free cash flow (FCF) performance-based DSUs valued using 108.8% of the target FCF performance-based DSUs (the actual percentage of target units earned under the program) multiplied by the closing price of our common stock on December 31, 2015;

  •
  the actual 2015 Annual Bonus Plan award; and

  •
  the annual base salary earned in 2015.

The significant difference in value of the long-term incentive compensation portion of our Chief Executive Officer's TDC reflected in the "Realizable" column of the chart above relative to the values reflected in the "Target" and "Summary Compensation Table" columns is primarily due to:

  •
  The increase in the closing price of our common stock on December 31, 2015 ($18.44) compared to the closing price of our common stock on February 23, 2015 ($16.31), the date of grant for the 2015 annual equity awards;

  •
  the 2015 TSR performance-based DSUs being valued at 200% of target as a result of the Company's TSR performance in 2015 relative to that of the other companies in the S&P 500 Healthcare Index, i.e., being ranked 1st out of 51 for the 2015 performance period; and

  •
  the 2015 FCF performance-based DSUs being valued at 108.8% of target as a result of the Company's FCF performance in 2015.

We believe that our CEO's "Realizable" TDC in light of the Company's strong stock price increase and TSR and FCF performance during 2015 demonstrates the alignment of our CEO's pay with Company performance and the long-term interests of our stockholders.

A Significant Portion of our NEOs' 2015 Target TDC is At-Risk, Performance-Based Compensation

Our Compensation Committee ties a significant portion of the primary elements of our executives' target TDC to at-risk, performance-based incentive opportunities. For 2015, 84% of the target value of the primary elements of TDC for our NEOs as a group (including our CEO) consisted of at-risk, performance-based incentive compensation, which was comprised of the following:

  •
  15% Short-Term Cash Incentive Awards, with:

  ➢
  Funding of the Total Bonus Pool tied to Company performance measured against adjusted EPS and SFX net sales performance targets.

  ➢
  Allocation of the Total Bonus Pool, as funded, based on business and functional performance measured against their respective financial and/or operational performance targets.

  ➢
  Actual payout adjusted based on each individual's performance.

  •
  69% Long-Term Equity Incentive Awards, with mix of opportunity comprised of:

  ➢
  25% Company performance-based deferred stock units (DSUs), a percentage of which is earned based on the total shareholder return (TSR) of our common stock relative to that of the other companies in the S&P 500 Healthcare Index over a three-year performance period.

  ➢
  25% performance-based DSUs, a percentage of which is earned based on our adjusted free cash flow (FCF) measured against our target performance over a one-year performance period and subject to service-based vesting over a three-year period (inclusive of the performance period).

  ➢
  25% stock options, with ultimate value tied to the performance of our stock price.

  ➢
  25% service-based DSUs, with ultimate value tied to the performance of our stock price.

The percentages above were calculated using the 2015 base salary, target equity values and target Annual Bonus Plan award amounts for our NEOs set forth in the footnote to the charts below. The percentages exclude the new hire equity incentive award granted to Mr. Mackey in March 2015 pursuant to his offer letter. The new hire equity incentive award was primarily intended to incentivize Mr. Mackey to become our Executive Vice President, Operations, taking into consideration the value of the unvested equity that he relinquished by leaving his position with his prior employer. The allocation of the target value of the primary elements of TDC for our Chief Executive Officer and for our other NEOs as a group in 2015 was as follows:

(1)
The charts reflect the value of the primary elements of 2015 TDC opportunity as considered by the Compensation Committee as follows: (i) the annual equity awards granted to our CEO/other NEOs on February 23, 2015, with stock options valued per the Black-Scholes valuation model described in the footnotes to the Executive Compensation section titled "Summary Compensation Table" and with both service-based DSUs and Company performance-based DSUs valued at target (using the number of units and target units awarded multiplied by the closing price of our common stock on the date of grant); (ii) the target Annual Bonus Plan awards; and (iii) the annual base salaries approved in February 2015 and, for Mr. Mackey, the annual base salary provided in his offer letter. The chart does not include the new hire equity incentive awards granted to Mr. Mackey in March 2015 in accordance with his offer letter. For a discussion of the terms of Mr. Mackey's offer letter see "Elements of 2015 Executive Compensation — Other Awards — Offer Letter for Edward F. Mackey."

We believe our emphasis on at-risk, performance-based incentive compensation — consisting of our Annual Bonus Plan awards and long- term equity awards — aligns our executives with our business strategy and the short- and long-term interests of our stockholders, providing "pay for performance" and putting a significant portion of our executives' pay "at risk."

Executive Compensation Program Best Practices

Our Compensation Committee believes that a strong foundation for our compensation program is necessary to execute our executive compensation philosophy effectively. The following key aspects of executive compensation best practices serve as the foundation for our compensation program:

  ✓
  Use a mix of short- and long-term incentive compensation, with an emphasis on long-term compensation.

  ✓
  Use a mix of fixed and variable compensation, with an emphasis on variable, at-risk performance-based compensation.

  ✓
  Require a "double-trigger" (both a change in control and termination without cause or for good reason) for cash payments and accelerated vesting of equity awards where the surviving or acquiring entity substitutes or assumes outstanding equity awards.

  ✓
  Do not provide income tax gross-ups (except on relocation benefits).

  ✓
  Do not provide any excise tax gross-ups on severance or other payments in the event of a change in control.

  ✓
  Maintain stock ownership guidelines for our executives and directors.

  ✓
  Have a policy for the recovery, commonly referred to as a "claw-back," of all or a portion of certain incentive compensation awards under certain circumstances.

  ✓
  Use internal pay equity analysis.

  ✓
  Use peer group company comparative analysis.

  ✓
  Engage an independent compensation consultant reporting directly to the Compensation Committee.

  ✓
  Perform risk assessment of incentive compensation policies and programs.

  ✓
  Do not pay dividend equivalents paid on unvested performance-based DSUs or service-based DSUs.

  ✓
  Do not permit repricing of underwater stock options without stockholder approval.

  ✓
  Prohibit pledging or hedging of the economic value of our common stock by our executives and directors1.

Say on Pay

At our 2015 Annual Meeting of Stockholders, we asked our stockholders to vote, on an advisory basis, on the 2014 compensation of our then named executive officers as disclosed in our 2015 Proxy Statement, commonly referred to as a "say-on-pay" advisory vote. Our stockholders approved the compensation of our then-named executive officers with approximately 98% of the votes cast voting in favor of the proposal. In connection with its review of our compensation program against our executive compensation philosophy and business objectives, our Compensation Committee took into consideration the modifications it had already made in prior years to our compensation programs in support of our executive compensation philosophy and best practices, the results of the say-on-pay advisory vote, as well as feedback the Company received on the matter from its stockholders in prior years. As a result, our Compensation Committee concluded that it would retain our compensation program's emphasis on at-risk, performance-based incentive compensation.

How We Determine Executive Compensation

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by achievement of Company, business and individual performance targets/objectives in support of our business strategy and creation of long- term stockholder value. The core objectives of our compensation program are to:

  •
  Attract, retain, and engage top talent.

  •
  Reinforce our culture of quality.

1 Hedging and pledging arrangements of any of our directors that were in existence prior to January 1, 2011 are exempt from the policy.

  •
  Align management's interests with the long-term interests of our stockholders.

  •
  Incentivize achievement of key Company, business and individual targets/objectives to support our business strategy.

  •
  Appropriately manage compensation risk in light of our business strategy.

Our Compensation Committee evaluates executive compensation best practices and makes modifications to our compensation program that it determines are appropriate to support our executive compensation philosophy.

Competitive Market Analysis

Our Compensation Committee considers executive compensation comparative data of our peer group companies in order to facilitate an understanding of trends and comparative practices in executive compensation generally, as well as with respect to the specific levels and mix of target compensation opportunities provided to our executives and program design in the market within which we compete for top talent. The companies in our peer group (i) are in two Global Industry Classification Standard (GICS) Industry Groups, which include companies generally focused on a comparable industry (customer base and product offerings) such as pharmaceuticals, biotechnology & life sciences and healthcare equipment & services companies, and (ii) generally have a comparable size (0.5x to 2x) in relation to one or both of our revenue and market capitalization. Additional characteristics of our peer group companies may include being listed in three or more of our comparable companies' peer groups and being in our GICS Sub-Industry (healthcare equipment).

Our Compensation Committee reviews the composition and appropriateness of our peer group companies for executive compensation comparative purposes annually. Following a review in February 2015, our Compensation Committee made no changes to our 2014 peer group companies for 2015 executive compensation comparative purposes. Our 2015 peer group companies are listed below. At the time of review, our revenue for 2014 was within a reasonable range of the median revenue of our peer group companies for the prior four quarters and our market capitalization as of December 31, 2014 was within a reasonable range of the median market capitalization of our peer group companies.

Allergan, Inc.	C.R. Bard	St. Jude Medical, Inc.
Baxter International Inc.	Edwards Lifesciences	Stryker Corporation
Becton, Dickinson and Company	Hospira, Inc.	Thermo Fisher Scientific, Inc.
CareFusion Corp	Medtronic, Inc.	Zimmer Biomet Holdings, Inc.
Covidien Ltd.

For 2015, general industry survey data was also used for executive compensation comparative purposes for positions where sufficient peer group proxy data was not available. When making its determinations, the Compensation Committee was not aware of the constituent companies used in the general industry survey.

In July 2015, our Compensation Committee reviewed the composition and appropriateness of our peer group companies for future executive compensation comparative purposes and removed from our peer group Allergan, Inc., CareFusion Corp. and Covidien Ltd., which were acquired by other companies. As a result of the reduction in the peer group, to ensure the statistical reliability of the market data, our Compensation Committee added to our peer group Abbott Laboratories, Mylan, Inc., Quest Diagnostics Incorporated and Varian Medical Systems, Inc.

Internal Pay Equity and Other Considerations

Our Compensation Committee considers the primary elements of each executive's TDC opportunity compared to that of our other executives as well as the economic and retentive value of prior equity awards received by our executives in determining their current and future compensation.

Risk Considerations

Our Compensation Committee considers whether our executive compensation program is appropriately aligned with business risk by examining the potential effects that elements of our executive compensation program may have on such business risk. This includes, among other things, the mix of fixed and variable compensation; the mix of short- and long-term compensation; the mix of long-term equity incentives; mix of performance metrics, weighting, measurement, and payout timing; discretion and caps on short-term incentives; award size, vesting schedules and performance and other terms of long-term equity incentives; and other incentive opportunities and their features. Our Compensation Committee also considers mitigating design elements, including among other things, our recovery of incentive compensation awards policy and other recovery and forfeiture provisions relating to incentive compensation awards and other benefits, executive stock ownership guidelines, and hedging/pledging prohibition. For more details on these policies and guidelines, please see "Recovery of Incentive Compensation Awards Policy and Provisions," "Executive Stock Ownership Guidelines" and "Prohibition on Pledging and Hedging the Economic Value of our Common Stock." For more information about our assessment of compensation policies and practices as they relate to our risk management, please see "Risk Assessment of our Compensation Programs."

Performance Considerations

We utilize a performance, development and coaching (PDC) process to help guide individual development and performance discussions and assess annual performance. With respect to each of our executives that report directly to him, our Chief Executive Officer undertakes his or her annual PDC reviews, assesses his or her performance results and makes related compensation recommendations to our Compensation Committee for its consideration. Our Compensation Committee reviews our Chief Executive Officer's performance objectives and oversees the evaluation of our Chief Executive Officer's performance in relation to those objectives. For 2015, the overall performance of our executives, including our NEOs, was rated on a 3-point scale designed to support a culture of high performance and accountability with clear expectations. This scale consisted of "outstanding," "successful" and "improvement required." These performance achievement indicators, among the other considerations reviewed in this discussion and analysis, influence our executives' base salaries, the individual component of their Annual Bonus Plan awards and, as an indication of future performance potential, their long-term equity incentive awards.

Chief Executive Officer and Compensation Committee Judgment

The application of Chief Executive Officer and Compensation Committee judgment is an important factor in setting and determining executive pay. We do not employ a purely formulaic approach to our executive compensation program. Target market guidelines and individual target TDC, financial and operational targets, individual performance objectives and funding formulae are established in advance; however, other Company and individual performance and other considerations (such as budgets, costs to the Company, our quality objectives, changes in executive roles or responsibilities and current economic conditions) may also be taken into account. For example, while the funding formula tied to Company-level financial performance targets are set in advance under our Annual Bonus Plan, our Compensation Committee is able to reduce the Total Bonus Pool funding percentage (to not less than 50% of the target) based on its assessment of the Company's progress toward achievement of our quality objectives.

Participants in the Compensation Process

Our Compensation Committee bears principal responsibility for, among other things, structuring our executive compensation program and making individual executive compensation determinations. To help facilitate informed determinations with respect to its responsibilities, our Compensation Committee engages an independent compensation consultant, Frederic W. Cook & Co. (Cook & Co.), which serves at the direction and under the supervision of our Compensation Committee. For further information about our Compensation Committee and its composition, processes and responsibilities and about the services provided by Cook & Co., please see the Meetings and Board Committees section titled "Executive Compensation and Human Resources Committee." Cook & Co. and certain members of management support our Compensation Committee with respect to the following, among other things:

Frederic W. Cook & Co. (independent compensation consultant)

•

Expertise-based advice, research and analytical services, including peer group composition and trends and comparative practices in executive compensation, program design and non-employee director compensation.

•

Commentary and/or recommendations as to the foregoing.

•

Participation in Compensation Committee meetings.

Management
Senior Vice President, Human Resources and other Total Rewards Management

•

Expertise-based advice, research and analytical services, including trends and comparative practices in executive compensation and program design.

•

Commentary and/or recommendations as to the foregoing.

•

Participation in Compensation Committee meetings.

Chief Executive Officer and other Executives

•

Individual executive PDC performance reviews for direct reports.

•

Through our Chief Executive Officer, performance assessment for executives (other than the Chief Executive Officer) and recommendations as to payments and adjustments.

•

Participation in Compensation Committee meetings.

Elements of 2015 Executive Compensation

Primary Elements of Total Direct Compensation

We compensate our executives primarily through total direct compensation, namely in the form of base salary and short- and long-term incentives (the primary elements of TDC). Our primary elements of TDC are heavily weighted towards variable, at-risk performance-based elements, which is reflected in the charts under the section above titled "A Significant Portion of our NEOs' 2015 Target TDC is At-Risk, Performance-Based Compensation." For 2015, only 16% of the target value of the primary elements of TDC for our NEOs as a group (including our CEO) consisted of fixed compensation in the form of base salary, while variable, at-risk performance-based compensation accounted for the remaining 84% of the primary elements of TDC. These percentages were calculated using the 2015 base salary, target equity values and target Annual Bonus Plan award amounts for our NEOs set forth in the footnotes to the charts under the section titled "A Significant Portion of our NEOs' 2015 Target TDC is At-Risk, Performance-Based Compensation."

The key features and objectives of the primary elements of our NEOs' 2015 TDC are summarized in the table below.

TDC Elements	Key Features	Objectives

Base Salary	Fixed annual cash amount, paid at regular intervals.	Provide stable source of income.
Short-Term Incentives — Annual Bonus Plan Awards	At risk, performance-based annual cash incentive opportunity.	Align executive compensation with our business strategy and quality objectives.

Funding of Total Bonus Pool based on Company performance against two important financial performance targets; allocation of Total Bonus Pool, as funded, based on regional, business and functional performance against their specific financial and/or operational performance targets; and actual payout based on individual performance.
Focus talent/organization and reward based on important Company-wide financial measures; specific regional, business or functional unit financial and/or operational measures; and individual performance objectives.
Long-Term Incentives — Equity Awards	At risk, performance-based equity incentive opportunity.	Focus talent/organization on important financial measures and long-term stockholder value.
	Mix of opportunity comprised of:	Reward based on:
	—25% target TSR performance-based DSUs	—Our TSR relative to that of other S&P 500 Healthcare Index companies
	—25% target FCF performance-based DSUs	—Our adjusted free cash flow measured against our target performance
	—25% stock options	—Our stock price
	—25% service-based DSUs	—Our stock price

While our Compensation Committee considers the median market position relative to our peer group companies for comparable positions, individual target opportunities may vary based on our Compensation Committee's consideration of other factors, including those discussed under "How We Determine Executive Compensation." The target value of the primary elements of the TDC for our NEOs as a group for 2015 was below the market median. The primary elements of NEO TDC for 2015 is discussed below and reported in the Executive Compensation section titled "Summary Compensation Table" under the Salary, Stock Awards, Option Awards and Non-Equity Incentive Plan Compensation columns.

Base Salary

In setting base salaries for our executives, our Compensation Committee generally considers their market position relative to our peer group companies' executives with comparable positions and scope of responsibilities, our annual merit-increase budget, our performance for the prior year, the executive's experience and scope of responsibilities, internal pay equity relative to other executives and the executive's performance evaluation under the prior year's PDC process.

2015 NEO Base Salaries

In determining the 2015 base salaries of our NEOs (other than our Chief Executive Officer and Executive Vice President, Operations), our Compensation Committee also considered the recommendations of our Chief Executive Officer in light of the general factors discussed above, including their overall performance ratings for the prior year  — with Messrs. Fitzgerald and Pratt successfully meeting the high expectations of each of them for 2014 and Mr. Brennan delivering outstanding performance for 2014. In addition, the increase in Mr. Brennan's base salary was intended to move his base salary closer to the median market position for chief financial officers of our peer group companies. In determining the 2015 base salary of Mr. Mahoney, our Compensation Committee considered the general factors discussed above, including his overall performance successfully meeting the high expectations of him for 2014 as our President and Chief Executive Officer.

The 2015 base salaries (rounded to the nearest thousand) of our NEOs (other than Mr. Mackey) as well as the percentage increase from their 2014 base salaries are set forth below:

Name	2014 Base Salary	2015 Base Salary	% Increase

Michael F. Mahoney	$925,000	$975,000	5.4%
Daniel J. Brennan	$450,000	$500,000	11.1%
Joseph M. Fitzgerald	$460,000	$485,000	5.4%
Timothy A. Pratt	$630,000	$640,000	1.6%

Executive Vice President, Operations Base Salary

Edward F. Mackey.    Our Board appointed Mr. Mackey as our Executive Vice President — Operations effective February 2, 2015 with a base salary of $450,000 pursuant to his offer letter. In setting Mr. Mackey's 2015 salary, our Compensation Committee considered the recommendation of our Chief Executive Officer, internal pay equity relative to our other executives and Mr. Mackey's experience and compensation package with his previous employer. For a discussion of the terms of Mr. Mackey's offer letter see "Elements of 2015 Executive Compensation — Other Awards — Offer Letter for Edward F. Mackey."

Short-Term Incentives

Our Compensation Committee annually reviews the design of our Annual Bonus Plan to help ensure that the program continues to support our executive compensation philosophy and core compensation program objectives. In finalizing the design for 2015, our Compensation Committee retained the provisions of our 2014 Annual Bonus Plan, which was designed to reinforce the concept of "pay for performance," align our short-term incentives with important financial and operational measures and the long-term interests of our stockholders, and to incentivize and reward individual performance.

Total Bonus Pool Funded Based on Company Performance

Under the 2015 Annual Bonus Plan, a single Company-wide Total Bonus Pool is funded by the Company's performance measured against important Company-level financial performance metric targets, thereby reinforcing the importance of the Company's performance as a whole (which reflects the performance of our regions, businesses and functions). For 2015, our Compensation Committee:

  •
  Selected adjusted EPS and SFX net sales as our Company-level financial performance metrics, which measures were used to set important Company financial and operational performance goals for the year.

  •
  Set Company performance level targets for those metrics at $0.88 and $7.779 billion, respectively.

For a description of how we calculate these non-GAAP financial measures as well as a reconciliation of these measures to the most directly comparable GAAP measures and insight into how these non-GAAP measures are considered by management, please see the Executive Compensation section titled

"Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2015 Annual Bonus Plan" and Annex A, respectively.

In February 2015, our Compensation Committee approved the Total Bonus Pool funding scale for the Company's 2015 performance measured against our 2015 Company-level performance metric targets for adjusted EPS and SFX net sales set forth in the table below. Each metric has a 50% weighting.

Adjusted EPS and SFX Net Sales (As a Percent of Target)	Total Bonus Pool Funding Range

<90%	50%
90% to <95%	50% to 60%
95% to <97%	65% to 85%
97% to <103%	90% to 110%
103% to <105%	110% to 130%
105% to 110%+	130% to 150%

However, in order to reinforce the importance of "top line" growth to the Company, Total Bonus Pool funding is capped at 90% in the event that the Company's SFX net sales are below 97% of target. In addition, our Compensation Committee has the discretion to decrease the Total Bonus Pool funding percentage (to not less than 50% of the target) based on its assessment of the Company's performance relative to our quality objectives. For 2015, our quality objectives related to our quality culture, training, audits, reporting, compliance environment, and quality systems operations. Our Compensation Committee considers quality objectives to be appropriate in emphasizing our commitment to continually improving and sustaining our quality systems, our quality compliance and product performance, thereby enhancing stockholder value.

For 2015, based on our adjusted EPS of $0.93 per share and SFX net sales of $7.910 billion, we achieved 105.6% of the target level for adjusted EPS (in the range of 105% to 110%+ of target, which correlates to a bonus range of 130% to 150%) and 101.7% of the target level for SFX net sales (in the range of 97% to <103% of target, which correlates to a bonus range of 90% to 110%). Accordingly, the funding range for our 2015 Total Bonus Pool was between 110% and 130%. In accordance with the terms of the plan and after taking into consideration the Company's overall 2015 financial performance and performance against quality objectives, our Chief Executive Officer recommended, and our Compensation Committee approved, funding the 2015 Total Bonus Pool at 130%.

Funded Total Bonus Pool Allocated to Participating Units

Under the 2015 Annual Bonus Plan, the Total Bonus Pool, as funded, is allocated by the Compensation Committee to each participating regional, business, and functional unit taking into consideration our Chief Executive Officer's recommendations in light of that participating unit's performance measured against its operational and/or financial performance metric targets (and other factors the Compensation Committee deems appropriate), thereby incentivizing and rewarding each participating unit's performance contributions. Our NEOs received their 2015 Annual Bonus Plan awards from the allocation of the funded Total Bonus Pool to our Rhythm Management unit (Mr. Fitzgerald) and to our corporate function unit (all other NEOs). For 2015:

  •
  Due to Rhythm Management's overall performance measured against SFX net sales, adjusted operating income and constant currency growth compared to market targets coinciding with the business's operating plan for the year, the performance percentage for Rhythm Management was 125%.

  •
  Due to the company's overall performance, the performance percentage for the corporate funding unit was 130%, consistent with the 2015 Total Bonus Pool funding.

The Company does not disclose the specific targets for business, regional and functional participating units' performance metrics as they are highly confidential. Disclosing such confidential information would provide competitors and third parties with insight into the Company's internal planning processes that may allow them to predict certain of our business-, region- or function- specific financial or operational strategies, which could cause us competitive harm. Business and regional unit targets related to SFX net sales, adjusted operating income and constant currency growth compared to market are established in support of Company-wide targets such as sales, operating income, earnings per share and growth. These are based on a range of factors, including growth outlooks for our product portfolio, the competitive environment, our internal budgets, external market economic conditions and market expectations. For example, growth rates implicit in targets for any one business or regional unit may be above or below the growth rates targeted for the entire Company, due to faster or slower growth in relevant markets or smaller or larger market shares. These considerations result in business and regional unit targets that are intended to coincide with Company-wide targets in their level of difficulty to achieve and probability for success. Performance targets are set at a level that the Company believes is aggressive enough to inspire top performance but reasonable enough to be achievable through the efficient and diligent execution of their operating plans.

Individual Target Incentive Award Opportunity

Each executive's target incentive award opportunity under the Annual Bonus Plan is expressed as a percentage of his or her annual base salary and is determined based on the scope of the executive's responsibilities. For 2015, our Compensation Committee maintained the target award opportunities for Messrs. Brennan, Fitzgerald and Pratt at their 2014 levels at 70%, 70% and 80%, respectively, of their base salaries and increased the target award opportunity for Mr. Mahoney at 125% of his base salary as compared to 120% for 2014 to more closely align his target award opportunity with the median target award opportunity of CEOs of our peer group. In setting Mr. Mackey's target award opportunity at 60% of his base salary, our Compensation Committee considered the recommendations of our Chief Executive Officer, internal pay equity relative to our other executives and Mr. Mackey's experience and compensation package with his previous employer.

Individual Performance Component

After year end, individual performance is considered pursuant to the PDC process described in the "Performance Considerations" section. Based on the performance assessment rating under our annual PDC process, an individual performance percentage from 0% to 200% is applied as a multiplier to an executive's funded Annual Bonus Plan award to determine the actual amount to be paid. Under our 2015 Annual Bonus Plan, a rating of (i) "outstanding" generally permits an individual performance percentage of at least 115%, (ii) "successful" generally permits an individual performance percentage between 90% and 105%, and (iii) "improvement required" generally permits an individual performance percentage between 0% and 75%.

Our NEOs had certain performance objectives intended to support our strategic imperatives, as applicable to their roles, including (i) with respect to our NEOs who support corporate functions, those aimed at driving Company-level financial performance objectives, and (ii) with respect to Mr. Fitzgerald who supports a business, those aimed at supporting business-level financial and operational performance objectives. The individual performance objectives discussed below do not represent objective performance goals that must be achieved but rather factors that may be considered by the Compensation Committee and our Chief Executive Officer in determining each NEO's individual performance percentage. Further, no single factor is determinative or required to be considered.

For 2015, Mr. Mahoney's individual performance objectives also included driving regional, business, and functional performance as well as strengthening overall company culture, driving employee engagement and developing our people. Mr. Mahoney's individual performance percentage was 115.2% due primarily to his overall outstanding performance for 2015, with notable performance in accelerating our growth, diversifying our product portfolio, improving margin, delivering at the high end of the 2015 financial objectives shared at Investor Day and driving improved employee engagement. Accordingly, his 2015 Annual Bonus Plan award was 150% of his target award.

For 2015, Mr. Brennan's individual performance objectives also included driving performance for the functional units over which he has responsibility, including achieving financial goals and cost-savings, as well as objectives aimed at supporting strategic transactions and strengthening relationships with investors and the culture within Finance. Mr. Brennan's individual performance percentage was 115% due primarily to his overall outstanding performance for 2015, with notable performance driving disciplined focus on financial performance, including implementing cost-savings initiatives, executing the financing process to support strategic acquisitions, developing a high-performance culture in the finance organization and continuing to strengthen relationships with investors. Accordingly, his 2015 Annual Bonus Plan award was 150% of his target award.

For 2015, Mr. Fitzgerald's individual performance objectives also included driving business performance for Rhythm Management, achieving key product milestones, effectively executing product launches and other objectives related to enhancing organizational capabilities. Mr. Fitzgerald's individual performance percentage was 100% due primarily to his overall performance successfully meeting the high expectations of him for 2015, with notable performance driving Rhythm Management's operating income results, enhancing capabilities in the electrophysiology business and executing on the launches and sales strategies for the Watchman™ Left Atrial Appendage Closure device and EMBLEM™ Subcutaneous Implantable Defibrillator System. Accordingly, his 2015 Annual Bonus Plan award was 125% of his target award.

For 2015, Mr. Mackey's individual performance objectives also included driving performance for the functional units over which he has responsibility, including cost savings and optimization initiatives, as well as objectives aimed at optimizing research and development, advancing globalization, developing people and driving engagement. Mr. Mackey's individual performance percentage was 100% due primarily to his overall performance successfully meeting the high expectations of him for 2015, with notable performance advancing the Company's globalization through the development of a centralized campus in India and finalizing a strategy to add manufacturing capabilities in Asia, achieving cost-savings and strengthening employee engagement. Accordingly, his 2015 Annual Bonus Plan award was 130% of his target award. In accordance with his offer letter, Mr. Mackey's 2015 Annual Bonus Plan award was not prorated.

For 2015, Mr. Pratt's individual performance objectives also included driving performance for the functional units over which he has responsibility, including achieving cost savings and optimization initiatives, improving the structure and efficiency of Legal and Compliance, developing the culture within those functional units, managing and mitigating legal risk, and connecting with customers, government officials and business and regional leaders. Mr. Pratt's individual performance percentage was 100% due primarily to his overall performance successfully meeting the high expectations of him for 2015, with notable performance driving cost reductions, managing litigation risks, leading the advocacy efforts of the government affairs team, providing broad leadership across the Company and improving the structure and efficiency of Legal and Compliance. Accordingly, his 2015 Annual Bonus Plan award was 130% of his target award.

2015 Annual Bonus Plan Awards Paid to Our NEOs

After funding the Total Bonus Pool, the actual amount of an executive's Annual Bonus Plan award is ultimately determined by (i) multiplying the product of the executive's annual base salary for 2015 and his or her target award percentage by the executive's participating unit's performance percentage, and then (ii) multiplying the result of the foregoing by his or her individual performance percentage, as illustrated below:

Annual Base Salary × Target Award Percentage	×	Participating Unit Performance Percentage	×	Individual Performance Percentage	=	Annual Bonus Plan Award

Details regarding the short-term incentive awards paid to our NEOs under our 2015 Annual Bonus Plan are set forth in the table below.

Name	Individual Target Award Opportunity (As a % of Base Salary)	2015 Target Award	Participating Unit Performance Percentage	Individual Performance Percentage	2015 Actual Bonus Plan Award	Actual as % of Target*

Michael F. Mahoney	125%	$1,218,750	130%	115.2%	$1,825,000	150%
Daniel J. Brennan	70%	$350,000	130%	115%	$523,250	150%
Joseph M. Fitzgerald	70%	$339,500	125%	100%	$424,355	125%
Edward F. Mackey	60%	$270,000	130%	100%	$351,000	130%
Timothy A. Pratt	80%	$512,000	130%	100%	$665,600	130%

*
Rounded to the nearest whole percent.

Long-Term Incentives

Our Compensation Committee annually reviews the design of our Long-Term Incentive Program (LTI Program) to help ensure that the program continues to support our executive compensation philosophy and core compensation program objectives. In setting the design for 2015, our Compensation Committee retained the mix of equity award opportunities for our executives under our prior LTI Program that were designed to further reinforce "pay for performance" and align the interests of our executives and their compensation with important Company financial measures and the long-term interests of our stockholders. The key features and objectives of each type of equity vehicle included in the mix of equity awards comprising our NEOs' 2015 long-term equity incentive compensation are summarized in the table below.

Equity Vehicle and Percentage of Aggregate LTI Program Target Values	Key Features		Objectives

TSR performance-based DSUs (25%)*	TSR performance-based DSUs represent an opportunity to receive shares of our common stock based on our TSR measured against that of the other companies in the S&P 500 Healthcare Index (of which a significant portion of our peer group companies are a part) over a three-year performance period.		Reinforce "pay for performance" by directly linking number of shares earned under the award to our TSR relative to that of industry-related companies.
	For the 2015 Total Shareholder Return Performance Share Program (TSR PSP), the number of units that could be earned pursuant to the TSR performance-based DSUs would be within a range of 0% to 200% of the target units awarded as follows:
	TSR Performance Percentile Rank	TSR Performance- Based DSUs as a Percent of Target
	90th Percentile or above	200%
	80th Percentile	150%
	50th Percentile	100%
	30th Percentile	40%
	Below 30th Percentile	0%
	If the threshold level of performance is achieved, the number of TSR performance-based DSUs would be calculated linearly in accordance with the chart above.
	These awards typically vest upon satisfaction of both the performance criteria and the service criteria at the end of the three-year performance period.

Equity Vehicle and Percentage of Aggregate LTI Program Target Values	Key Features		Objectives

FCF performance-based DSUs (25%)*

FCF performance-based DSUs represent an opportunity to receive shares of our common stock based on our adjusted free cash flow over a one-year performance period measured against our target performance for the same period; under the 2015 Free Cash Flow Performance Share Program (FCF PSP), our Compensation Committee set the target adjusted free cash flow at $1.275 billion to coincide with our Board approved 2015 internal cash flow plan. For the 2015 FCF PSP, the number of units that could be earned pursuant to FCF performance-based DSUs would be within a range of 0% to 150% of the target units awarded as follows:

Align executive compensation opportunity with an important Company financial measure in our internal financial plan. Reinforce "pay for performance" by directly linking the number of shares earned under the award to our adjusted free cash flow performance measured against our target performance.

	FCF Performance Percentile Compared to Plan	FCF Performance- Based DSUs as a Percent of Target
	125% or above	150%
	110%	120%
	100%	100%
	90%	80%
	50%	25%
	Less than 50%	0%

If the threshold level of performance is achieved, the number of FCF performance-based DSUs would be calculated linearly in accordance with the chart above. Adjusted free cash flow is reported operating cash flow minus capital expenditures and excludes cash flows associated with certain significant and unusual litigation, acquisition, divestiture, restructuring, debt extinguishment, and tax-related items.

Vesting of the earned units, which are determined at the end of the one-year performance period, is subject to continued service through the end of a three-year period (inclusive of the performance period).

Stock options (25%)*	Stock options represent the right to purchase shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant.		Reinforce "pay for performance" by linking the ultimate value of the award to the improved performance of our stock price.
	These awards typically vest in four equal annual installments subject to continued service.

Equity Vehicle and Percentage of Aggregate LTI Program Target Values	Key Features	Objectives

Service-based DSUs (25%)*	Service-based DSUs represent the opportunity to receive shares of our common stock based on continued service.	Reinforce "pay for performance" by linking the ultimate value of the award to the performance of our stock price.
	These awards typically vest in five equal annual installments subject to continued service.	Retain top talent and promote executive long-term share owner perspective in a share-efficient manner.

*
We do not pay dividends on stock options, unvested Company performance-based DSUs or service-based DSUs.

For further discussion of the performance share programs for our Company performance-based DSUs and the equity awards granted pursuant to our Long- Term Incentive Plans (LTIPs) and a description of how we calculate adjusted free cash flow, please see the Executive Compensation sections titled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2015 Total Shareholder Return Performance Share Program," "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2015 Free Cash Flow Performance Share Program" and "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2011 Long-Term Incentive Plan" and Annex A.

2015 Long-Term Incentive Awards for Our NEOs

In setting long-term incentive award opportunities for our executives, our Compensation Committee generally considers their market position relative to our peer group companies' executives with comparable positions and scope of responsibilities, and their experience and scope of responsibilities.

In determining the 2015 long-term equity incentive award amounts for our NEOs (other than Mr. Mackey), our Compensation Committee also considered the recommendations of the Chief Executive Officer in light of the general factors discussed above, including, as an indication of future performance potential, the executive's performance for the prior year determined under our that year's PDC process. In determining the 2015 long-term equity incentive award amount for Mr. Mackey, who joined our company in February 2015, our Compensation Committee considered the recommendations of the Chief Executive Officer, internal pay equity relative to our other executives and Mr. Mackey's experience and compensation package with his previous employer.

In February 2015, our Compensation Committee approved the grant of long-term equity incentive awards to our NEOs in the following amounts based on the target value of annual equity awards for our NEOs considered by the Compensation Committee (see discussion of such target annual equity award values below):

Name	Target FCF Performance-Based DSUs(1)(2)	Target TSR Performance-Based DSUs(1)(2)	Stock Options(1)	Service-Based DSUs(1)

Michael F. Mahoney	118,792	118,792	334,051	118,792
Daniel J. Brennan	26,824	26,824	75,431	26,824
Joseph M. Fitzgerald	20,692	20,692	58,189	20,692
Edward F. Mackey	11,496	11,496	32,327	11,496
Timothy A. Pratt	18,393	18,393	51,724	18,393

(1)
2015 Company performance-based DSUs, stock options and service-based DSUs were granted as of February 23, 2015; stock options have an exercise price of $16.31 per share (the closing price of our common stock on the date of grant).

(2)
The number of shares of our common stock issuable to our NEOs based on our performance under our TSR PSP and FCF PSP for the periods ending December 31, 2015 is discussed below under the section titled "Company Performance-Based DSUs — Results for Performance Periods Ending December 31, 2015."

The target value of long-term equity incentive awards for our NEOs considered by our Compensation Committee in February 2015 were as follows: (i) $7.75 million for Mr. Mahoney; (ii) $1.75 million for Mr. Brennan; (iii) $1.35 million for Mr. Fitzgerald; (iv) $0.75 million for Mr. Mackey in accordance with his offer letter; and (v) $1.20 million for Mr. Pratt. The target equity award values were then allocated in accordance with our LTI Program to 25% TSR performance-based DSUs, 25% FCF performance-based DSUs, 25% service-based DSUs and 25% stock options. Both service-based DSUs and Company performance-based DSUs were valued using the number of units and target units awarded multiplied by the closing price of our common stock on the date of grant and stock options were valued using the Black-Scholes valuation model described in the footnotes to the Executive Compensation section titled "Summary Compensation Table."

In addition to the annual 2015 grant above, Mr. Mackey's offer letter provided for a $2,050,000 new hire equity incentive award that was primarily intended to incentivize Mr. Mackey to become our Executive Vice President, Operations, taking into consideration the value of the unvested equity that he relinquished by leaving his position with his prior employer. In accordance with his offer letter, in March 2015, we granted Mr. Mackey a new-hire long-term equity incentive award consisting of 68,106 stock options with an exercise price of $17.06 per share (the closing price on the date of grant) and 96,131 service-based DSUs. The service-based DSUs were valued using the number of units multiplied by the closing price of our common stock on the date of grant and stock options were valued using the Black-Scholes valuation model described in the footnotes to the Executive Compensation section titled "Summary Compensation Table." Additional discussion of Mr. Mackey's new-hire long-term equity incentive award is included in the footnotes to the Executive Compensation section titled "Summary Compensation Table."

Company Performance-Based DSUs — Results for Performance Periods Ending December 31, 2015

In February 2016, our Compensation Committee determined the number of units earned pursuant to our performance-based DSUs under our 2013 TSR PSP and our 2015 FCF PSP.

Under the 2013 TSR PSP, our TSR performance rank was 1st relative to that of the other companies in the S&P 500 Healthcare Industry Index over the three-year performance period ending December 31, 2015. Accordingly, our Compensation Committee determined that pursuant to the terms of the program, 200% of the target number of TSR performance-based DSUs had been earned. As a result, the following numbers of shares of our common stock were delivered to our NEOs in settlement of the 2013 TSR performance-based DSUs awarded to them: (i) 507,442 shares for Mr. Mahoney; (ii) 27,062 shares for Mr. Brennan, (iii) 60,892 shares for Mr. Fitzgerald, and (iv) 84,572 shares for Mr. Pratt. Mr. Mackey, who joined our company in February 2015, did not participate in the 2013 TSR PSP.

Under the 2015 FCF PSP, our adjusted free cash flow performance percentile over the one-year performance period ending December 31, 2015 was 104.4% relative to target performance. Accordingly, our Compensation Committee determined that pursuant to the terms of the program, 108.8% of the target number of FCF performance-based DSUs had been earned. As a result, and subject to the satisfaction of the service-vesting criteria, the following number of shares of our common stock will be delivered to our NEOs no later than January 15, 2018 in settlement of the 2015 FCF performance-based DSUs awarded to them: (i) 129,246 shares for Mr. Mahoney; (ii) 29,185 shares for Mr. Brennan, (iii) 22,513 shares for Mr. Fitzgerald, (iv) 12,508 shares for Mr. Mackey and (v) 20,012 shares for Mr. Pratt.

Other Awards

Offer Letter for Edward F. Mackey

In December 2014, our Compensation Committee approved, and we entered into, an offer letter with Mr. Mackey that provided for a $450,000 annual base salary, a 2015 Annual Bonus Plan target award percentage of 60%, a 2015 long-term equity incentive award with a grant date fair value of $750,000, a new hire equity incentive award with a grant date fair value of $2,050,000 and a cash sign-on bonus of $200,000, which was not paid because it was payable only if his prior employer did not pay him a bonus for 2014.

Primary Elements of Indirect Executive Compensation

We also compensate our executives, including our NEOs, using indirect compensation, namely in the form of benefits and limited perquisites. Generally, our benefits and perquisites are targeted to be competitive relative to our peer group companies. The primary elements of and objectives for our NEOs' 2015 indirect compensation are summarized below.

General Employee Benefits

We provide employee benefits to eligible employees, including our NEOs, to promote personal health and well-being and to provide certain financial security and protection upon retirement or in the event of death, disability or illness. As U.S.-based employees, our NEOs are eligible to receive employee benefits under our U.S. employee benefits program, which consists of the following key elements that are generally the same as those provided to our other U.S. salaried employees: (i) health and welfare benefits based primarily on a preferred provider model with executives sharing approximately 20% of the cost; (ii) Company-paid term life insurance policies that provide a benefit equal to base salary, with a minimum benefit of $50,000 and a maximum benefit of up to $1 million, payable upon death; and (iii) a qualified 401(k) retirement plan with a Company match of 6% of eligible salary up to $265,000 in 2015 resulting in a maximum possible match of $15,900. In addition, our executive officers may participate in an annual executive level physical examination program that is designed to encourage the proactive management of executive health. In approving the program, the Compensation Committee considered the overall cost of the program (estimated to be less than $10,000 per participant), that more than 60% of our peer group companies offered some form of benefit related to executive level annual physical examinations, and the importance of good health to an executive's ability to focus on the short and long-term needs of the Company. Company-paid term life insurance premium amounts (and related imputed income), Company matches of 401(k) plan contributions for our NEOs, Company-paid executive level annual physical examination costs, and certain other reimbursements in 2015 are reported in the footnotes to the Executive Compensation section titled "Summary Compensation Table."

Deferred Compensation Programs

We maintain a Deferred Bonus Plan for certain of our management, including our NEOs, in order to provide them with the opportunity to defer up to 75% of their annual award under our Annual Bonus Plan until the earlier of termination of employment or an elected distribution date. In 2015, Mr. Fitzgerald deferred 50% of his 2015 Annual Bonus Plan award, which was paid in 2016, under the Deferred Bonus Plan. For additional discussion of the Deferred Bonus Plan, please see the narrative to the Executive Compensation section titled "Nonqualified Deferred Compensation."

Global Relocation Programs

We provide tiered relocation benefits under our global relocation program to eligible employees, including our NEOs, whom we request to move in connection with their current position or a promotion and for eligible new hires we require to move in connection with accepting a position with us. Our objectives in providing global relocation benefits are to attract and redeploy top talent. We provide "tax gross-ups" on applicable relocation benefits provided under our global relocation program as we believe that this benefit is integral to the Company's ability to attract and retain employees whose skill or knowledge enhance the Company's competitive position. The U.S. executive tier of the program covers reasonable expenses associated with the move and certain relocation services to minimize the inconvenience and cost of moving, including as applicable, lump sum payments for temporary living, home search and miscellaneous expenses; new home search assistance; departure area home sales assistance; reimbursement of duplicative housing costs; moving household goods; reimbursement of final trip expenses to the new area; spousal/partner career assistance; and cost of living allowance for increases of at least eight percent in the cost of living from the previous residence location, paid as taxable income over four years in decreasing percentages. Under our global relocation program, participants are generally required to sign a reimbursement agreement that requires them to pay back expenses incurred by the Company for their relocation in the event that they voluntarily terminate their employment or are terminated for "cause" at a rate of 100% for termination within one year of the date on which payments were first made and 50% for termination following the first year but within two years of the date on which payments were first made.

Personal Use of Aircraft

Pursuant to Mr. Mahoney's offer letter, he is permitted reasonable personal use of our corporate aircraft up to $100,000 per annum in aggregate incremental cost to the Company. Our other executives are permitted limited personal use of our corporate aircraft with prior approval. These executives are personally taxed on their personal use of our corporate aircraft and we do not provide them with income tax gross-up payments. The aggregate incremental cost to the Company (and disallowed tax deductions of the Company) for our NEOs' personal use of our corporate aircraft in 2015 is included in the footnotes to the Executive Compensation section titled "Summary Compensation Table."

Our Post-Employment and Change in Control Arrangements

Primary Elements of Post-Employment and Change in Control Arrangements

We provide post-employment and change in control payments and benefits to our executives under certain circumstances. We believe that offering our executives these payments and benefits facilitates the operation of our business, allows them to better focus their time, attention and capabilities on our business, and assists the Company in recruiting and retaining key executives. The primary elements of and objectives for our NEOs' 2015 post- employment and change in control agreements are summarized below.

Executive Retirement Plan

Our executives are eligible to participate in our Executive Retirement Plan. The objective of our Executive Retirement Plan is to provide a clear and consistent approach to managing retirement-eligible executive departures with a standard, mutually understood separation and post-employment relationship. The Executive Retirement Plan provides retiring executives with a lump sum benefit of 2.5 months of salary for each completed year of service, up to a maximum of 36 months' pay. The amount is payable in the first payroll period after the last day of the six-month period following retirement. Receipt of payment is conditioned upon the retiring executive entering into an agreement with the Company that includes a release of claims and customary non-disclosure, non-competition, non-solicitation and non-disparagement clauses in favor of the Company. To be eligible for benefits under the Executive Retirement Plan, an executive's age plus his or her years of service with the Company must total at least 65 years (provided that the executive is at least 55 years old and has been with the Company for at least five years). For further discussion of our Executive Retirement Plan, please see the narrative to the Executive Compensation section titled "Pension Benefits."

Severance Plans

We maintain severance plans for eligible employees, including our NEOs, under which participants are entitled to receive certain severance payments, subsidized COBRA health benefits and dental benefits for specified periods of time based on position level and classification and completed years of service to the Company and to receive outplacement services in the event of certain involuntary terminations. The payment of severance benefits under the plans is subject to the Company's receipt of a release of claims. Executives, including certain of our NEOs, who are eligible to receive payments under our Executive Retirement Plan or a Change in Control Agreement are not eligible to receive payments and benefits under our severance plans. For further discussion of our severance plans, please see the Executive Compensation section titled "Potential Payments Upon Termination or Change in Control — Severance Plans."

Change in Control Agreements

We provide Change in Control Agreements to our executives, including our NEOs, and other key employees. The possibility of a change in control and the uncertainty that it may raise among our executives as to their continued employment after or in connection with a change in control may result in their departure or distraction. Our objective in providing Change in Control Agreements is to retain and encourage the continued attention and dedication of our executives during a potentially critical time, even if they fear that their position will be eliminated after or in connection with the change in control. Our Change in Control Agreements require both a change in control and termination without cause or resignation for good reason within two years after the change in control event, commonly referred to as a "double-trigger," for cash payments to be made under the agreement and vesting to be accelerated under the agreement for equity awards where the surviving or acquiring entity substitutes or assumes outstanding equity awards. Our Change in Control Agreements include a release of claims as well as customary non-disclosure and non-solicitation clauses in favor of the Company. Executives, including our NEOs, who are eligible to receive payments under our Change in Control Agreements are not eligible to receive payments and benefits under our Executive Retirement Plan or our severance plans. For further discussion of our Change in Control Agreements, please see the Executive Compensation section titled "Potential Payments Upon Termination or Change in Control — Change in Control Agreements." Potential payments to our NEOs under our Change in Control Agreements are included in the tables in the Executive Compensation section titled "Potential Payments Upon Termination or Change in Control."

For a discussion of our other plans and arrangements under which a change in control and/or termination of employment triggers payments or benefits, please see the Executive Compensation section titled "Potential Payments Upon Termination or Change in Control." Potential payments to our NEOs as of December 31, 2015 under such plans or arrangements are included in the tables in the Executive Compensation section titled "Potential Payments Upon Termination or Change in Control."

Recovery of Incentive Compensation Awards Policy and Provisions

In February 2007, our Compensation Committee adopted a policy regarding the recovery or adjustment of short-term incentive awards paid to an executive after the policy was adopted in the event relevant Company performance measures are restated in a manner that would have reduced the size of a previously granted award. In such an event, and to the extent permitted by applicable law, the Company would seek to recover the amount of the short-term incentive award paid to such executive that was in excess of the amount that would have been awarded based on the restated financial results, subject to and in accordance with the terms of the policy. Our Compensation Committee monitors regulatory developments with respect to applicable executive compensation recovery policies required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and it expects to consider such changes to the Company's current recovery policy as are necessary to comply with final rules (and related guidance, if any) to be issued by the SEC in accordance with such act.

In May 2013, our Compensation Committee adopted a policy regarding the recovery of certain short-and long-term incentive compensation awards paid or granted to an executive after the policy was adopted in the event of executive misconduct or gross dereliction of duty that resulted in a material violation of Company policy and caused significant harm to the Company. In such an event, and to the extent permitted by applicable law, the Company may seek reimbursement of all or a portion of cash incentive compensation awards paid within a certain time period and/or recovery of all or a portion of equity incentive awards granted to such executive over which the Company retains control, subject to and in accordance with the terms of the policy.

For a discussion of other recovery and forfeiture provisions relating to incentive compensation awards and other benefits provided to our executives, please see the section titled "Global Relocation Program" above, and the Executive Compensation sections titled "Pension Benefits" and "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table."

Executive Stock Ownership Guidelines

Our executives are required to have a significant personal investment in the Company through their ownership of shares of our common stock. During 2015, the minimum stock ownership guidelines for executives, including our NEOs, were as follows:

  •
  Chief Executive Officer: 240,000 shares;

  •
  Executive Vice Presidents: 75,000 shares; and

  •
  Senior Vice Presidents: 20,000 shares.

Effective January 1, 2016, our Board set new minimum stock ownership guidelines for executives, including our NEOs, as a number of shares of Company stock equal in value to at least the following amounts:

  •
  Chief Executive Officer: six times annual base salary; and

  •
  All other Executives: three times annual base salary.

Executives are required to comply with the guidelines at all times. However, if at any time an executive's ownership does not meet or exceed the guideline, he or she is expected to retain ownership of at least fifty percent of his or her net share ownership with respect to each vesting of an equity award or stock option exercise until the guideline is met or exceeded. For purposes of satisfying the guidelines, shares owned outright, shares held in company benefit plans and vested "in-the-money" stock options may be included in the aggregate number of shares held by an executive. Unvested equity award shares (including service-based DSUs and performance-based DSUs) and unvested stock options are not included in the aggregate number of shares held by an executive. The Nominating and Governance Committee monitors compliance with these guidelines on an annual basis.

Prohibition on Pledging and Hedging the Economic Value of our Common Stock

Our executives, including our NEOs and our directors are prohibited from speculating in the Company's securities, engaging in transactions designed to "hedge" the value of our common stock, and pledging their common stock as collateral for a loan. Hedging and pledging arrangements of any directors that were in existence prior to January 1, 2011 are exempt from the policy. Executives and directors appointed after December 31, 2010 must unwind pre-existing hedging or pledging arrangements within nine months of their election or appointment. Pre-existing hedging or pledging arrangements of such executives and directors will be disclosed at the time of their election or appointment in the Company's related Form 8-K.

No Tax Gross-Ups (other than for Relocation Benefits)

In 2009, the Company eliminated tax gross-ups for its executives except for relocation benefits, which the Compensation Committee retained because the benefit generally applies to all employees eligible to receive relocation benefits, including our executives, and the Compensation Committee believes it is integral to the Company's ability to attract and redeploy employees whose skill or knowledge enhance the Company's competitive position.

Our Equity Award Grant Policy and Practices

Under our Equity Award Grant Policy, grants of equity awards to our executives are approved and effective as follows:

  •
  Annual equity awards (if any) for our employees, including our executives, are generally approved by our Compensation Committee at a regularly scheduled meeting. Such awards are effective on the date of approval.

  •
  New hire, promotion, retention and other special or ad hoc awards for our executive officers are generally approved by our Compensation Committee. New hire or promotion awards for executive officers are effective on the first trading day of the month following both the date of hire or promotion and the date approval. Retention and other special or ad hoc awards for our executive officers are effective on the first trading day of the month following approval.

  •
  Stock options are granted with an exercise price equal to the closing price of our common stock on the date of grant.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a company's chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer, employed by the company at the end of the year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Although we have plans that are intended to permit the award of deductible compensation under Section 162(m) of the Internal Revenue Code, our Compensation Committee does not necessarily limit executive compensation to the amount deductible thereunder.

The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, which requires the Company to recognize compensation expense for share-based payments (including stock options and other forms of equity compensation). FASB ASC Topic 718 is taken into account by the Compensation Committee in determining to use a portfolio approach to equity grants, awarding both stock options and DSUs.

 RISK ASSESSMENT OF OUR COMPENSATION PROGRAMS

With the assistance of the senior members of our Global Compensation and Benefits organization, certain senior executive officers and the Compensation Committee's independent compensation consultant, Cook & Co., in December 2015 the Compensation Committee reviewed a risk assessment of our compensation programs and policies to determine if the provisions and operations of our programs create undesired or unintentional risk of a material nature.

Our risk assessment included two work streams — one focused on reviewing areas of enterprise risk and the other focused on identifying compensation design risk. Our enterprise risk analysis examined the types and magnitudes of risks our business areas present to the Company. Our compensation design risk analysis examined the potential risks in the design of our performance-based incentive compensation arrangements. As part of this assessment, we analyzed the mix of fixed and variable compensation; the mix of short- and long-term compensation; the mix of long-term equity incentives; performance metric mix, weighting, measurement, and payout timing, discretion and caps on short-term incentives; award size, vesting schedules and performance and other terms of long-term equity incentives; and other incentive opportunities and their features. We also analyzed our recovery of incentive awards policy, executive stock ownership guidelines and hedging and pledging prohibitions. Finally, we evaluated on a combined basis the results of the enterprise and compensation risk assessments, on a business-area- by-business-area basis.

As a result of our analysis, the Compensation Committee believes that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Executive Compensation and Human Resources Committee of the Board of Directors (the Compensation Committee) of Boston Scientific has reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee has approved the inclusion of the Compensation Discussion & Analysis in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Boston Scientific filing with the SEC, except to the extent that Boston Scientific specifically incorporates this Report by reference into another Boston Scientific filing.

THE COMPENSATION COMMITTEE

Ernest Mario, Chairman
Donna A. James
Kristina M. Johnson
Edward J. Ludwig
Stephen P. MacMillan

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation for each of our named executive officers for the fiscal years ended December 31, 2015, 2014 and 2013. For a narrative description of material factors helpful to understand the information disclosed in the table below for 2015, please see the Compensation Discussion & Analysis and the narrative to this table.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Michael F. Mahoney	2015	$967,740	$0	$6,587,016	$1,937,963	$1,825,000	$208,214	$68,195	$11,594,128
President and Chief	2014	$921,302	$0	$6,044,228	$1,899,718	$1,404,150	$198,620	$59,866	$10,527,884
Executive Officer	2013	$900,000	$0	$6,647,490	$1,874,997	$1,242,000	$132,399	$54,544	$10,851,430
Daniel J. Brennan*	2015	$492,736	$0	$1,487,391	$437,605	$523,250	$151,630	$17,293	$3,109,905
Executive Vice President and Chief Financial Officer	2014	$450,000	$0	$1,192,917	$374,945	$416,588	$1,107,712	$16,478	$3,558,640
Joseph M. Fitzgerald*	2015	$481,351	$0	$1,147,371	$337,578	$424,355	$104,434	$17,261	$2,512,350
Executive Vice President and President, Rhythm Management	2014	$454,082	$0	$994,105	$312,451	$425,040	$189,420	$16,881	$2,391,979
Edward F. Mackey*	2015	$410,548	$0	$2,277,448	$597,560	$351,000	$69,419	$112,049	$3,818,024
Executive Vice President, Operations
Timothy A. Pratt	2015	$638,563	$0	$1,019,892	$300,072	$665,600	$147,256	$23,879	$2,795,262
Executive Vice President,	2014	$627,337	$0	$954,325	$299,952	$579,600	$152,513	$19,183	$2,632,910
Chief Administrative Officer, General Counsel and Secretary	2013	$612,000	$0	$1,107,893	$312,499	$563,040	$134,221	$18,922	$2,748,575

*	Messrs. Brennan and Fitzgerald were not NEOs during 2013 and Mr. Mackey was not an NEO during 2013 or 2014. In accordance with SEC rules, we are reporting data only for the fiscal years in which Messrs. Brennan, Fitzgerald, and Mackey were NEOs.
(1)
Base salaries for our executive officers are generally effective for one year starting in late February of each year. The amounts in this column for 2015, except Mr. Mackey's, reflect an amount calculated by prorating 2014 salaries from January 1, 2015 through February 23, 2015 and 2015 salaries for the remainder of the year. Mr. Mackey's salary was set as of February 2, 2015, his first day of employment at Boston Scientific, and remained the same for the rest of 2015. These figures differ from those in the Compensation Discussion & Analysis, which lists amounts approved by the Compensation Committee in February 2015.
(2)
Amounts in this column reflect cash bonuses paid to our NEOs other than pursuant to our 2015 Annual Bonus Plan. Cash bonuses paid to our NEOs pursuant to our 2015 Annual Bonus Plan are reflected in the "Non-Equity Incentive Plan Compensation" column.
(3)
The amounts included in the "Stock Awards" column represent the aggregate grant date fair value of all service-based and Company performance-based DSUs granted in 2015, 2014 and 2013 under our 2011 Long-Term Incentive Plan (2011 LTIP). These values have been determined in accordance with FASB ASC Topic 718.

The attainment of the performance-based DSUs awarded to our NEOs in 2015 is based on either (i) the Total Shareholder Return (TSR) of our common stock relative to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index over a three-year performance and service period, or (ii) our adjusted free cash flow over a one-year performance period measured against our internal financial plan for the same period, subject to the satisfaction of the service criteria over a three-year period (inclusive of the performance period). For additional information with respect to these Company performance-based DSUs, including the vesting thereof, please see the sections titled "2015 Total Shareholder Return Performance Share Program" and "2015 Free Cash Flow Performance Share Program" in the narrative to this table.

We determined the grant date fair value of the 2015 TSR performance-based DSUs using a Monte Carlo simulation methodology, utilizing the following key assumptions:

Stock price on date of grant	$16.31
Risk-free rate	0.98%
Measurement period (in years)	2.85

The TSR performance metric for the 2015 TSR performance-based DSUs is a market condition as defined under FASB ASC Topic 718. Because these awards do not have performance conditions as defined under FASB ASC Topic 718, such awards have no maximum grant date fair values that differ from the fair values presented in this Summary Compensation Table.

The grant date fair value of the 2015 FCF performance-based DSUs was determined based on management's evaluation of the Company's 2015 internal financial plan for adjusted free cash flow, assuming target achievement of the adjusted free cash flow performance criteria and utilizing the closing market price of shares of our common stock on the date of grant. The fair values of the 2015 target FCF performance-based DSUs at the grant date assuming achievement of the highest level of performance (as required to be disclosed by the SEC), which assumes actual adjusted free cash flow for 2015 at or above 125% of the Company's 2015 internal financial plan, are as follows: $2,906,246 for Mr. Mahoney's award, $656,249 for Mr. Brennan's award, $506,230 for Mr. Fitzgerald's award, $281,250 for Mr. Mackey's award, and $449,985 for Mr. Pratt's award.

We value service-based DSUs based on the closing market price of shares of our common stock on the date of grant. Mr. Mackey's 2015 awards include a new hire incentive award of 96,131 service-based DSUs he received in connection with his joining the Company. The new hire equity incentive award was primarily intended to incentivize Mr. Mackey to become our Executive Vice President, Operations, taking into consideration the value of the unvested equity that he relinquished by leaving his position with his prior employer.

For more information regarding the stock awards we granted in 2015, please see the Grants of Plan-Based Awards table. For a more detailed description of the assumptions used in determining grant date fair values of DSUs granted in 2015, please see Note M — Stock Ownership Plans to our 2015 consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2015.
(4)
The amounts included in the "Option Awards" column represent the aggregate grant date fair value of all stock options granted during each of 2015, 2014 and 2013 under our 2011 LTIP. Mr. Mackey's awards include a new hire incentive award of 68,106 stock options with an exercise price of $17.06, which he received in connection with his joining the Company. The new hire equity incentive award was primarily intended to incentivize Mr. Mackey to become our Executive Vice President, Operations, taking into consideration the value of the unvested equity that he relinquished by leaving his position with his prior employer.

These values have been determined in accordance with FASB ASC Topic 718. For a description of the assumptions used for purposes of determining grant date fair value of stock options granted in 2015, please see Note M — Stock Ownership Plans to our 2015 consolidated financial statements included in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2015. For more information regarding the stock option awards we granted in 2015, please see the Grants of Plan-Based Awards table.
(5)
Amounts in the "Non-Equity Incentive Plan Compensation" column represent payments made under our 2015 Annual Bonus Plan to our NEOs prior to March 15, 2016. Our NEOs' Annual Bonus Plan awards were made as cash payments.
For further information regarding the 2015 Annual Bonus Plan awards, please see the Compensation Discussion & Analysis section titled "Short-Term Incentives" and the narrative to this table.
(6)
The amounts shown in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column reflect the change in the actuarial present value of the accumulated benefit under our Executive Retirement Plan for each pension plan measurement date used for financial statement reporting purposes with respect to the Company's audited financial statements fiscal as compared to the prior pension plan measurement date.

Mr. Brennan became eligible to participate in the Executive Retirement plan as of January 1, 2014. As such, the amount disclosed for him for 2014 in this column reflects the full present value of the accumulated benefit under the plan. Mr. Mackey became eligible to participate in the Executive Retirement plan as of February 2, 2015. As such, the amount disclosed for him for 2015 in this column reflects the full present value of the accumulated benefit under the plan.

Please see the narrative and footnotes to the Pension Benefits table for more information regarding the accrued benefits for each NEO under this plan. No amount is included with respect to nonqualified deferred compensation earnings because there were no above-market or preferential earnings on nonqualified deferred compensation.
(7)	The amounts shown for 2015 in the "All Other Compensation" column are comprised of the following components:

Name	Match (401(k) Plan) (a)	Personal Use of Aircraft (b)	Term Life Insurance (c)	Relocation- Related Payments (d)	Total All Other Compensation

Michael F. Mahoney	$15,900	$49,426	$2,869	$0	$68,195
Daniel J. Brennan	$15,900	$0	$1,393	$0	$17,293
Joseph M. Fitzgerald	$15,900	$0	$1,361	$0	$17,261
Edward F. Mackey	$15,289	$0	$1,077	$95,683	$112,049
Timothy A. Pratt	$14,671	$0	$9,208	$0	$23,879

(a)	The amounts shown in this column represent matching contributions made by the Company for each NEO under our 401(k) Retirement Savings Plan. All individual and matching contributions to the 401(k) Retirement Savings Plan are fully vested upon contribution.
(b)
Pursuant to Mr. Mahoney's offer letter, he is permitted reasonable personal use of our corporate aircraft up to $100,000 per annum in aggregate incremental cost to the Company, but is not entitled to reimbursement from the Company for any taxes resulting from imputed income attributable to his personal use of the corporate aircraft. The amount reflected in the "Personal Use of Corporate Aircraft" column represents the aggregate incremental costs to us for Mr. Mahoney's personal use of our corporate aircraft, as well as any incremental costs associated with persons accompanying Mr. Mahoney on business travel. We calculate the incremental cost to us by dividing the total annual variable operating costs for the corporate aircraft by the number of in-flight hours during the year. The resulting dollar per hour amount is then multiplied by the number of hours flown for personal use by the executive during the year, including the "dead head" costs of flying the aircraft to and from locations for personal use. Our corporate aircraft are used predominately for business travel. Therefore, we do not include the fixed operating costs, such as pilot salary, general taxes and insurance, in the incremental cost calculation. Incremental cost does not include amounts attributable to the NEO for increased income taxes we incurred in 2015 as a result of disallowed deductions related to personal use under Internal Revenue Service rules. For 2015, the reflected amount excludes $340,397of disallowed corporate income tax deductions attributable to Mr. Mahoney's personal use of the aircraft during the year. Mr. Mahoney was taxed on the imputed income attributable to his personal use of the corporate aircraft and did not receive tax assistance from the Company with respect to this amount.
(c)
Amounts in the "Term Life Insurance" column consist of premiums and the imputed income for Company-paid term life insurance attributable to our NEOs. For Messrs. Mahoney, Brennan, Fitzgerald, Mackey, and Pratt, the premium paid was $347, $177, $173, $140, and $230, respectively.
(d)
Amounts in the "Relocation" column represent relocation expenses, including $54,369 of expenses related to the sale of Mr. Mackey's residence. The remainder of the relocation amount includes moving expenses, expenses related to the purchase of a new home, and other miscellaneous relocation-related expenses incurred by Mr. Mackey pursuant to our global relocation program and his offer letter. The amount also includes a tax gross-up of $10,968 for tax obligations arising out of $17,820 of the relocation income. The gross-up is intended to cover taxes on income to Mr. Mackey from the reimbursement of the closing costs on the purchase of his new home and a miscellaneous relocation allowance. A tax gross-up is available to all participants in our global relocation programs. For more information about our global relocation program, please see "Global Relocation Programs" in the Compensation Discussion & Analysis section.

Grants of Plan Based Awards

The table below presents information regarding awards under the Company's 2015 Annual Bonus Plan and 2011 Long-Term Incentive Plan, including those pursuant to the Company's 2015 Performance Share Programs, during the fiscal year ended December 31, 2015. For a description of material factors helpful for an understanding of the information in the table below, please see the Compensation Discussion & Analysis and the narrative to this table.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)			Grant Date Fair Value of Stock and Option Awards ($)(4)
									All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)
		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael F. Mahoney		$0	$1,218,750	$3,250,000
	2/23/2015(5)				47,517	118,792	237,584				$2,712,021
	2/23/2015(6)				29,698	118,792	178,188				$1,937,498
	2/23/2015(7)							118,792			$1,937,498
	2/23/2015(7)								334,051	$16.31	$1,937,963
Daniel J. Brennan		$0	$350,000	$1,050,000
	2/23/2015(5)				10,730	26,824	53,648				$612,392
	2/23/2015(6)				6,706	26,824	40,236				$437,499
	2/23/2015(7)							26,824			$437,499
	2/23/2015(7)								75,431	$16.31	$437,605
Joseph M. Fitzgerald		$0	$339,500	$1,018,500
	2/23/2015(5)				8,277	20,692	41,384				$472,398
	2/23/2015(6)				5,173	20,692	31,038				$337,487
	2/23/2015(7)							20,692			$337,487
	2/23/2015(7)								58,189	$16.31	$337,578
Edward F. Mackey		$0	$270,000	$810,000
	2/23/2015(5)				4,598	11,496	22,992				$262,454
	2/23/2015(6)				2,874	11,496	17,244				$187,500
	2/23/2015(7)							11,496			$187,500
	2/23/2015(7)								32,327	$16.31	$187,542
	3/2/2015(8)							96,131			$1,639,995
	3/2/2015(8)								68,106	$17.06	$410,019
Timothy A. Pratt		$0	$512,000	$1,536,000
	2/23/2015(5)				7,357	18,393	36,786				$419,912
	2/23/2015(6)				4,598	18,393	27,590				$299,990
	2/23/2015(7)							18,393			$299,990
	2/23/2015(7)								51,724	$16.31	$300,072

(1)	The amounts in these columns reflect target and maximum payouts under the 2015 Annual Bonus Plan. There is no threshold-level payout under the 2015 Annual Bonus Plan. The maximum possible payout under the 2015 Annual Bonus Plan is 300% of the target payout, representing the product of (i) a maximum of 150% of the target payout based on Company performance metrics and (ii) a maximum of 200% of the target payout based on individual performance objectives. Under the 2015 Annual Bonus Plan, bonuses to executives covered by Internal Revenue Code Section 162(m) are capped at $3.25 million. The actual amount earned by each NEO under the 2015 Annual Bonus Plan is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. For additional information about our 2015 Annual Bonus Plan and a discussion of how these amounts are determined, please see the Compensation Discussion & Analysis section titled "Short-Term Incentives" and the section titled "2015 Annual Bonus Plan" in the narrative to this table.
(2)
The amounts in these columns reflect threshold, target and maximum share issuance under our 2015 TSR PSP and 2015 FCF PSP. The target performance-based DSUs awarded under these programs were granted to our NEOs in February 2015 as part of our annual review process and were awarded under our 2011 LTIP. For additional details regarding the awards to our NEOs pursuant to our 2015 TSR PSP and our 2015 FCF PSP, please see footnotes 5 and 6 to this Grants of Plan-Based Awards table, respectively.
(3)	The amounts in these columns reflect the number of service-based DSUs and stock options granted to our NEOs under our 2011 LTIP during 2015.
(4)
The amounts in this column have been determined in accordance with FASB ASC Topic 718. See footnotes 3 and 4 to the Summary Compensation Table for a description of the assumptions used in determining the grant date fair value of these awards.

(5)
These awards were granted pursuant to our 2015 TSR PSP. The threshold award level represents the minimum share issuance for each award that a participant may receive based on performance, which is 40% of the target TSR performance-based DSUs awarded under the program. The maximum share issuance for each award is 200% of the target TSR performance-based DSUs awarded under the 2015 TSR PSP. For additional information about our 2015 TSR PSP and a discussion of how these amounts are determined, please see the section titled "2015 Total Shareholder Return Performance Share Program" in the narrative to this table.
(6)
These awards were granted pursuant to our 2015 FCF PSP. The threshold award level represents the minimum share issuance for each award that a participant may receive based on performance, which is 25% of the target FCF performance-based DSUs awarded under the program. The maximum share issuance for each award is 150% of the target FCF performance-based DSUs awarded under the 2015 FCF PSP. For additional information about our 2015 FCF PSP and a discussion of how these amounts are determined, please see the section titled "2015 Free Cash Flow Performance Share Program" in the narrative to this table.
(7)	These awards were granted as part of our annual review process and awarded under our 2011 LTIP.
(8)
These amounts represent the new hire equity incentive award, consisting of stock options and service-based DSUs, which was granted to Mr. Mackey in March 2015 pursuant to his offer letter. The new hire equity incentive award was primarily intended to incentivize Mr. Mackey to become our Executive Vice President, Operations, taking into consideration the value of the unvested equity that he relinquished by leaving his position with his prior employer.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following provides information about the terms of our 2015 Annual Bonus Plan, 2015 Performance Share Programs and our Long-Term Incentive Plan, pursuant to which our NEOs were awarded short- and long-term incentive compensation, as applicable and detailed in the tables above. For additional information regarding the application of these plans and programs to our NEOs in 2015, please see the Compensation Discussion & Analysis.

2015 Annual Bonus Plan

Our 2015 Annual Bonus Plan is administered by our Compensation Committee and was established under our 2011 LTIP. The plan year for our 2015 Annual Bonus Plan ran from January 1, 2015 to December 31, 2015. Generally all U.S. salaried employees not eligible for commissions under sales compensation plans and certain international and expatriate/inpatriate employees selected for participation are eligible to participate in our 2015 Annual Bonus Plan, provided they have at least two full months of service during the plan year. Participants generally must be employed with us on the date payments are made in order to receive awards under the plan. However, in the event of death or retirement or certain involuntary terminations without cause, in each case, as described in the 2015 Annual Bonus Plan, participants may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate. Participants who have at least two months of eligibility but less than a full year similarly may receive awards under the 2015 Annual Bonus Plan on a prorated basis.

Target Incentive Award Opportunity

Each participant is provided with a target incentive award opportunity under the 2015 Annual Bonus Plan expressed as a percentage of his or her base salary. For a discussion of the 2015 target incentive award opportunities for our NEOs, please see the Compensation Discussion & Analysis sections titled "Individual Target Incentive Award Opportunity" and "2015 Annual Bonus Plan Awards Paid to Our NEOs."

Company Performance Funds Total Bonus Pool

Company Performance Metrics and Weighting. Under the 2015 Annual Bonus Plan, after year-end a single Company-wide annual bonus pool (Total Bonus Pool) is funded based on the Company's performance measured against important Company-level financial performance metric targets. For 2015, our Compensation Committee selected adjusted EPS and standard foreign exchange (SFX) net sales as our Company- level performance metrics. Each metric has a 50% weighting.

Company Metrics Defined. For purposes of our 2015 Annual Bonus Plan: (i) adjusted EPS equals adjusted net income (loss) divided by weighted average diluted shares outstanding for the performance year (adjusted net income equals GAAP net income (loss) excluding intangible asset impairment charges, acquisition- and divestiture-related net charges, restructuring and restructuring-related net charges, litigation-related net charges, pension termination charges, debt extinguishment charges, discrete tax items, and amortization expense, which are either non-operational or which we do not believe are indicative of the on-going performance of our operating segments); and (ii) SFX net sales is calculated at an assumed standard constant currency basis that excludes the impact of changes in foreign currency rates, which are highly variable and difficult to predict and, for 2015, excludes sales a business acquired in 2015, which was not contemplated in our Board approved internal financial and operating plans for 2015.

For a discussion of the Company level targets under the 2015 Annual Bonus Plan, funding of the Total Bonus Pool and the individual performance component of the 2015 Annual Bonus Plan, please see the Compensation Discussion & Analysis section titled "Short-Term Incentives."

Recovery of Annual Bonus Plan Award

Our 2015 Annual Bonus Plan provides that, to the extent permitted by applicable law, our Board will seek reimbursement of incentive compensation paid to any executive officer under the plan in the event of a restatement of our financial results that reduced a previously granted award's size or payment. Under such circumstances, and to the extent permitted by applicable law, we would seek to recover the amount of the 2015 Annual Bonus Plan award paid to such executive that was in excess of the amount that would have been paid based on the restated financial results. Additionally, our 2015 Annual Bonus Plan provides that, to the extent permitted by applicable law, our Board may seek reimbursement of incentive compensation paid to an executive under the plan in the event of executive misconduct or gross dereliction of duty that resulted in a material violation of Company policy and caused significant harm to the Company. In such an event, and to the extent permitted by applicable law, the Board may seek reimbursement of all or a portion of cash incentive compensation awards paid within a certain time period under the plan.

2015 Total Shareholder Return Performance Share Program

Our 2015 TSR PSP is administered, and the target TSR performance-based DSUs awarded pursuant to our 2015 TSR PSP are granted, under our 2011 LTIP. The TSR performance-based DSUs vest upon the satisfaction of both the Company performance criteria and service criteria under the 2015 TSR PSP, subject to acceleration in the event of certain qualifying terminations discussed below. Our executives, including our NEOs, are eligible to participate in the 2015 TSR PSP, which is administered by our Compensation Committee. For a discussion of the TSR performance-based DSUs awarded to our NEOs in 2015, please see the Compensation Discussion & Analysis section titled "2015 Long-Term Incentive Awards for our NEOs."

Company Performance Criteria

For a discussion of the Company performance criteria under the 2015 TSR PSP please see the Compensation Discussion & Analysis section titled "Long-Term Incentives."

Calculation of TSR and Percentile Performance. The TSR for the Company and each other company in the S&P 500 Healthcare Index for the 3-year performance period is determined based on the following formula:

(Change in Stock Price + Dividends Paid) / Beginning Stock Price

The change in stock price is determined by subtracting the beginning stock price (the daily average closing price of one share of common stock for the two calendar months prior to the beginning of the performance period) from the ending stock price (the daily average closing price of one share of common stock for the last two calendar months of the performance period). The dividends paid are the total of all cash dividends paid on one share of common stock during the performance period.

Following the calculation of the TSR for the three-year performance period for our Company and each of the other companies in the S&P 500 Healthcare Index, the companies will be ranked in order of maximum to minimum TSRs for the full three-year performance period. Our percentile performance will be determined by (i) dividing (a) our ranking versus that of the other companies in the S&P 500 Healthcare Index minus one, by (b) the total number of companies in the S&P 500 Healthcare Index minus one, and (ii) subtracting the result from one.

Service Criteria

Generally under the 2015 TSR PSP, except with respect to termination of employment due to retirement, death or disability, or in connection with a change in control, in each case, as described in the 2015 TSR PSP and/or the 2011 LTIP, a participant must be employed with us on December 31, 2017 to be eligible to receive shares of our common stock in respect of his or her TSR performance-based DSUs as to which the performance criteria under the program have been satisfied.

For information regarding potential payments upon certain terminations of employment or in connection with a change in control, please see "Potential Payments Upon Termination or Change in Control."

2015 Free Cash Flow Performance Share Program

Our 2015 FCF PSP is administered, and the target FCF performance-based DSUs awarded pursuant to our 2015 FCF PSP are granted, under our 2011 LTIP. The 2015 grants of FCF performance-based DSUs vest upon the satisfaction of both the one-year Company performance criteria and the three-year service criteria (inclusive of the performance period) under the 2015 FCF PSP, subject to acceleration in the event of certain qualifying terminations discussed below. Our executives, including our NEOs, were eligible to participate under the 2015 FCF PSP, which is administered by our Compensation Committee. For a discussion of the 2015 FCF performance-based DSUs awarded to our NEOs and the Company's achievement of the Company performance criteria under the program, please see the Compensation Discussion & Analysis section titled "2015 Long-Term Incentive Awards for our NEOs."

Company Performance Criteria

For a discussion of the Company performance criteria under the 2015 FCF PSP please see the Compensation Discussion & Analysis section titled "Long-Term Incentives."

Service Criteria

Generally under the 2015 FCF PSP, except with respect to termination of employment due to retirement, death or disability, or in connection with a change in control, in each case, as described in the 2015 FCF PSP and/or the 2011 LTIP, a participant must be employed with us on December 31, 2017 to be eligible to receive shares of our common stock in respect of his or her FCF performance-based DSUs as to which the performance criteria under the program have been satisfied.

For information regarding potential payments upon certain terminations of employment or in connection with a change in control, please see "Potential Payments Upon Termination or Change in Control."

2011 Long-Term Incentive Plan

The purpose of the broad-based equity incentive award opportunities available for grant under our 2011 LTIP is to attract, retain, engage and focus key employees and other eligible participants on achieving long-term stockholder value by rewarding them for the increased performance of our common stock underlying such awards. Our 2011 LTIP is administered by our Compensation Committee and provides for the grant of restricted or unrestricted common stock, deferred stock units, options to acquire our common stock, stock appreciation rights (SARs), performance awards and other stock and non-stock awards (collectively, Awards). Our 2011 LTIP prohibits repricing or replacement of options or SARs and the issuance of in-the-money options or SARs, and includes limitations on the amounts of grants and payments to any individual within a given fiscal year as well as certain other customary limitations. Employees, directors and other individuals who provide services to us and our affiliates who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our success or that of our affiliates are eligible for Awards under our 2011 LTIP. Our 2011 LTIP became effective on June 1, 2011, following its approval at our 2011 Annual Meeting of Stockholders, and will terminate on March 1, 2021 (unless terminated sooner by our Board), and no further Awards may be granted following that date.

Certain Separations from Service

Generally under the 2011 LTIP, except with respect to termination of employment due to retirement, death or disability, or in connection with a change in control, in each case, as described therein or as otherwise provided for in the applicable award agreement, all equity awards terminate to the extent not vested immediately prior to the cessation of employment, and to the extent vested but not exercised at such time, remain exercisable for the lesser of one year or until the expiration of the stated term of the award. Further, in the event of a termination for "cause" (defined as conviction of, or a failure to contest prosecution for, a felony, or misconduct or dishonesty that is harmful to our business or reputation), or as a result of reasons that cast such discredit on the individual as to justify immediate termination of the award, in each case, as determined in the Compensation Committee's sole discretion, all outstanding equity awards (including unexercised stock options, whether vested or unvested) terminate immediately upon notice of such termination.

For a discussion of our plans and arrangements under which a change in control and/or termination of employment triggers payments or benefits, including our 2011 LTIP, please see the narrative to the tables appearing in "Potential Payments Upon Termination or Change in Control." Potential payments to our NEOs in 2015 under such plans or arrangements are included in the tables appearing in "Potential Payments Upon Termination or Change in Control."

2015 Equity Awards

With respect to our executives, including our NEOs as applicable, our Compensation Committee set the mix of equity award opportunities under our 2015 Long-Term Incentive Program at 25% target TSR performance-based DSUs, 25% target FCF performance-based DSUs, 25% stock options and 25% service-based DSUs. For a discussion of the 2015 equity awards made to our NEOs, please see the Compensation Discussion & Analysis section titled "Long-Term Incentives."

Outstanding Equity Awards at Fiscal Year End

The following table provides information with respect to outstanding unexercised non-qualified stock options and unvested DSUs for each NEO as of December 31, 2015.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Michael F. Mahoney	02/27/2012	506,205	168,736	$6.280	02/27/2022
	02/28/2013	330,268	330,268	$7.390	02/28/2023
	02/24/2014	86,520	259,563	$13.080	02/24/2024
	02/23/2015	0	334,051	$16.310	02/23/2025
	11/01/2011					341,670(4)	$6,300,395
	02/27/2012					114,650	$2,114,146
	02/28/2013					152,233	$2,807,177
	02/28/2013					507,442(5)	$9,357,230
	02/28/2013					257,273(6)	$4,744,114
	02/24/2014					116,208	$2,142,876
	02/24/2014					147,873(7)	$2,726,778
	02/23/2015					118,792	$2,190,524
	02/23/2015					129,246(8)	$2,383,296
	02/24/2014							290,518(9)	$5,357,152
	02/23/2015							237,584(10)	$4,381,049
Daniel J. Brennan	05/08/2006	8,800	0	$21.930	05/08/2016
	02/24/2009	40,214	0	$8.300	02/24/2019
	02/16/2010	102,308	0	$7.410	02/16/2020
	02/28/2011	62,112	0	$7.160	02/28/2021
	02/27/2012	22,849	7,617	$6.280	02/27/2022
	02/28/2013	18,930	18,930	$7.390	02/28/2023
	02/24/2014	17,076	51,230	$13.080	02/24/2024
	02/23/2015	0	75,431	$16.31	02/23/2025
	02/28/2011					2,792	$51,484
	02/27/2012					5,176	$95,445
	02/28/2013					8,119	$149,714
	02/28/2013					27,062(5)	$499,023
	02/28/2013					13,720(6)	$252,997
	02/24/2014					22,936	$422,940
	02/24/2014					29,185(7)	$538,171
	02/23/2015					26,824	$494,635
	02/23/2015					29,185(8)	$538,171
	02/24/2014							57,338(9)	$1,057,313
	02/23/2015							53,648(10)	$989,269

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Joseph M. Fitzgerald	01/03/2006	8,982	0	$24.460	01/03/2016
	02/28/2006	40,000	0	$24.420	02/28/2016
	02/12/2008	85,227	0	$12.520	02/12/2018
	02/24/2009	44,236	0	$8.300	02/24/2019
	02/16/2010	107,692	0	$7.410	02/16/2020
	02/28/2011	77,640	0	$7.160	02/28/2021
	02/27/2012	52,729	17,577	$6.280	02/27/2022
	02/28/2013	39,632	39,632	$7.390	02/28/2023
	02/24/2014	14,230	42,691	$13.080	02/24/2024
	02/23/2015	0	58,189	$16.310	02/23/2025
	02/28/2011					3,492	$64,392
	02/27/2012					11,944	$220,247
	02/28/2013					18,268	$336,862
	02/28/2013					60,892(5)	$1,122,848
	02/28/2013					30,872(6)	$569,280
	02/24/2014					19,113	$352,444
	02/24/2014					24,321(7)	$448,479
	02/23/2015					20,692	$381,560
	02/23/2015					22,513 (8)	$415,140
	02/24/2014							47,782(9)	$881,100
	02/23/2015							41,384(10)	$763,121
Edward F. Mackey	02/23/2015	0	32,327	$16.310	02/23/2025
	03/02/2015	0	68,106 (11)	$17.060	03/02/2025
	02/23/2015					11,496	$211,986
	02/23/2015					12,508 (8)	$230,648
	03/02/2015					96,131(11)	$1,772,656
	02/23/2015							22,992(10)	$423,972
Timothy A. Pratt	05/01/2008	154,761	0	$13.560	05/01/2018
	02/24/2009	100,536	0	$8.300	02/24/2019
	02/16/2010	192,308	0	$7.410	02/16/2020
	02/26/2010	4,348	0	$7.740	02/26/2020
	02/28/2011	232,919	0	$7.160	02/28/2021
	02/27/2012	84,367	28,123	$6.280	02/27/2022
	02/28/2013	55,044	55,045	$7.390	02/28/2023
	02/24/2014	13,661	40,983	$13.080	02/24/2024
	02/23/2015	0	51,724	$16.310	02/23/2025
	02/28/2011					10,476	$193,177
	02/27/2012					19,109	$352,370
	02/28/2013					25,372	$467,860
	02/28/2013					84.572(5)	$1,559,508
	02/28/2013					42,878(6)	$790,670
	02/24/2014					18,348	$338,337
	02/24/2014					23,347 (7)	$430,519
	02/23/2015					18,393	$339,167
	02/23/2015					20,012 (8)	$369,021
	02/24/2014							45,870(9)	$845,843
	02/23/2015							36,786(10)	$678,334

(1)	All stock options are non-qualified stock options and vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to continued service on each applicable vesting date.
(2)
Unless otherwise noted, all service-based DSUs vest in five equal annual installments beginning on the first anniversary of the date of grant, subject to continued service on each applicable vesting date.

(3)	Unless otherwise noted, the amounts reflected in this column are based on the closing price of our common stock on December 31, 2015, which was $18.44.
(4)
This amount represents the unvested portion of the new hire inducement grant of service-based DSUs that were awarded to Mr. Mahoney in November 2011 in connection with his joining the Company as our President and pursuant to the terms of his offer letter. Such service-based DSUs were structured and intended in large part to compensate Mr. Mahoney for the unvested short- and long-term incentive compensation he forfeited upon separating from his previous employer, taking into consideration his transition period from our President to our President and Chief Executive Officer.
(5)
In February 2013, our NEOs, except Mr. Mackey, were awarded TSR performance-based DSUs under our 2013 TSR Performance Share Program (2013 TSR PSP). Our total shareholder return performance was ranked first relative to that of the other companies in the S&P 500 Healthcare Index over the three annual performance cycles comprising the three-year period ended December 31, 2015. Accordingly, in February 2016 the Compensation Committee determined that pursuant to the terms of the 2013 TSR PSP, 200% of the target number of TSR performance-based DSUs had been earned based on the performance criteria under the program. Amounts for these awards represent the number of shares of our common stock that were delivered or otherwise made available to our NEOs, except Mr. Mackey, on February 22, 2016 in settlement of the units awarded to them in 2013.
(6)
In February 2013, our NEOs, except Mr. Mackey, were awarded FCF performance-based DSUs under our 2013 FCF PSP. The common stock associated with these awards was delivered in settlement of these awards in January 2016.
(7)
In February 2014, our NEOs, except Mr. Mackey, were awarded FCF performance-based DSUs under our 2014 FCF PSP. Amounts for these awards represent the number of shares of our common stock that will be delivered or otherwise made available to our NEOs, except Mr. Mackey, no later than January 15, 2017 in settlement of the units awarded to them in 2014 so long as the service criteria is also satisfied. As of December 31, 2015, such units were unvested and remained subject to forfeiture under the terms of the 2014 FCF PSP.
(8)
In February 2015, our NEOs were awarded FCF performance-based DSUs under our 2015 FCF PSP. Our adjusted free cash flow performance percentile over the one-year performance period ended December 31, 2015 was 104.4% relative to target performance for the same period. Accordingly, in February 2016, the Compensation Committee determined that pursuant to the terms of the 2015 FCF PSP, 108.8% of the target number of FCF performance-based DSUs had satisfied the performance criteria under the program. Amounts for these awards represent the number of shares of our common stock that will be delivered or otherwise made available to our NEOs no later than January 15, 2018 in settlement of the units awarded to them in 2015 so long as the service criteria is also satisfied. As of December 31, 2015, such units were unearned and remained subject to forfeiture under the terms of the 2015 FCF PSP.
(9)
In February 2014, our NEOs, except Mr. Mackey, were awarded TSR performance-based DSUs under our 2014 TSR PSP. The threshold award level represents the minimum share issuance for each award, which is 40% of the target number of TSR performance-based DSUs awarded under the program. The maximum share issuance for each award is 200% of the target number of TSR performance-based DSUs awarded under the 2014 TSR PSP. In accordance with the SEC rules, the number of performance-based DSUs shown represents the number of units that may be earned as of December 31, 2015 based on maximum performance. The SEC rules require that the maximum number of units be disclosed because the number of units that would have been earned based on actual results under the performance conditions for the two year period from January 1, 2014 through December 31, 2015 (instead of through the end of the performance period on December 31, 2016) was between the target and maximum levels of performance under the program.
(10)
In February 2015, our NEOs were awarded TSR performance-based DSUs under our 2015 TSR PSP. The threshold award level represents the minimum share issuance for each award, which is 40% of the target number of TSR performance-based DSUs awarded under the program. The maximum share issuance for each award is 200% of the target number of TSR performance-based DSUs awarded under the 2015 TSR PSP. In accordance with the SEC rules, the number of performance-based DSUs shown represents the number of units that may be earned as of December 31, 2015 based on maximum performance. The SEC rules require that the maximum number of units be disclosed because the number of units that would have been earned based on actual results under the performance conditions for the one year period from January 1, 2015 through December 31, 2015 (instead of through the end of the performance period on December 31, 2017) was at the maximum level of performance under the program.
(11)
These amounts represent the new hire equity incentive award, consisting of stock options and service-based DSUs, which was granted to Mr. Mackey in March 2015 pursuant to his offer letter. The new hire equity incentive award was primarily intended to incentivize Mr. Mackey to become our Executive Vice President, Operations, taking into consideration the value of the unvested equity that he relinquished by leaving his position with his prior employer.

Options Exercised and Stock Vested

The following table sets forth information regarding stock options that were exercised and DSUs that vested for our NEOs during the fiscal year ended December 31, 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Michael F. Mahoney	0	$0	1,304,265	$20,878,227
Daniel J. Brennan	0	$0	57,956	$895,788
Joseph M. Fitzgerald	0	$0	115,021	$1,763,945
Edward F. Mackey	0	$0	0	$0
Timothy A. Pratt	51,000	$214,507	203,068	$3,104,765

(1)	The amounts shown in this column represent the number of shares acquired on exercise multiplied by the difference between the option exercise price and the closing price of our common stock on the date of exercise.
(2)	The amounts reflected in this column represent the number of shares vested or earned multiplied by the closing price of our common stock on the vesting date.

Pension Benefits

All of our executive officers, including our NEOs, are eligible to participate in our Executive Retirement Plan, as amended effective November 1, 2014. The Executive Retirement Plan is intended to provide a clear and consistent approach to managing retirement-eligible executive departures with a standard, mutually understood separation and post-employment relationship. The plan provides retiring executives with a lump sum benefit of 2.5 months of salary for each year of service, up to a maximum of 36 months' pay. The lump sum payments are made in the first payroll period after the last day of the six-month period following retirement. Receipt of payment is conditioned upon the retiring employee entering into a separation agreement with us that includes a release of claims and customary non-disclosure, non-competition, non-solicitation and non-disparagement clauses in favor of the Company. The plan provides that in the event the executive breaches the non-competition or non-solicitation provision of his or her separation agreement, the executive must, in addition to any other court-ordered relief, repay to the Company all amounts paid under the plan.

To receive benefits under the plan, upon his or her retirement an executive's age plus his or her years of service with us must total at least 65 years (provided that the executive is at least 55 years old and has been employed by us for at least five years). For purposes of the plan, "retirement" means any separation from service (as defined in the plan) other than a termination for "cause" (defined as conviction of, or your failure to contest prosecution for, a felony, or misconduct or dishonesty that is harmful to our business or reputation). In addition, if an executive dies and is otherwise eligible for benefits under the plan on the date of his or her death, benefits under the plan will be paid within 60 days of the executive's death.

The Executive Retirement Plan includes a special participant eligibility classification for employees that are "Grandfathered Individuals." Under the Executive Retirement Plan, an employee is a Grandfathered Individual if (i) he or she has completed at least 10 continuous years of service with the Company prior to retiring, (ii) immediately prior to retiring he or she is serving in a "Special Assignment," which is a regular position of employment with the Company that he or she assumed, at the written request of the Chief Executive Officer or his or her designee, immediately after serving for a period of at least five consecutive years as a member of the Company's executive committee and/or in a division president position not on the executive committee, and (iii) the Compensation Committee approved the inclusion of the employee in an eligibility classification as a Grandfathered Individual in connection with his or her acceptance of the Special Assignment.

If a Grandfathered Individual satisfies the requirements to receive benefits under the Plan, he or she will receive a lump sum benefit payable in the first payroll period after the last day of the six-month period following his or her retirement. In the case of a Grandfathered Individual that served as a member of the Company's executive committee during the entire five-year period immediately prior to assuming the Special Assignment, the lump sum benefit will be equal to 2.5 months of salary for each year of service, up to a maximum of 36 months' pay. For a Grandfathered Individual that did not serve as a member of the Company's executive committee during the entire five-year period immediately prior to assuming the Special Assignment, the lump sum benefit will be equal to 1.5 months of salary for each year of service, up to a maximum of 24 months' pay. The base salary used for purposes of calculating the lump sum benefit will be the greater of the Grandfathered Individual's base salary immediately prior to retirement or his or her base salary immediately prior to assuming the Special Assignment.

For retirement-eligible NEOs (Mr. Pratt), the present value of accrued benefits is calculated as the value of their lump sum benefit under the plan based on the NEO's base salary, age and number of years of credited service as of December 31, 2015. For NEOs who were not eligible for retirement (Messrs. Mahoney, Brennan, Fitzgerald, and Mackey) as of December 31, 2015, the present value of accrued benefits is calculated based on the respective NEO's base salary, age and number of years of credited service as of December 31, 2015, discounted to December 31, 2015 from the earliest retirement eligibility date, using a discount rate of 3.75% per annum. This valuation methodology is consistent with the methodology we use for financial statement accounting purposes except that executives are assumed to remain employed by us until their earliest retirement age under the plan (or their age on December 31, if eligible for retirement at that date). For financial statement accounting purposes, the valuation considers the probability that the executives will achieve retirement age. For a more detailed description of the assumptions used in valuing accrued benefits under the plan, please see Note A — Significant Accounting Policies to our 2015 consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2015.

The table below shows the present value of accumulated benefits payable to each of our NEOs, including the numbers of years of service credited to each NEO, under our Executive Retirement Plan as of December 31, 2015.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Michael F. Mahoney	BSC Executive Retirement Plan	4.20	$710,218	$0
Daniel J. Brennan	BSC Executive Retirement Plan	19.06	$1,259,342	$0
Joseph M. Fitzgerald	BSC Executive Retirement Plan	25.21	$1,333,373	$0
Edward F. Mackey	BSC Executive Retirement Plan	0.91	$69,419	$0
Timothy A. Pratt	BSC Executive Retirement Plan	7.67	$1,022,694	$0

(1)	The numbers of years of credited service reflect the NEO's actual years of service as of December 31, 2015. We do not credit additional years of service under the plan. Rather, the plan provides that the number of years of credited service is calculated through the NEO's last day worked. Partially completed years of service are prorated based on calendar days and calculated to the second decimal point.
(2)
Amounts are computed as of December 31, 2015, the same pension plan measurement date used for financial statement reporting purposes for our audited financial statement for the year ended December 31, 2015.

Nonqualified Deferred Compensation

In May 2010, our Board approved the Boston Scientific Corporation Deferred Bonus Plan (the Deferred Bonus Plan). The Deferred Bonus Plan provides certain of our management, including our NEOs, an opportunity to defer a portion of their annual award under our Annual Bonus Plan. The Deferred Bonus Plan provides participants the opportunity to defer up to 75% of their annual award under our Annual Bonus Plan until the earlier of (i) termination of employment or (ii) an elected distribution date, such election to be made by June 30th of each year. Investment choices under the plan are generally the same as those under our 401(k) Retirement Savings Plan, except that, among other things, participants may not elect to invest in the BSC Stock Fund. Distributions under the plan are in either lump sum payments or annual installments over a period of two to five years, as specified by the participant. Under the Deferred Bonus Plan, Mr. Mahoney elected to defer 35% of his 2014 Annual Bonus Plan Award, and Mr. Fitzgerald elected to defer 50% of his 2014 Annual Bonus Plan Award.

In September 2004, we committed to fund a special one-time contribution to our 401(k) Retirement Savings Plan for the benefit of our employees. In June 2005, we adopted a 401(k) Excess Benefit Plan, a non-qualified deferred compensation plan designed to provide specific supplemental benefits to those employees who would have exceeded the 2004 Internal Revenue Code contribution limits if the special contribution had been made to their 401(k) plan accounts. Accordingly, the historic 401(k) Excess Benefit Plan was established to accept the "overflow" contributions resulting from the special one-time contribution on behalf of participating employees, including certain of our NEOs. Investment choices under the historic 401(k) Excess Benefit Plan are generally the same as those under our 401(k) Retirement Savings Plan, except that, among other things, executive officers may not elect to invest in the BSC Stock Fund. The investment elections are made by each participant and may be changed daily. Generally, a lump sum cash payment of their respective account balances under the plan is made to participants determined to be "specified employees," including certain of our NEOs, commencing no earlier than six months and one day following their "separation from service."

The table below shows the aggregate earnings and balances for each of our NEOs under our historic 401(k) Excess Benefit Plan as of December 31, 2015.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(1)

Michael F. Mahoney(2)	401(k) Excess Benefit Plan	$0	$0	$0	$0	$0
Daniel J. Brennan	401(k) Excess Benefit Plan	$0	$0	$320	$0	$37,848
Joseph M. Fitzgerald	401(k) Excess Benefit Plan	$0	$0	$(822)	$0	$46,922
Edward F. Mackey(2)	401(k) Excess Benefit Plan	$0	$0	$0	$0	$0
Timothy A. Pratt(2)	401(k) Excess Benefit Plan	$0	$0	$0	$0	$0

(1)	No portion of the amounts in this column is included in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column for 2015, 2014 or 2013 in the Executive Compensation section titled "Summary Compensation Table," as the earnings were neither above-market nor preferential.
(2)	None of Messrs. Mahoney, Mackey, or Pratt was employed by us when the one-time 401(k) contribution was made to our historic 401(k) Excess Benefit Plan.

The investment choices under the historic 401(k) Excess Benefit Plan and their annual rates of return for the year ended December 31, 2015 are contained in the following table.

Name of Investment Option	2015 Rate of Return

Vanguard Growth Index Fund Institutional Shares	3.33%
Vanguard Prime Money Market Fund	0.05%
Vanguard Windsor II Fund Investor Shares	(3.22)%
Vanguard International Growth Fund Investor Shares	(0.67)%
Vanguard Total Bond Market Index Fund Institutional Shares	0.41%
Vanguard Mid-Cap Growth Fund	0.21%
Vanguard Wellington Fund Admiral Shares	0.14%
Vanguard Institutional Index Fund Institutional Plus Shares	1.39%
T. Rowe Price Small Cap Stock Fund Advisor Class	(3.47)%

Potential Payments Upon Termination or Change In Control

Executive Retirement Plan

All of our executives, including our NEOs, are eligible to participate in our Executive Retirement Plan. The Executive Retirement Plan is intended to provide a clear and consistent approach to managing executive departures with a standard mutually-understood separation and post-employment relationship. The benefits payable to our executives upon "retirement" under the Executive Retirement Plan, as well as the present value of amounts accrued thereunder as of December 31, 2015, are reflected in the table and the related footnotes and narrative to the section titled "Pension Benefits." In addition, changes in the present value of the benefits under the Executive Retirement Plan from December 31, 2014 to December 31, 2015 are reflected in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table. For further discussion of our Executive Retirement Plan, please see the narrative to the table appearing in the section titled "Pension Benefits."

Change in Control Agreements

We provide Change in Control Agreements to our executives, including our NEOs, and other key employees. Our Change in Control Agreements for our executives are limited to a three-year term and provide that if both a change in control occurs during the term of the agreement and the executive's employment is terminated either by us without "Cause" or by the executive for "Good Reason" (each as described below) during the two-year period following the change in control, then the executive would be entitled to receive a lump sum payment of three times the sum of (i) the executive's base salary and (ii) target incentive bonus (or prior year's bonus, if higher). Additionally, an executive would be entitled to receive a prorated target incentive bonus for the year in which his or her termination occurred, continuation of health, life insurance and other welfare benefits for up to three years, and reimbursement for up to $100,000 in legal fees and expenses incurred by an executive in disputing termination or enforcing rights under his or her Change in Control Agreement. Our Change in Control Agreements further provide that all equity granted to executives require both a change in control and a termination without Cause or resignation by the executive for Good Reason within two years after the change in control in order to accelerate vesting; provided, however, that if the surviving or acquiring entity in a change in control transaction does not provide for the substitution or assumption of outstanding equity awards, such outstanding awards will immediately become fully vested.

The Change in Control Agreements do not include an excise tax "gross-up" but rather require a reduction in the amount of the severance payments if the reduction would result in a greater after-tax amount. In exchange for the benefits afforded under our Change in Control Agreements, our executives agree to certain non-disclosure restrictions, a two-year non-solicitation obligation and to execute a release in favor of the Company. Executives, including our NEOs, who are eligible to receive payments under our Change in Control Agreements are not also eligible to receive payments and benefits under our Executive Retirement Plan or Severance Plan For Exempt Employees (the Severance Plan).

For purposes of our Change in Control Agreements, "Cause" generally means willfully engaging in criminal or fraudulent acts or gross misconduct that is demonstrably and materially injurious to us. "Good Reason" generally means, among other things, assignment of duties inconsistent with the executive's status as an executive or an adverse alteration of the executive's duties; a reduction in annual base salary or bonus or failure to increase salary at a rate commensurate with that of other key executives; an adverse change in long-term incentive opportunities; failure by the Company to continue to provide comparable benefits or continue in effect, or continue the executive's participation in, any compensation plan in which the executive participates; the relocation of the executive's principal place of work more than 50 miles; or failure by the Company to obtain a satisfactory agreement from any successor entity to agree to perform the Change in Control Agreement.

Long-Term Incentive Plan

Our employees, including our NEOs, are eligible to receive equity awards under our 2011 LTIP. Equity awards granted to our executives under our 2011 LTIP require both a change in control and a subsequent termination without Cause or for Good Reason pursuant to the terms of our Change in Control Agreements for accelerated vesting where the surviving or acquiring entity assumes outstanding awards.

Further, beginning in July 2010, the terms of all annual equity awards granted to our employees, including our NEOs, provide that in the event that the employee's employment terminates due to disability or retirement (each as defined in the 2011 LTIP) prior to the first anniversary of the equity award grant date, the unvested equity award will immediately lapse and be forfeited, and in the event of a termination due to death prior to the first anniversary of the equity award grant date, a prorated portion of such awards will vest based on the percent of the year completed prior to death. In the event of a termination due to disability, retirement or death after the first anniversary of the equity award grant date, all unvested equity awards will vest in full.

Our 2011 LTIP is more fully described under the section titled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2011 Long-Term Incentive Plan."

TSR Performance Share Programs

2013 TSR Performance Share Program

Our 2013 TSR PSP covers our executives, including our NEOs, and is administered by our Compensation Committee. Under our 2013 TSR PSP, if a participant's employment is terminated either by us without Cause or by the executive for Good Reason (as defined in our Change in Control Agreements) following a change in control, or if a participant's employment is terminated due to retirement, death or disability, after the end of the first annual performance cycle but prior to the end of the three-year performance period, shares of our common stock will be issued in respect of the TSR performance-based DSUs as to which the performance criteria under the program have been satisfied on a prorated basis using (i) the first performance cycle percentile performance funding amount where the triggering event occurred during the second performance cycle, or (ii) the average of the first and second performance cycle percentile performance funding amounts where the triggering event occurred during the third performance cycle. Pursuant to the terms of our Change in Control Agreements, the TSR performance-based DSUs awarded to our executives require both a change in control and a subsequent termination without Cause or for Good Reason for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. However, such awards will be forfeited in their entirety in the event a change in control, retirement, death, or disability occurs prior to December 31 in the year of grant.

2014 and 2015 TSR Performance Share Programs

Our 2014 and 2015 TSR PSPs cover our executives, including our NEOs, and are administered by the Compensation Committee. Under our 2014 and 2015 TSR PSPs, if a participant's employment terminates due to retirement, death or disability after December 31 in the year of grant, but prior to the end of the three-year performance period, shares of our common stock will be issued in respect of the TSR performance-based DSUs as to which the performance criteria under the program have been satisfied at the end of the three-year performance period, on a prorated basis. However, such awards will be forfeited in their entirety in the event retirement, death, or disability occurs prior to December 31 in the year of grant.

Pursuant to the terms of our Change in Control Agreements, the TSR performance-based DSUs awarded to our executives require both a change in control and a subsequent termination without Cause or for Good Reason for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. Under our 2014 and 2015 TSR PSPs and our Change in Control Agreements, if a change in control and a subsequent termination without Cause or for Good Reason occurs after December 31 in the year of grant, but prior to the end of the three-year performance period, shares of our common stock will be issued in respect of the TSR performance-based DSUs as to which the performance criteria under the program have been satisfied on the last day of the month preceding the date on which the change in control is consummated, on a prorated basis. However, such awards will be forfeited in their entirety in the event of a change of control occurs prior to December 31 in the year of grant.

Our 2015 TSR PSP is more fully described under the section titled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2015 Total Shareholder Return Performance Share Program."

FCF Performance Share Programs

Our FCF PSPs cover our executives, including our NEOs, and are administered by our Compensation Committee. Under our FCF PSPs, if a participant's employment terminates due to retirement, death or disability after the end of the one-year performance period but prior to the end of the three-year service period, shares of our common stock will be issued in respect of the FCF performance-based DSUs as to which the performance criteria under the program have been satisfied on a prorated basis. Pursuant to the terms of our Change in Control Agreements, the FCF performance-based DSUs awarded to our executives require both a change in control and a subsequent termination without Cause or for Good Reason for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. However, such awards will be forfeited in their entirety in the event of a change of control that occurs prior to the end of the one-year performance period.

Our 2015 FCF PSP is more fully described under the section titled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2015 Free Cash Flow Performance Share Program."

2015 Annual Bonus Plan

Our 2015 Annual Bonus Plan is generally available to all U.S. salaried personnel not eligible for commissions under sales compensation plans, including our NEOs, and certain international and expatriate/inpatriate employees working in positions designated by the Company as eligible to participate in the plan. To be eligible to receive their incentive award, participants generally must be employed by us on the date payments are made under the 2015 Annual Bonus Plan. However, in the event of death, retirement or certain involuntary terminations without cause, in each case, as described in the 2015 Annual Bonus Plan, participants may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate (subject to certain minimum months of service requirements). Grants of performance incentive awards to our NEOs under our 2015 Annual Bonus Plan are reflected in the Summary Compensation Table in the "Non-Equity Incentive Compensation" column, and our 2015 Annual Bonus Plan is more fully described under the section titled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2015 Annual Bonus Plan", as well as the Compensation Discussion & Analysis section titled "Short-Term Incentives."

Severance Plans

We maintain severance plans for eligible employees, including our NEOs, under which participants are entitled to receive certain payments and benefits for specified periods of time. Such benefits are only available in the event of certain involuntary terminations either (i) due to an anticipated facility relocation or closing or a reduction of staffing levels where the employee has not refused a similar position with us, or (ii) resulting from a sale, merger or reorganization of our Company where the employee is not provided an opportunity to be employed in a similar position with the acquiring or resulting entity. Executives, including our NEOs, who are eligible to receive payments under our Executive Retirement Plan, are not also eligible to receive payments and benefits under our severance plans. In addition, executives who receive severance payments under a Change in Control Agreement are not eligible to receive payments and benefits under our severance plans.

The Severance Plan provides that director level and above exempt employees, including certain of our NEOs, are eligible for (i) two weeks of payments for each completed year of service to the Company, based on the weekly rate of the employee's salary in effect on the date of his termination, with a minimum benefit of 26 weeks and a maximum benefit of 52 weeks, (ii) one month of subsidized health and dental coverage for each completed year of service to the Company with a minimum benefit of six months and a maximum benefit of 12 months, and (iii) outplacement services, in each case, in the event of certain involuntary terminations described above.

Additionally, the Severance Plan provides that in the event of certain involuntary terminations, employees eligible to participate in our Annual Bonus Plan may be entitled to a prorated bonus if such involuntary termination occurs on or after October 1 of a calendar year. The prorated bonus is calculated by multiplying the amount of the bonus an employee would have received for the calendar year, had he remained employed by the Company until the bonus payment date (or, if less, the target bonus) times a fraction, the denominator of which is the number of days in the calendar year, and the numerator of which is the number of days in which he was a bonus-eligible employee during the calendar year.

Under the Severance Plan, the payment of severance benefits is subject to the Company's receipt of a release of claims. In addition, the maximum severance payment available under the plan is limited to twice the Internal Revenue Code dollar limitation in effect for qualified plans for the calendar year immediately preceding the calendar year in which the termination occurs.

The following tables show potential payments to Messrs. Mahoney, Brennan, Fitzgerald, Mackey and Pratt under existing agreements, plans or other arrangements, for various scenarios involving a change in control or termination of employment, in each case assuming the termination was effective before the end of the day on December 31, 2015 and, where applicable, using the closing market price of our common stock of $18.44 per share on such date. In each case, amounts in these tables do not include amounts payable, if any, to our NEOs who were not retirement eligible on December 31, 2015 pursuant to our Executive Retirement Plan, which are described in the table and accompanying narrative and footnotes in the section titled "Pension Benefits."

Michael F. Mahoney

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$0	$0	$487,500	$0	$2,925,000	$0	$0	$0
Bonus	$0	$0	$0	$0	$4,212,450	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$1,218,750	$0	$1,218,750	$0	$1,218,750	$0

Total Cash Severance	$0	$0	$1,706,250	$0	$8,356,200	$0	$1,218,750	$0
Benefits
Health and Welfare Benefits(6)	$0	$0	$8,342	$0	$57,555	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$1,041	$0	$0	$0
Executive Retirement Plan(7)	$0	$0	$0	$0	$0	$0	$0	$0
Other Benefits(8)	$0	$0	$2,000	$0	$0	$0	$0	$0

Total Benefits	$0	$0	$10,342	$0	$58,596	$0	$0	$0
280G or Other Tax Adjustment	$0	$0	$0	$0	$0	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(9)	$0	$0	$0	$0	$7,804,077	$7,092,549	$7,744,783	$0
Value of Accelerated Deferred Stock Units(10)	$0	$0	$6,300,395	$0	$36,800,542	$34,610,018	$36,617,998	$0

Total Value of Accelerated Equity Grants	$0	$0	$6,300,395	$0	$44,604,619	$41,702,567	$44,362,781	$0

Total Value: All Benefits	$0	$0	$8,016,987	$0	$53,019,415	$41,702,567	$45,581,531	$0

Daniel J. Brennan

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$0	$0	$365,385	$0	$1,500,000	$0	$0	$0
Bonus	$0	$0	$0	$0	$1,249,764	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$350,000	$0	$350,000	$0	$350,000	$0

Total Cash Severance	$0	$0	$715,385	$0	$3,099,764	$0	$350,000	$0
Benefits
Health and Welfare Benefits(6)	$0	$0	$16,683	$0	$57,386	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$532	$0	$0	$0
Executive Retirement Plan(7)	$0	$0	$0	$0	$0	$0	$0	$0
Other Benefit(8)	$0	$0	$2,000	$0	$0	$0	$0	$0

Total Benefits	$0	$0	$18,683	$0	$57,918	$0	$0	$0
280G or Other Tax Adjustment	$0	$0	$0	$0	$0	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(9)	$0	$0	$0	$0	$737,060	$576,392	$723,671	$0
Value of Accelerated Deferred Stock Units(10)	$0	$0	$0	$0	$3,440,369	$2,945,735	$3,399,150	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$0	$4,177,429	$3,522,127	$4,122,821	$0

Total Value: All Benefits	$0	$0	$734,068	$0	$7,335,111	$3,522,127	$4,472,821	$0

Joseph M. Fitzgerald

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$0	$0	$466,346	$0	$1,455,000	$0	$0	$0
Bonus	$0	$0	$0	$0	$1,275,120	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$339,500	$0	$339,500	$0	$339,500	$0

Total Cash Severance	$0	$0	$805,846	$0	$3,069,620	$0	$339,500	$0
Benefits
Health and Welfare Benefits(6)	$0	$0	$13,336	$0	$46,304	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$520	$0	$0	$0
Executive Retirement Plan(7)	$0	$0	$0	$0	$0	$0	$0	$0
Other Benefits(8)	$0	$0	$2,000	$0	$0	$0	$0	$0

Total Benefits	$0	$0	$15,336	$0	$46,824	$0	$0	$0
280G or Other Tax Adjustment	$0	$0	$0	$0	$0	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(9)	$0	$0	$0	$0	$1,004,436	$880,494	$994,108	$0
Value of Accelerated Deferred Stock Units(10)	$0	$0	$0	$0	$4,244,538	$3,862,977	$4,212,741	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$0	$5,248,974	$4,743,471	$5,206,849	$0

Total Value: All Benefits	$0	$0	$821,182	$0	$8,365,418	$4,743,471	$5,546,349	$0

Edward F. Mackey

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$0	$0	$225,000	$0	$1,350,000	$0	$0	$0
Bonus	$0	$0	$0	$0	$810,000	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$270,000	$0	$270,000	$0	$270,000	$0

Total Cash Severance	$0	$0	$495,000	$0	$2,430,000	$0	$270,000	$0
Benefits
Health and Welfare Benefits(6)	$0	$0	$7,219	$0	$49,767	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$421	$0	$0	$0
Executive Retirement Plan(7)	$0	$0	$0	$0	$0	$0	$0	$0
Other Benefits(8)	$0	$0	$2,000	$0	$0	$0	$0	$0

Total Benefits	$0	$0	$9,219	$0	$50,188	$0	$0	$0
280G or Other Tax Adjustment	$0	$0	$0	$0	$0	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(9)	$0	$0	$0	$0	$162,843	$0	$141,440	$0
Value of Accelerated Deferred Stock Units(10)	$0	$0	$0	$0	$2,202,842	$218,201	$1,889,734	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$0	$2,365,685	$218,201	$2,031,174	$0

Total Value: All Benefits	$0	$0	$504,219	$0	$4,845,873	$218,201	$2,301,174	$0

Timothy A. Pratt

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$0	$0	$0	$0	$1,920,000	$0	$0	$0
Bonus	$0	$0	$0	$0	$1,738,800	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$512,000	$512,000	$0	$512,000	$512,000	$512,000	$512,000

Total Cash Severance	$0	$512,000	$512,000	$0	$4,170,800	$512,000	$512,000	$512,000
Benefits
Health and Welfare Benefits(6)	$0	$0	$0	$0	$42,249	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$691	$0	$0	$0
Executive Retirement Plan(7)	$0	$1,022,694	$1,022,694	$0	$0	$1,022,694	$1,022,694	$1,022,694
Other Benefits(8)	$0	$0	$0	$0	$0	$0	$0	$0

Total Benefits	$0	$1,022,694	$1,022,694	$0	$42,940	$1,022,694	$1,022,694	$1,022,694
280G or Other Tax Adjustment	$0	$0	$0	$0	$0	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(9)	$0	$1,169,892	$1,169,892	$0	$1,280,064	$1,169,892	$1,270,883	$1,169,892
Value of Accelerated Deferred Stock Units(10)	$0	$4,823,019	$4,823,019	$0	$5,162,186	$4,823,019	$5,133,922	$4,823,019

Total Value of Accelerated Equity Grants	$0	$5,992,911	$5,992,911	$0	$6,442,250	$5,992,911	$6,404,805	$5,992,911

Total Value: All Benefits	$0	$7,527,605	$7,527,605	$0	$10,655,990	$7,527,605	$7,939,499	$7,527,605

(1)	Employees, including NEOs, are not entitled to any benefits upon termination for cause. All unvested equity awards, as well as all vested but unexercised stock options, are forfeited as of the date of termination. For a definition of cause, please see the section titled "Change in Control Agreements" in the narrative to these tables.
(2)	Other than for Mr. Pratt who was retirement eligible, no benefits were payable upon voluntary termination by our NEOs as of December 31, 2015.

(3)
Amounts in this column represent benefits payable upon involuntary termination by the Company on December 31, 2015 (other than termination for cause or in connection with a change in control). Amounts for Messrs. Mahoney, Brennan, Fitzgerald, and Mackey represent benefits payable pursuant to our 2015 Annual Bonus Plan and the Severance Plan only in the event of certain involuntary terminations under the plans where each is not otherwise offered similar employment within the Company. Amounts for Mr. Pratt represent benefits payable pursuant to our 2015 Annual Bonus Plan and Executive Retirement Plan. Because Mr. Pratt is eligible to receive benefits under the Executive Retirement Plan, he is not eligible for any payments of benefits under the Severance Plan. In addition, pursuant to the terms of his 2011 offer letter, amounts for Mr. Mahoney also include the accelerated vesting of the DSUs granted to him on November 1, 2011 in connection with his joining the Company as our President that remain outstanding, as described more fully in footnote 10 below.
(4)
All equity awards granted to our executives require both a change in control and subsequent termination (without cause or by the executive for good reason) in order to accelerate vesting; provided, however, that if the surviving or acquiring entity in a change in control transaction does not provide for the substitution or assumption of outstanding equity awards, such outstanding awards will immediately become fully vested. Amounts in the "Change in Control" column assume that the surviving or acquiring entity in a change in control transaction provides for the substitution or assumption of outstanding equity awards.

Amounts in the "Termination Following a Change in Control" column represent benefits payable under our Change in Control Agreements following termination without "Cause" or resignation by the executive for "Good Reason" on December 31, 2015 in connection with, and within two years of, a change in control of the Company. For a further description of our Change in Control Agreements, please see the section titled "Change in Control Agreements" in the narrative to these tables.
(5)	Amounts in the "Pro-rata Target Bonus" row represent the assumed on-plan bonus under our 2015 Annual Bonus Plan, which is equal to the incentive target amount under the plan, for each of our NEOs.

Under the 2015 Annual Bonus Plan, participants generally must be employed by us on the date payments are made in order to be eligible for their incentive award. However, in the event of death, retirement or certain involuntary terminations without cause, participants generally may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate (subject to certain minimum months of service requirements). For a further description of our 2015 Annual Bonus Plan, please see the "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2015 Annual Bonus Plan", as well as the Compensation Discussion & Analysis section titled "Short-Term Incentives."
(6)	In determining the value of health and welfare benefits, we use the assumptions used for financial reporting purposes under GAAP.
(7)
Amounts in the "Executive Retirement Plan" row represent amounts earned under our Executive Retirement Plan, provided the NEO is eligible for benefits under the plan. In order to be eligible for benefits under the plan, the sum of an executive officer's age and years of service must equal 65, provided that the executive is at least 55 years old and has completed at least five years of service with us. Mr. Pratt is the only NEO that is eligible for benefits under the plan.
(8)	Amounts in the "Other Benefits" row represent payment of outplacement services under the Severance Plan.
(9)
Amounts in the "Value of Accelerated Stock Options" row represent the number of shares underlying in-the-money unvested stock options held by each NEO, multiplied by the difference between that option's exercise price and $18.44 (the closing price of our common stock on December 31, 2015). As of December 31, 2015, all of the unvested stock options held by our NEOs were in-the-money.
(10)
Amounts in the "Value of Accelerated Deferred Stock Units" row represent the value of the number of each NEO's performance and service-based DSUs, the vesting of which would have accelerated as of December 31, 2015, calculated by multiplying the number of accelerated DSUs by $18.44 (the closing price of our common stock on December 31, 2015). Pursuant to the terms of his 2011 offer letter, if Mr. Mahoney's employment is involuntarily terminated by us (except for cause or a material act of misconduct after notice and a cure period, or as a result of death or disability) any of the new hire inducement grant of service-based DSUs he received on November 1, 2011 in connection with his joining the Company as our President that remain outstanding will immediately vest. Such service-based DSUs were structured and intended in large part to compensate Mr. Mahoney for the unvested short- and long-term incentive compensation he forfeited upon separating from his previous employer, taking into consideration his transition period from our President to our President and Chief Executive Officer. The value of the acceleration of such DSUs is reflected in the "Involuntary Termination Without Cause" column.

In February 2013, our NEOs, except Mr. Mackey, were awarded TSR performance-based DSUs under our 2013 TSR PSP, the attainment of which is based on the TSR of our common stock relative to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index over a three-year performance period. As of December 31, 2015, the performance and concurrent service period had been completed, and each NEO that was granted TSR performance-based DSUs under our 2013 TSR PSP became entitled to 200% of the target number of TSR performance-based DSUs he was granted under the program in February 2013. The values of the awards to our NEOs under our 2013 TSR PSP are included in the tables above.

In February 2014, our NEOs, except Mr. Mackey, and in February 2015, all of our NEOs, were awarded TSR performance-based DSUs under our 2014 and 2015 TSR PSPs, respectively, the attainment of which is based on the TSR of our common stock relative to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index over a three-year performance and service period. If a participant is terminated without Cause or for Good Reason following a change in control after December 31 in the year of the grant but prior to the end of the three-year performance period, shares of our common stock will be issued in respect of the TSR performance-based DSUs as to which the performance criteria under the program had been satisfied as of the last day of the month preceding the date on which the Change in Control is consummated, on a prorated basis based on the number of months worked during the three-year service period, rounded to the nearest whole month. If an NEO's employment was terminated without Cause or for Good Reason following a change in control on December 31, 2015, the awards under our 2014 TSR PSP would accelerate, on a prorated basis, at 172% of target because the Company's TSR performance during the period beginning January 1, 2014 and ending December 31, 2015 ranked eighth compared to its 46 peers for that period. If an NEO's employment was terminated without Cause or for Good Reason following a change in control on December 31, 2015, the awards under our 2015 TSR PSP would accelerate, on a prorated basis, at 200% of target because the Company's TSR performance during the period beginning January 1, 2015 and ending December 31, 2015 ranked first compared to its 51 peers for that period.

Under the 2014 and 2015 TSR PSPs, if a participant's employment terminates due to retirement, death or disability, in each case, after December 31 in the year of the grant but prior to the end of the three-year performance period, shares of our common stock will be issued in respect of the TSR performance-based DSUs as to which the performance criteria under the program have been satisfied at the end of the three-year performance period, on a prorated basis based on the number of months worked during the three-year service period, rounded to the nearest whole month. Because we have not yet reached the end of the three-year performance period for the awards under the 2014 TSR PSP and the 2015 TSR PSP, we are unable to ascertain with certainty the value of the TSR performance-based DSUs the NEOs would be entitled to in the event of retirement, death or disability on December 31, 2015. Therefore, for awards under the 2014 TSR PSP, we have based our calculations on the Company's TSR performance during the period beginning January 1, 2014 and ending December 31, 2015. Assuming that the Company's performance at the end of the three-year performance period is the same as for the two-year period ending December 31, 2015, the awards under our 2014 TSR PSP would accelerate, on a prorated basis, at 172% of target because the Company's TSR performance during the period beginning January 1, 2014 and ending December 31, 2015 ranked eighth compared to its 46 peers for that period. For awards under the 2015 TSR PSP, we have based our calculations on the Company's TSR performance during the period beginning January 1, 2015 and ending December 31, 2015. Assuming that the Company's performance at the end of the three-year performance period is the same as for the one-year period ending December 31, 2015, the awards under our 2015 TSR PSP would accelerate, on a prorated basis, at 200% of target because the Company's TSR performance during the period beginning January 1, 2015 and ending December 31, 2015 ranked first compared to its 51 peers for that period.
For a discussion of the actual performance under our 2013, 2014 and 2015 TSR PSPs, please see the footnotes to the table appearing in "Outstanding Equity Awards At Fiscal Year End."

In February 2013, our NEOs, except Mr. Mackey, were awarded FCF performance-based DSUs under our 2013 FCF PSP. Our adjusted free cash flow performance percentile over the one-year performance period ended December 31, 2013 was 100.7% relative to our 2013 internal financial plan. Accordingly, in February 2014 the Compensation Committee determined that pursuant to the terms of the 2013 FCF PSP, 101.4% of the target number of FCF performance-based DSUs had been earned under the program. As of December 31, 2015, such units were subject to the satisfaction of the service criteria over the three-year period ending on December 31, 2015. If a participant's employment terminates due to retirement, death or disability after the end of the performance period (December 31, 2013) but prior to the end of the three-year service period (December 31, 2015), shares of our common stock will be issued in respect of the FCF performance-based DSUs as to which the performance criteria under the program have been satisfied on a prorated basis based on the number of months worked during the three-year service period, rounded to the nearest whole month. Additionally, pursuant to the terms of our Change in Control Agreements, the vesting of FCF performance-based DSUs awarded to our executives will be fully accelerated in the event of both a change in control and a subsequent termination without Cause or for Good Reason.

In February 2014, our NEOs, except Mr. Mackey, were awarded FCF performance-based DSUs under our 2014 FCF PSP. Our adjusted free cash flow performance percentile over the one-year performance period ended December 31, 2014 was 100.9% relative to our 2014 internal financial plan. Accordingly, in February 2015 the Compensation Committee determined that pursuant to the terms of the 2014 FCF PSP, 101.8% of the target number of FCF performance-based DSUs had been earned under the program. As of December 31, 2015, such units were subject to the satisfaction of the service criteria over the three-year period ending on December 31, 2016. If a participant's employment terminates due to retirement, death or disability after the end of the performance period (December 31, 2014) but prior to the end of the three-year service period (December 31, 2016), shares of our common stock will be issued in respect of the FCF performance-based DSUs as to which the performance criteria under the program have been satisfied on a prorated basis based on the number of months worked during the three-year service period, rounded to the nearest whole month. Additionally, pursuant to the terms of our Change in Control Agreements, the vesting of FCF performance-based DSUs awarded to our executives will be accelerated on a pro-rata basis based on the number of months worked during the three-year service period, rounded to the nearest whole month in the event of both a change in control and a subsequent termination without Cause or for Good Reason.

In February 2015, our NEOs were awarded FCF performance-based DSUs under our 2015 FCF PSP, the attainment of which is based on our adjusted free cash flow over a one-year performance period ending on December 31, 2015 measured against our target performance for the same period, subject to the satisfaction of the service criteria over a three-year period (inclusive of the performance period). If an NEO's employment was terminated without Cause or for Good Reason following a change in control or was terminated due to retirement, death or disability, in each case, occurring on December 31, 2015, the awards under our 2015 FCF PSP would accelerate because the performance condition for these FCF performance-based DSUs would have been satisfied as of December 31, 2015, which was the end of the performance period. For a discussion of the actual performance under our 2015 FCF PSP, please see footnote 6 to the table appearing in "Outstanding Equity Awards At Fiscal Year End."

PROPOSAL 2: ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the provisions of Section 14A of the Exchange Act, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Our Board has determined to provide our stockholders this opportunity on an annual basis.

As described in the Compensation Discussion & Analysis, our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by the achievement of Company performance targets and individual performance objectives (in other words, "pay for performance") in support of our business strategy and creation of long-term stockholder value.

Executive Compensation Program Best Practices

Our Compensation Committee believes that a strong foundation for our compensation program is necessary to execute our executive compensation philosophy effectively. The following key aspects of executive compensation best practices serve as the foundation for our compensation program:

  ✓
  Use a mix of short- and long-term incentive compensation, with an emphasis on long-term compensation.

  ✓
  Use a mix of fixed and variable compensation, with an emphasis on variable, at-risk performance-based compensation.

  ✓
  Require a "double-trigger" (both a change in control and termination without cause or for good reason) for cash payments and accelerated vesting of equity awards where the surviving or acquiring entity substitutes or assumes outstanding equity awards.

  ✓
  Do not provide income tax gross-ups (except on relocation benefits).

  ✓
  Do not provide any excise tax gross-ups on severance or other payments in the event of a change in control.

  ✓
  Maintain stock ownership guidelines for our executives and directors.

  ✓
  Have a policy for the recovery, commonly referred to as a "claw-back," of all or a portion of certain incentive compensation awards under certain circumstances.

  ✓
  Use internal pay equity analysis.

  ✓
  Use peer group company comparative analysis.

  ✓
  Engage an independent compensation consultant reporting directly to the Compensation Committee.

  ✓
  Perform risk assessment of incentive compensation policies and programs.

  ✓
  Do not pay dividend equivalents paid on unvested performance-based DSUs or service-based DSUs.

  ✓
  Do not permit repricing of underwater stock options without stockholder approval.

  ✓
  Prohibit pledging or hedging of the economic value of our common stock by our executives and directors.1

Pay for Performance

We believe our emphasis on at-risk, performance-based incentive compensation — consisting of our Annual Bonus Plan awards and long- term equity awards — aligns our executives with our business strategy and the short- and long-term interests of our stockholders, providing "pay for performance" and putting a significant portion of our executives' pay "at risk."

A Significant Portion of our NEOs' 2015 Target TDC is At-Risk, Performance-Based Compensation

Our Compensation Committee ties a significant portion of the primary elements of our executives' target TDC to at-risk, performance-based incentive opportunities. For 2015, 84% of the target value of the primary elements of TDC for our NEOs as a group (including our CEO) consisted of at-risk, performance-based incentive compensation, which was comprised of the following:

  •
  15% Short-Term Cash Incentive Awards, with:

  ➢
  Funding of the Total Bonus Pool tied to Company performance measured against adjusted EPS and SFX net sales performance targets.

  ➢
  Allocation of the Total Bonus Pool, as funded, based on business and functional performance measured against their respective financial and/or operational performance targets.

  ➢
  Actual payout adjusted based on each individual's performance.

  •
  69% Long-Term Equity Incentive Awards, with mix of opportunity comprised of:

  ➢
  25% Company performance-based DSUs, a percentage of which is earned based on the TSR of our common stock relative to that of the other companies in the S&P 500 Healthcare Index over a three-year performance period.

  ➢
  25% performance-based DSUs, a percentage of which is earned based on our adjusted free cash flow measured against our target performance over a one-year performance period and subject to service-based vesting over a three-year period (inclusive of the performance period).

  ➢
  25% stock options, with ultimate value tied to the performance of our stock price.

  ➢
  25% service-based DSUs, with ultimate value tied to the performance of our stock price.

[1] Hedging and pledging arrangements of any of our directors that were in existence prior to January 1, 2011 are exempt from the policy.

The percentages above were calculated using the 2015 base salary, target equity values and target Annual Bonus Plan award amounts for our NEOs set forth in the footnote to the chart below. The percentages exclude the new hire equity incentive award granted to Mr. Mackey in March 2015 pursuant to his offer letter. The new hire equity incentive award was primarily intended to incentivize Mr. Mackey to become our Executive Vice President, Operations, taking into consideration the value of the unvested equity that he relinquished by leaving his position with his prior employer. The allocation of the target value of the primary elements of TDC for our NEOs as a group (including our CEO) in 2015 was as follows:

(1)	The chart reflects the value of the primary elements of 2015 TDC opportunity as considered by the Compensation Committee as follows: (i) the annual equity awards granted to our NEOs on February 23, 2015, with stock options valued per the Black-Scholes valuation model described in the footnotes to the Executive Compensation section titled "Summary Compensation Table" and with both service-based DSUs and Company performance-based DSUs valued at target (using the number of units and target units awarded multiplied by the closing price of our common stock on the date of grant); (ii) the target Annual Bonus Plan awards; and (iii) the annual base salaries approved in February 2015 and, for Mr. Mackey, the annual base salary provided in his offer letter. The chart does not include the new hire equity incentive awards granted to Mr. Mackey in March 2015 in accordance with his offer letter. For a discussion of the terms of Mr. Mackey's offer letter see "Elements of 2015 Executive Compensation — Other Awards — Offer Letter for Edward F. Mackey."

For further discussion of the allocation of the target value of the primary elements of TDC for our Chief Executive Officer and for our other NEOs as a group in 2015, please see the Compensation Discussion & Analysis section titled "Pay for Performance."

Accordingly, we ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

"RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion."

While the vote is advisory in nature, which means that it is non-binding on us, our Compensation Committee values the opinions of our stockholders and will take into consideration the outcome of the vote when considering future executive compensation arrangements. We currently conduct annual advisory votes on executive compensation, and therefore we intend to hold the next advisory vote to approve the compensation of our named executive officers at our 2017 Annual Meeting of Stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2016 relating to our equity compensation plans pursuant to which grants of stock options, deferred stock units, restricted stock grants or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders(1)	56,207,135	$11.00(2)	89,764,891(3)
Equity compensation plans not approved by security holders(4)	—	$—	—

Total	56,207,135	$11.00(2)	89,764,891(3)

(1)	Amounts in columns (a), (b) and (c) include outstanding options under our 2000, 2003 and 2011 LTIPs. Our 2000 LTIP expired on February 28, 2010, and our 2003 LTIP expired on June 1, 2011; however, awards made under these plans still remain outstanding. The amount in column (a) also includes 25,115,624 shares awarded under our 2000, 2003 and 2011 LTIPs in the form of service-based DSUs, Company performance-based DSUs and restricted stock. Of such amount, approximately 3,942,151 shares are issuable upon settlement of outstanding Company performance-based DSUs. Shares underlying the 2013, 2014 and 2015 TSR performance-based DSUs are earned over a three-year performance and service period. 2013 TSR performance-based DSUs have been included based on actual performance. The 2014 performance-based DSUs have been included assuming maximum achievement of the Company performance criteria and achievement of the individual service criteria of the program (200% of the target units awarded). We have included the number of shares underlying the maximum number of units in column (a) because the Company's TSR performance during the two-year period from January 1, 2014 through December 31, 2015 under the 2014 TSR PSP was between the target and maximum levels of performance under the program. The 2015 TSR performance-based DSUs have been included assuming maximum achievement of the Company performance criteria and achievement of the individual service criteria of the programs (200% of the target units awarded). We have included the number of shares underlying the maximum number of units in column (a) because the Company's TSR performance during the one-year period from January 1, 2015 through December 31, 2015 under the 2015 TSR PSP was at the maximum level of performance under the programs. Shares underlying the 2013, 2014 and 2015 FCF performance-based DSUs have been included at 101.4%, 101.8% and 108.8% of target, respectively, the actual number of units for which the performance criteria under the program have been satisfied. Such units remain subject to the individual service criteria under the program.
(2)
This number reflects the exclusion of 25,115,624 shares in the form of service-based DSUs, Company performance-based DSUs and restricted stock granted pursuant to our equity plans included in column (a). These awards allow for the distribution of shares to the grant recipient upon vesting and do not have an associated exercise price. Accordingly, these awards are not reflected in the weighted-average exercise price.
(3)
This number reflects, as of December 31, 2015, the 72,438,430 shares available for issuance under our 2011 LTIP and 17,326,461 shares available for purchase by our employees under our GESOP, which are not available for grant in any other form.
(4)
We have acquired a number of companies over the past several years. From time to time, we have assumed the acquired company's incentive plan(s), including the outstanding stock options and warrants, if any, granted under those plan(s). No further stock options are outstanding under assumed plans and no additional stock options may be granted under the assumed plans beyond those assumed in connection with the acquisitions. Assumed stock options that terminate prior to expiration are not available for re-grant.

PROPOSAL 3: RE-APPROVAL OF THE MATERIAL TERMS OF THE
PERFORMANCE GOALS UNDER OUR 2011 LONG-TERM INCENTIVE
PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL
REVENUE CODE

Our 2011 Long-Term Incentive Plan was adopted by our Board of Directors on March 1, 2011 and approved by our stockholders on May 10, 2011. On December 12, 2011, the Executive Compensation and Human Resources Committee of the Board adopted an amendment to the 2011 Long-Term Incentive Plan, effective January 1, 2012, to modify the definition of retirement under the 2011 LTIP, which did not require stockholder approval. The 2011 Long-Term Incentive Plan, as amended, is referred to in this proposal as the 2011 LTIP.

We are asking our stockholders to re-approve the material terms of the performance goals under the 2011 LTIP, in order to allow for certain awards under the 2011 LTIP to qualify as tax-deductible performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code). We are not proposing any amendment to the 2011 LTIP and are not requesting an increase in the number of shares of our common stock that may be issued under the 2011 LTIP.

Description of Section 162(m)

The 2011 LTIP has been structured in a manner such that certain awards granted under the plan may be intended to satisfy the requirements of Section 162(m) of the Code as "qualified performance-based compensation." Section 162(m) places a limit of $1,000,000 on the amount that the Company may deduct in any one taxable year for compensation paid to "covered employees" within the meaning of Section 162(m) of the Code, i.e., the Chief Executive Officer or any of the three most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer), in each case, as of the last day of the Company's tax year. However, there is an exception to this $1,000,000 limit for qualified performance-based compensation earned pursuant to certain performance-based awards. A performance-based award made under the 2011 LTIP is eligible for this exception provided certain requirements under Section 162(m) are met. One of these requirements is that stockholders must approve or re-approve the material terms of the performance goals underlying performance-based awards. The material terms of the performance goals include: (a) the employees eligible to receive awards under the 2011 LTIP; (b) the business criteria on which performance goals may be based; and (c) the maximum aggregate amounts of awards that may be made to any individual participant during a calendar year under the 2011 LTIP. Because the Compensation Committee retains discretion to vary the targets of performance goals underlying the performance-based awards, Section 162(m) requires re-approval of the material terms of the performance goals by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the performance goal after five years.

Accordingly, we are seeking stockholder re-approval of the material terms of the performance goals under the 2011 LTIP at the Annual Meeting. With respect to Section 162(m), such performance goals that may be included in any underlying performance-based award are intended to include any one or a combination of the business criteria set forth in the definition of "Performance Criteria" in the 2011 LTIP attached as Annex B to this proxy statement. The principal provisions of the 2011 LTIP are summarized below. This summary and the features of the 2011 LTIP set forth below do not purport to be complete and are qualified in their entirety by reference to the provisions of the 2011 LTIP, which is attached as Annex B. We urge you to read the 2011 LTIP in its entirety.

If the material terms of the performance goals under the 2011 LTIP are re-approved, the 2011 LTIP will allow us to continue to incentivize our key employees with performance-based long-term compensation awards. Equity incentives form an integral part of the compensation paid to many of our employees, particularly those in positions of key importance, and our officers and directors. The Board believes that it is in the best interests of the Company and our stockholders to continue providing an incentive plan under which certain equity-based compensation awards granted by the Company may be fully deductible for federal income tax purposes under Section 162(m). Re-approval of the material terms of the performance goals under the 2011 LTIP is therefore critical to our ability to continue to attract, retain, engage and focus highly motivated and qualified employees, particularly in the competitive labor market that exists today in our industry.

Stockholder Approval Requirement

Under our By-laws, the affirmative vote of a majority of shares with voting power present in person or represented by proxy and which have actually voted on the proposal is required to approve this proposal. Under the stockholder approval requirements of the NYSE, if applicable, approval of a majority of votes cast on this proposal is required (that is, votes cast "for" must exceed votes cast "against" plus abstentions).

Summary of the 2011 LTIP

General

The 2011 LTIP provides for the grant of restricted or unrestricted common stock, deferred stock units, options to acquire our common stock, stock appreciation rights, performance awards and other stock and non-stock awards (collectively, "Awards") under the direction of the Compensation Committee. The Compensation Committee consists solely of non-employee directors of our Board.

Share Pool and Grant Limitations

The 2011 LTIP provides for the grant of Awards covering a maximum of 145,600,000 shares of our common stock, less grants made under the Company's 2003 Long-Term Incentive Plan (2003 LTIP) after January 31, 2011. We may issue authorized and unissued common stock or shares available in treasury under the 2011 LTIP. The fair market value of a share of our common stock, for purposes of the 2011 LITP, is the closing sale price as reported on the NYSE on the date in question or, on the first preceding date for which a closing sale price is available.

In applying the foregoing share limitation:

  •
  Grants of options or stock appreciation rights reduce the limitation by one share for each share covered by the Award, but grants of other stock-based Awards, such as restricted stock units, reduce the limitation by 1.85 shares for each share covered by the Award.

  •
  If an Award under the 2011 LTIP or 2003 LTIP expires, terminates, or is forfeited or cancelled without having been exercised in full, or in the case of an Award not requiring exercise, is forfeited or cancelled, in whole or in part, those shares are added back to the remaining available shares under the 2011 LTIP as one share for each share covered by an option or stock appreciation right, and as 1.85 shares for each share covered by any other stock-based Award.

  •
  Shares withheld or delivered to satisfy payment of any tax withholding obligation under an Award which is not an option or stock appreciation right are also added back to available shares under the 2011 LTIP as 1.85 shares for each share withheld or delivered.

  •
  Shares withheld or delivered to pay the exercise price under an option or stock appreciation right, or any tax withholding obligation under an Award which is an option or share appreciation are NOT added back to available shares under the 2011 LTIP.

  •
  Shares repurchased in the open market with the proceeds from the exercise of an option are NOT added back to available shares under the 2011 LTIP.

The Compensation Committee may also make grants under the 2011 LTIP in assumption of or substitution for outstanding equity awards of a company we or an affiliate acquires or with which we or an affiliate combine (Substitute Awards) without affecting the available shares under the 2011 LTIP. It may also make grants which will not affect the available shares under the 2011 LTIP from any authorized but unused shares (suitably adjusted) under a pre-existing equity plan of such company, but only during the balance of the term of the pre-existing plan, and then only to individuals who were not our employees or employees of our affiliates before the relevant transaction.

We are not requesting an increase in the number of shares of our common stock that may be issued under the 2011 LTIP. As of January 29, 2016, 13.1 million shares were reserved for issuance under the 2011 LTIP in connection with outstanding stock options (with a weighted average exercise price of $11.82 per share and a weighted average remaining term of 7.78 years), and 21.4 million shares were reserved to be issued as other awards made pursuant to the 2011 LTIP. As of January 29, 2016, 74.1 million authorized shares of our common stock remain available for future awards under the 2011 LTIP. The closing sale price of our common stock on January 29, 2016, as reported by the New York Stock Exchange, was $17.53 per share.

Best Practices

Other key features of the 2011 LTIP include the following:

  •
  Individual Limitations on Grants and Payments.  The maximum aggregate number of shares with respect to one or more Awards that may be granted as options to any one person during any of our fiscal years is 3,000,000. The maximum aggregate number of shares with respect to one or more Awards that may be granted as stock appreciation rights to any one person during any fiscal year is also 3,000,000. No more than 3,000,000 shares may be earned under performance Awards intended to constitute qualified performance-based compensation under Section 162(m) of the Code in any twelve months in a performance period. No more than $3,000,000 may be earned by any one individual in any fiscal year under cash denominated Awards intended to constitute qualified performance-based compensation under Section 162(m) of the Code in any twelve months in a performance period. The foregoing limitations applicable to performance-based Awards will be proportionally reduced or increased in the event the Awards are earned based on a performance period of less than or greater than twelve months.

  •
  No Repricing or Replacement of Options or Stock Appreciation Rights.  The 2011 LTIP prohibits, without stockholder approval: (i) the amendment of options or stock appreciation rights to reduce the exercise price, and (ii) the replacement of an option or stock appreciation right with cash, another type of Award, or an option or stock appreciation right with an exercise price less than the exercise price of the replaced option or stock appreciation right (except with respect to any Substitute Award).

  •
  No In-the-Money Option or Stock Appreciation Right Grants.  The 2011 LTIP prohibits the grant of options or stock appreciation rights with an exercise price less than the fair market value (generally the closing price of our common stock on the date of grant), except with respect to Substitute Awards.

  •
  Dividend and Dividend Equivalents.  The 2011 LTIP prohibits the payment of dividend equivalents with respect to options and stock appreciation rights. It also prohibits the payment of dividends and dividend equivalents in respect of Awards that vest based on the achievement of performance goals until the Award is earned.

  •
  Section 162(m) Qualification.  The 2011 LTIP is intended to allow Awards made under the 2011 LTIP to individuals who are or may become covered employees under Section 162(m) of the Code, including equity Awards and incentive cash bonuses, to qualify as performance-based compensation under Section 162(m) of the Code.

  •
  Independent Administration.  The Compensation Committee, which consists of only non-employee directors, generally administers the 2011 LTIP with respect to all Awards.

Administration

The 2011 LTIP is administered by the Compensation Committee, which consists of five non-employee directors: Donna A. James, Kristina M. Johnson, Edward J. Ludwig, Stephen P. MacMillan and Ernest Mario. Subject to the terms of the 2011 LTIP, the Compensation Committee has full authority to administer the 2011 LTIP in all respects, including: (i) selecting the individuals who are to receive Awards under the 2011 LTIP; (ii) determining the specific form of any Award; (iii) setting the specific terms and conditions of each Award; and (iv) creating sub-plans for non-U.S. participants. Our senior legal and human resources representatives are also authorized to take ministerial actions as necessary to implement the 2011 LTIP and Awards issued under the 2011 LTIP. The Compensation Committee may delegate authority to one or more members of our Executive Committee to grant stock-based Awards under the Plan, but only to employees who are not subject to the provisions of Section 16 of the Exchange Act.

Eligibility

Employees, officers, directors and other individuals who provide services to us and our affiliates who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our success or that of our affiliates are eligible for Awards under the 2011 LTIP.

Amount of Awards

The number of Awards to be granted to any one recipient under the 2011 LTIP is established by the Compensation Committee and is not presently determinable. However, the 2011 LTIP (i) limits to 3,000,000 the number of shares for which options, and separately, stock appreciation rights, may be granted to an individual in any of our fiscal years, (ii) limits the number of shares which may be earned under performance Awards intended to constitute qualified performance-based compensation under Section 162(m) of the Code per twelve months in any performance period to 3,000,000; and (iii) limits the value of Awards which may be earned under performance Awards which are not stock-

based and are intended to constitute qualified performance-based compensation under Section 162(m) of the Code per twelve months in any performance period to $3,000,000.

Types of Awards

The 2011 LTIP provides for a variety of forms of Awards. The types of Awards that may be granted under the 2011 LTIP are described below.

Stock Options

The 2011 LTIP authorizes the grant of options to purchase shares of common stock, including options to employees intended to qualify as incentive stock options within the meaning of Section 422 of the Code, as well as non-statutory options. The term of each option will in general not exceed ten years and each stock option will be exercisable at a price per share not less than 100% of the fair market value of a share of common stock on the date of grant (not less than 110% of the fair market value of a share of common stock on the date of grant, in the case of any incentive stock option granted to a ten percent or more stockholder). Options may be granted with exercise prices below fair market value where necessary to preserve any intrinsic value under Substitute Awards, however. Stock options granted under the 2011 LTIP are generally not transferable other than by will or the laws of descent and distribution; however non-qualified stock options may be transferred without consideration during a holder's lifetime to certain family members or entities owned or for the benefit of the holder and family members. At the time of grant or thereafter, the Compensation Committee may determine the conditions under which stock options vest and remain exercisable but in general, unless otherwise determined by the Compensation Committee, a stock option expires upon the earlier of (i) its stated expiration date or (ii) twelve months following termination of service (unless termination is due to death, disability, retirement or cause, each as defined in the 2011 LTIP).

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights which pay, in cash or common stock, an amount generally equal to a function of the difference between the fair market value of the common stock at the time of exercise of the right and at the time of grant of the right. We have not granted stock appreciation rights under any of our previously approved long-term incentive plans.

Restricted and Unrestricted Stock

The 2011 LTIP provides for Awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted stock and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, Awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an Award of restricted stock will have all the rights of a stockholder, including the right to vote the shares and to receive dividends, except that dividends on Awards of restricted stock that vest based on the achievement of performance criteria may not be paid until the Awards vest. Generally, unless otherwise determined by the Compensation Committee, Awards of restricted stock are forfeited (or resold) to us if the applicable vesting conditions have not been satisfied prior to termination of employment (except in the event of a Participant's death, disability or retirement).

Deferred Stock Units

The 2011 LTIP also provides for Awards of deferred stock units (DSUs). DSUs are a promise to deliver stock or other securities in the future pursuant to terms that the Compensation Committee may specify. Awards of DSUs are generally subject to certain vesting and forfeiture conditions. Upon satisfaction of vesting and other conditions of the Award, shares of common stock are issued to the holder. Generally, unless otherwise determined by the Compensation Committee, Awards of DSUs are forfeited if the applicable vesting conditions have not been satisfied prior to termination of employment (except in the event of a Participant's death, disability or Retirement). During the period prior to which the vesting and other conditions are satisfied, recipients of a DSU Award do not have the right to vote the shares or to receive dividends.

Other Awards

In addition, the Compensation Committee may grant Awards of shares of common stock in return for services or cash or other property having a value no less than the par value of the shares of the stock awarded. A recipient's right to retain these shares may be subject to conditions established by the Compensation Committee, if any, such as the performance of services for a specified period or the achievement of individual or corporate performance targets. The Compensation Committee may also issue shares of common stock or authorize cash or other payments under the 2011 LTIP in recognition of the achievement of certain performance objectives or in connection with annual bonus arrangements.

Performance Awards

The Compensation Committee may condition the exercisability, vesting or full enjoyment of an Award on specified performance criteria. For purposes of performance Awards that are intended to qualify for the qualified performance-based compensation exception under Code Section 162(m), performance criteria means an objectively determinable measure of performance relating to any of the following as specified by the Compensation Committee (determined either on a consolidated basis or, as the context permits, on a market, peer group or other comparative index, divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit ratings; market share; capital expenditures; cash flow; free cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. Performance criteria targets determined by the Compensation Committee need not be based upon an increase in any particular measure, a positive or improved result or avoidance of loss.

Dividends and Dividend Equivalents

Awards other than options and stock appreciation rights may provide for the payment of any cash dividends or other distributions, or amounts equivalent to such dividends or other distributions in respect of our common stock while the Award is outstanding. No Award subject to the attainment of performance criteria may include the right to the payment of dividends or dividend equivalents until the Award has been earned.

Effect of a Change in Control

Except as the plan administrator may otherwise determine in connection with the grant of an Award, immediately prior to a change in control (as defined in the 2011 LTIP) each Award shall vest (and if relevant shall become exercisable), all performance criteria and other conditions to an Award shall be deemed satisfied, and all Award deferrals shall be accelerated. In addition, all stock-based Awards, except to the extent consisting of outstanding shares of common stock that are then free of any restrictions under the Plan (including after application of the preceding sentence), shall terminate immediately prior to the change in control unless exercised coincident therewith or assumed in accordance with the immediately following sentence. If there is a surviving or acquiring entity, the plan administrator may provide for a substitution or assumption of Awards by the acquiring or surviving entity or an affiliate thereof, on such terms as the plan administrator determines. If there is no surviving or acquiring entity, or if the plan administrator does not provide for a substitution or assumption of an Award, the Award shall vest (and to the extent relevant become exercisable) on a basis that gives the holder of the Award a reasonable opportunity to participate as a stockholder in the change in control.

Duration, Amendment and Termination

The plan administrator may amend or terminate the 2011 LTIP at any time, except that any amendment or termination shall not adversely affect any Award previously granted without the consent of the participant. In addition, the plan administrator may not, without stockholder approval, increase the maximum number of shares of common stock issuable under the 2011 LTIP replace an option or stock appreciation right granted under the 2011 LTIP with cash, another type of award, or an option or stock appreciation right with an exercise price less than the exercise price of the replaced option or stock appreciation right (except with respect to any Substitute Award) or make any other material amendment requiring stockholder approval under law, regulation or stock exchange requirement. The 2011 LTIP will terminate on March 1, 2021 (unless sooner terminated by the plan administrator), and no further Awards may be granted under the 2011 LTIP following that date.

Federal Income Tax Consequences under the 2011 LTIP

The following is a brief and general discussion of the United States federal income tax consequences to us and recipients of Awards subject to U.S. taxation that may be granted under the 2011 LTIP. This summary is not comprehensive and is based upon laws and regulations in effect on January 31, 2016. Such laws and regulations are subject to change and any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. This summary is intended for the information of stockholders considering how to vote and not as tax guidance to recipients of Awards. The 2011 LTIP is not a qualified plan under Section 401(a) of the Code.

Stock Options

Under the applicable Code provisions, an employee will generally recognize no income subject to federal income taxation upon either the grant or exercise of incentive stock options, although some optionees may be subject to an alternative minimum tax on the difference between the fair market value at the date of exercise and the exercise price of the stock option. We will not be entitled to a deduction for federal income tax purposes as a result of the grant or exercise of any incentive stock option. Generally, if an optionee disposes of shares of common stock issued upon exercise of an incentive stock option more than two years from the date the option was granted and more than one year after the exercise of the option, any gain on the disposition of the option shares equal to the difference between the sales price and the option exercise price will be treated as a long-term capital gain. In that case, we would not be entitled to a deduction at the time the optionee sells the option shares. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of common stock on the date of the option's exercise (or the date of sale, if less) will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of common stock will not be considered income for alternative minimum tax purposes.

No taxable income will be recognized by an optionee upon the grant of a non-statutory stock option under the 2011 LTIP and we will not be allowed a deduction at that time. Upon the exercise of the option, however, the amount, if any, by which the fair market value of the shares on the date of exercise exceeds the option price will be treated as ordinary income to the optionee in the year of exercise. Subject to compliance with applicable tax reporting requirements, we will be allowed an income tax deduction in the year of exercise of the option in an amount equal to the amount the optionee recognizes as ordinary income. Capital gains taxes may be payable by the optionee on the subsequent sale of the option shares.

Restricted Stock and Deferred Stock Unit Awards

The grant of restricted stock and DSU Awards under the 2011 LTIP will not result in federal income tax consequences to either us or the Award recipient. Once the Award is vested and the shares subject to the Award are issued, the Award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. We will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the 2011 LTIP, those dividend amounts will also be included in the ordinary income of the recipient. We will generally be allowed to claim a deduction for compensation expense for this amount as well. In certain cases, a recipient of a restricted stock Award may elect to include the value of the shares subject to a restricted stock Award in the recipient's income for federal income tax purposes when the Award is made instead of when it vests. In that case, we will generally be allowed to claim a deduction, for compensation expense, in a like amount.

Deduction Limits and Section 162(m) Awards

Section 162(m) of the Code places an annual limit of $1,000,000 each on the tax deduction which we may claim in any fiscal year for the compensation of our covered employees. There is an exception to this limit for "qualified performance-based compensation." We have designed the 2011 LTIP with the intention that the stock options and stock appreciation rights that we grant constitute qualified performance-based compensation under Section 162(m). Such stock option and stock appreciation rights awards are not intended to be subject to the $1,000,000 deduction limit of Section 162(m). In addition, certain Awards of restricted stock, DSUs or other non-stock based Awards made under the 2011 LTIP may be intended to qualify as qualified performance-based compensation under Section 162(m) if they are granted in accordance with the conditions set forth in Section 162(m) of the Code and are not intended to be subject to the $1,000,000 deduction limit of Section 162(m).

Section 409A

Certain Awards under the 2011 LTIP may be subject to the requirements applicable to nonqualified deferred compensation under Section 409A of the Code. Although we intend Awards to satisfy those requirements, if they do not, participants may be subject to additional income taxes and interest under Section 409A.

Plan Benefits

It is not presently possible to determine the dollar value of Award payments that may be made or the number of options, shares of restricted stock or DSUs or other Awards that may be granted under the proposed 2011 LTIP in the future, or the individuals who may be selected for such Awards because Awards under the LTIP are made at the discretion of the Compensation Committee.

As of March 11, 2016, approximately 14,600 employees, consultants and directors were eligible to receive awards under our 2011 LTIP. The following table sets forth the persons or groups who received stock options to acquire shares of our common stock, service-based DSUs, performance-based DSUs and restricted stock awards under the 2011 LTIP since inception through March 11, 2016:

Name	Number of Stock Options	Number of Service-Based DSUs	Number of Performance- Based DSUs	Number of Restricted Stock Awards

Michael F. Mahoney	2,352,879	2,628,616	2,363,108	0
Daniel J. Brennan	296,380	118,096	249,841	0
Joseph M. Fitzgerald	323,701	137,107	309,724	0
Edward F. Mackey	142,591	122,111	52,971	0
Timothy A. Pratt	379,537	160,709	384,478	0
All current executive officers of the company as a group	5,569,761	4,307,388	5,097,067	0
Nelda J. Connors	0	22,756	0	47,943
Charles J. Dockendorff	0	0	0	11,598
Donna A. James	0	0	0	8,758
Kristina M. Johnson, Ph.D.	0	57,522	0	13,177
Edward J. Ludwig	16,818	18,502	0	2,323
Stephen P. MacMillan	22,237	7,045	0	948
David J. Roux	0	0	0	28,400
John E. Sununu	0	60,049	0	10,650
Ellen M. Zane	0	0	0	0
All current non-employee directors	39,055	306,522	0	230,545
Each associate of any such directors, executive officers or nominees	0	0	0	0
Each other person who received or is to receive 5% of such options, warrants or rights	0	0	0	0
All employees, including all current officers who are not executive officers, as a group	15,122,281	40,424,984	584,544	0

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER OUR 2011 LONG-TERM INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our Company's financial reporting process on behalf of the Board of Directors and has other responsibilities as set forth in the Audit Committee charter, which is available on our website at www.bostonscientific.com under the "Investor Relations" section. Management has the primary responsibility for our Company's financial statements and reporting process, including the systems of internal controls. Ernst & Young LLP (Ernst & Young), our independent registered public accounting firm for fiscal year 2015, is responsible for expressing an opinion on the conformity of our Company's audited financial statements with generally accepted accounting principles and on our Company's internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and Ernst & Young the audited financial statements included in the Boston Scientific Annual Report on Form 10-K for the year ended December 31, 2015, including a discussion about the quality, not just the acceptability, of our Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, and Ernst & Young's evaluation of the Company's internal control over financial reporting.

The Audit Committee also discussed with Ernst & Young the matters that are required to be discussed by Auditing Standard No. 16, Communications with Audit Committees. Ernst & Young has also provided the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young that firm's independence. The Audit Committee has concluded that Ernst & Young's provision of audit and non-audit services to the Company and its affiliates is compatible with Ernst & Young's independence.

The Audit Committee further discussed with the Company's internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee meets at least quarterly with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2015, which has been filed with the Securities and Exchange Commission. The Audit Committee has also approved the selection of Ernst & Young as the Company's independent registered public accounting firm for fiscal year 2016.

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Boston Scientific filing with the SEC, except to the extent that Boston Scientific specifically incorporates this Report by reference into another Boston Scientific filing.

THE AUDIT COMMITTEE

Edward J. Ludwig, Chairman
Charles J. Dockendorff
Ernest Mario

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and our internal auditors, and will take into account the vote of our stockholders with respect to the ratification of the selection of our independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and respond to questions and, if they desire, make a statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR.

Principal Accountant Fees

The following table presents the aggregate fees billed for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2014 and December 31, 2015.

Type of Fees	2014	2015

Audit Fees(1)	$12,696,000	$9,911,000
Audit-Related Fees(2)	1,750,000	1,108,000
Tax Fees(3)	527,000	306,000
All Other Fees(4)	—	2,000

Total	$14,973,000	$11,327,000

(1)	Audit fees are fees for professional services rendered in connection with the audit of our consolidated financial statements (including an assessment of our internal control over financial reporting) included in Item 8 of our Annual Reports filed on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports filed on Form 10-Q, statutory filings and registration statements. Certain audit fees were incurred in connection with our 2014 and 2015 goodwill and other intangible asset impairment charges, acquisitions, system implementations and other accounting matters.
(2)	Audit-related fees are fees for services related to employee benefit plan audits, accounting consultation, and compliance with regulatory requirements.
(3)
Tax fees are for services related to tax compliance, tax planning, and tax advice. These services included international corporate tax return compliance, annual domestic tax return compliance for employee benefit plans, foreign country tax planning with respect to global stock option and employee stock purchase programs and stock programs, assistance filing advanced pricing agreements with tax authorities, assistance related to foreign tax authority transfer pricing inquiries, and domestic tax technical advice.
(4)	All other fees are fees for other assurance services not related to the audit and an online accounting research tool.

Audit Committee's Pre-Approval Policy

It is the Audit Committee's policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent registered public accounting firm. In situations where it is not possible to obtain full Audit Committee approval, the Audit Committee has delegated authority to the Chairman of the Audit Committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the Chairman are required to be reviewed with the Audit Committee at its next scheduled meeting. The Audit Committee approved all of Ernst & Young LLP's services for 2014 and 2015 and, in doing so, considered whether the provision of such services is compatible with maintaining independence.

STOCKHOLDER PROPOSALS AND COMPANY INFORMATION

Stockholder Proposals

In accordance with Rule 14a-8 under the Exchange Act and the advance notice provisions of our By-Laws, stockholder proposals and director nominations for the 2017 Annual Meeting of Stockholders must be received by our Secretary at our principal executive office on or before November 22, 2016. Any proposals or nominees received after this date will be considered untimely under Rule 14a-8 under the Exchange Act and the advanced notice provisions of our By-Laws. Should you wish to submit a proposal or director nomination, have it addressed to our Secretary at Boston Scientific Corporation, 300 Boston Scientific Way, Marlborough, Massachusetts 01752. In order to be considered for inclusion in next year's Proxy Statement, proposals must also satisfy the other procedures set forth in Rule 14a-8 under the Exchange Act. Proposals that are submitted outside of Rule 14a-8, as well as director nominees, must also satisfy the procedures set forth in the advance notice provision of our By-Laws.

Annual Report to Stockholders and Form 10-K

Our 2015 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2015, accompanies this Proxy Statement. The Annual Report is also available on our website at www.bostonscientific.com under the "Investor Relations" section. Copies of our 2015 Annual Report on Form 10-K, which is on file with the SEC, are available to any stockholder free of charge who submits a request in writing to Investor Relations, Boston Scientific Corporation, 300 Boston Scientific Way, Marlborough, Massachusetts 01752, or by calling (508) 683-5670. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

Householding of Proxy Materials

Applicable rules permit us and brokerage firms to send one Notice or Proxy Statement and Annual Report to multiple stockholders who share the same address unless we have received instructions to the contrary from one or more of the stockholders. This practice is known as householding. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a householding consent you previously provided to a broker, you must contact that broker to revoke your consent. If you (i) are eligible for householding and you currently receive multiple copies of either our Notice or Proxy Statement and our Annual Report but you wish to receive only one copy of each of these documents for your household or (ii) you currently receive only one set of these documents due to householding and wish to revoke your consent for future mailings, please contact Broadridge Financial Solutions, Inc. by mail at Householding Department, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717 or by telephone at 1-800-542-1061.

If you are currently subject to householding and wish to receive a separate Proxy Statement or Annual Report, you may find these materials on our website at www.bostonscientific.com under the "Investor Relations" section. You may also request printed copies of our Notice or Proxy Statement and Annual Report free of charge by contacting Investor Relations, Boston Scientific Corporation, 300 Boston Scientific Way, Marlborough, Massachusetts 01752, or by calling 508-683-5670. We will deliver promptly, upon written or oral request, a separate copy of the Notice, Proxy Statement or Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered.

 OTHER INFORMATION

Other Matters That May Come Before the Annual Meeting

We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business is properly presented for consideration before the Annual Meeting, the persons named as proxies on the enclosed proxy card, or proxy voting instruction form, will vote as they deem in the best interests of the Company.

Solicitation of Proxies at the Annual Meeting

We will pay the costs of this solicitation. Our directors, officers or other employees may solicit proxies on behalf of the Board primarily by mail and via the Internet, but additional solicitations may be made in person, by electronic delivery, telephone, facsimile or other medium. No additional compensation will be paid to our directors, officers or other employees in connection with this solicitation. We may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. We will, upon request, reimburse brokerage firms and other third parties for their reasonable expenses incurred for forwarding solicitation material to beneficial holders of our common stock. We have also retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies, as need be, for a fee of approximately $10,500, plus reimbursement of expenses. All solicitation expenses, including costs of preparing, assembling and mailing proxy materials, will be borne by us.

Websites

Information on or connected to our website (or the website of any third party) referenced in this Proxy Statement is in addition to and not a part of or incorporated by reference into this Proxy Statement. Such additional information speaks as of the date thereof and is not intended to be confirmed or updated by reference herein. Boston Scientific disclaims any liability or responsibility for or endorsement of the information on or connected to the website of a third party.

ANNEX A

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures Used as
Performance Metrics Under Certain of Our Short- and Long-Term Incentive Compensation Plans and Programs

The following is a reconciliation of cash provided by operating activities prepared in accordance with generally accepted accounting principles in the United States (GAAP) to adjusted free cash flow as used in our 2015 Free Cash Flow Performance Share Program (2015 FCF PSP):

in millions	2015

Cash Provided by Operating Activities	$600
Less: Purchases of property, plant and equipment	(248)

Free Cash Flow	$352
Adjustments:
Add: Acquisition-related contingent payments	57
Add: Restructuring payments	95
Add: Tax-related items	(74)
Add: Legal settlements	799
Add: Other	136
Less: Impact of significant acquired business	34

Adjusted Free Cash Flow	$1,331

The following is a reconciliation of net sales prepared in accordance with GAAP to net sales on an assumed standard constant currency basis excluding for 2015 sales from a significant business acquired by the Company in 2015 (SFX net sales) as used in our 2015 Annual Bonus Plan:

	2015 Sales
in millions	As Reported Currency Basis	Less: Impact of Foreign Currency	Assumed Standard Constant Currency Basis

Interventional Cardiology	$2,033	$(209)	$2,242
Cardiac Rhythm Management	1,807	(127)	1,934
Endoscopy	1,306	(116)	1,422
Peripheral Interventions	904	(71)	975
Urology and Pelvic Health	693	(42)	735
Neuromodulation	501	(11)	512
Electrophysiology	233	(15)	248

Subtotal Core Businesses	$7,477	$(591)	$8,068
Divested Businesses	0	0	0

Worldwide Net Sales	$7,477	$(591)	$8,068

Less: Revenue of significant acquired business (constant currency)			158

SFX Net Sales (less revenue of acquired business)			$7,910

The following is a reconciliation of net income (loss) and earnings (loss) per share prepared in accordance with GAAP to adjusted net income and adjusted earnings per share (adjusted EPS) as used in our 2015 Annual Bonus Plan:

2015
in millions, except per share data	Earnings (Loss) Per Diluted Share*

GAAP net (loss) income/net (loss) income per share	$(0.18)
Non-GAAP adjustments:
Intangible asset impairment charges	0.01
Acquisition- and divestiture-related net charges	0.17
Restructuring and restructuring-related net charges	0.05
Litigation-related net charges	0.52
Pension termination charges	0.02
Debt extinguishment charges	0.02
Discrete tax items	(0.01)
Amortization expense	0.33

Adjusted net income/adjusted earnings per share	$0.93

*	Assumes dilution of 21.5 million shares for the year ended December 31, 2015 for all or a portion of these non-GAAP adjustments.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP. Management uses non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess its performance relative to its competitors, to assess its performance relative to our internal financial and operating plans, to execute our capital allocation strategy and/or to establish operational goals and forecasts that are used in allocating resources. In addition, management uses non-GAAP financial measures to further its understanding of the performance of our operating segments.

To describe the relationship between pay and performance, we disclose certain non-GAAP financial measures used as performance metrics under certain of our short- and long-term incentive compensation plans and programs, including SFX net sales, adjusted net income, adjusted EPS and adjusted free cash flow. These non-GAAP financial measures are not prepared in accordance with GAAP.

Adjusted free cash flow as used in our 2015 FCF PSP excludes certain cash items included in cash flow from operating activities (the most-directly comparable GAAP financial measure) and includes certain cash items not included in cash flow from operating activities as these items are highly variable period to period, difficult to predict and/or we believe are not indicative of on-going cash flow from operating activities. Accordingly, management excluded/included these cash items for purposes of reviewing our cash flow performance in calculating this non-GAAP financial measure under our 2015 FCF PSP to facilitate an evaluation of our cash flow performance relative to our internal financial plan in accordance with the program.

SFX net sales as used in our 2015 Annual Bonus Plan excludes (i) the impact of changes in foreign currency exchange rates included in our net sales (the most directly comparable GAAP financial measure) as the impact of changes in foreign currency exchange rates is highly variable period to period and difficult to predict and (ii) the impact of constant currency revenue from a significant business acquired by the Company in 2015 as the acquisition was not contemplated when our Board approved the internal financial and operating plans for 2015. Accordingly, management excluded the impact of changes in foreign currency exchange rates, through the use of a standard assumed constant currency rate, and the constant currency revenue from a significant acquired business for purposes of reviewing our sales performance in calculating this non-GAAP financial measure under our 2015 Annual Bonus Plan to facilitate an evaluation of our performance relative to our operating plan in accordance with the Annual Bonus Plan.

Adjusted net income and adjusted EPS exclude certain items included in net income (loss) and earnings (loss) per share (the most-directly comparable GAAP financial measures) as these items are highly variable period to period, difficult to predict, non-operational and/or we believe are not indicative of on-going performance. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these items for purposes of reviewing our performance in calculating this non-GAAP financial measure under our 2015 Annual Bonus Plan to facilitate an evaluation of our performance relative to our internal financial plan in accordance with the Annual Bonus Plan.

We believe that presenting the non-GAAP financial measures that are used as performance metrics under certain of our short- and long-term incentive compensation plans and programs, in addition to the corresponding GAAP financial measures, provides investors greater transparency to information relevant to the relationship between pay and performance and allows investors to see our results "through the eyes" of management.

ANNEX B

BOSTON SCIENTIFIC CORPORATION
2011 LONG-TERM INCENTIVE PLAN, AS AMENDED

1.     ADMINISTRATION

        Subject to the express provisions of the Plan and except to the extent prohibited by applicable law, the Administrator has the authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to implement the Plan. Once a written agreement evidencing a Stock-based Award hereunder has been provided to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such delivery. Notwithstanding any other provision of the Plan or any Award agreement, except as provided in Section 5 herein the Administrator may not amend, alter, suspend, discontinue or terminate the Plan or any Stock-based Award previously granted, in whole or in part, without the approval of the stockholders of the Company, that would (i) increase the total number of shares available for Awards under the Plan, (ii) replace, regrant, or exchange for cash or other Awards or other Stock-based Awards requiring exercise with an exercise price that is less than the exercise price of the original Stock-based Award requiring exercise, or (iii) lower the exercise price of a previously granted Stock-based Award requiring exercise. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

        Notwithstanding any provision herein to the contrary, the Administrator may modify the terms of the Plan or may create one or more subplans, in each case on such terms as it deems necessary or appropriate, to provide for awards to non-U.S. participants; provided, that no such action by the Administrator shall increase the total number of shares issuable hereunder. The Administrator may further, in its discretion, delegate to one or more executive officers of the Company all or part of the Administrator's authority and duties with respect to granting Stock-based Awards to employees not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, provided that any Stock-based Award granted pursuant to such a delegation shall in the case of all Stock-based Awards, be subject to the standard terms and conditions for Stock-based Awards approved by the Committee and conform to the provisions of the Plan and such other guidelines as shall be established by the Committee from time to time. The Administrator may revoke or amend the terms of such a delegation at any time, but such revocation shall not invalidate prior actions of the delegate that were consistent with the terms of the Plan and applicable guidelines.

2.     LIMITS ON AWARDS UNDER THE PLAN

        a.    Number of Shares.    Subject to the adjustment provisions in Section 5 below, a maximum of 145,600,000 shares of Stock may be subject to Awards granted under the Plan, less grants made under the Company's 2003 Long-Term Incentive Plan subsequent to January 31, 2011, as provided below. For purposes of the foregoing limitation:

          (1)   Each share covered by a Stock-based Award granted under the Plan, or comparable award under the Company's 2003 Long-Term Incentive Plan subsequent to January 31, 2011, shall count on the date of grant against the aggregate number of shares available for grant under the Plan at the ratio of 1:1 in the case of a Stock Option or SAR (or comparable Award under the

  Company's 2003 Long-Term Incentive Plan), and at the ratio of 1:1.85, in the case of any other Stock-based Award (or comparable Award under the Company's 2003 Long-Term Incentive Plan).

          (2)   Any Awards (and Awards under the Company's 2003 Long-Term Incentive Plan) that on or subsequent to January 31, 2011 are cancelled or forfeited, are settled for cash, or which have lapsed, shall become available again for grant under the Plan, at the ratio of 1:1, in the case of a Stock Option or SAR (or comparable Award under the Company's 2003 Long-Term Incentive Plan), and at the ratio of 1:1.85, in the case of any other Stock-based Award (or comparable Award under the Company's 2003 Long-Term Incentive Plan).

          (3)   The following shares shall become available again for grant under the Plan at the ratio of 1:1.85: (i) shares subject to an Award that are withheld by, or otherwise remitted to the Company to satisfy a Participant's tax withholding obligation for an Award other than a Stock Option or SAR, and (ii) previously owned shares of Stock delivered in satisfaction of a Participant's tax withholding obligations in respect of a Participant's tax withholding obligation for an Award other than a Stock Option or SAR.

          (4)   Shares subject to an Award (or Award under the Company's 2003 Long-Term Incentive Plan taken into account for Plan purposes) may not again be made available for grant under the Plan if such shares are (i) shares that were subject to a Stock-based Award requiring exercise and were not issued upon the net settlement or net exercise of such Stock-based Award, (ii) shares subject to an Award that are withheld by, or otherwise remitted to, the Company (or to a broker in connection with a broker-assisted exercise of a Stock-based Award requiring exercise) to satisfy a Participant's exercise price obligation upon exercise, (iii) shares subject to an Award that are withheld by, or otherwise remitted to the Company to satisfy a Participant's tax withholding obligation upon a Participant's exercise of a Stock Option or SAR, (iv) previously owned shares of Stock delivered in satisfaction of a Participant's exercise price or tax withholding obligation in respect of a Participant's exercise of a Stock Option or SAR, or (v) shares repurchased on the open market with the proceeds from the exercise of a Stock-based Award.

          (5)   Awards granted in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, shall not reduce the shares available for grant under the Plan, nor shall shares subject to such Awards again be available for Awards under the Plan as otherwise provided in subparagraph (2). Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares available for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees prior to such acquisition or combination.

        b.    Type of Shares.    Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan. Cash may be paid in lieu of any fractional shares in settlement of Awards under the Plan.

        c.    Stock-Based Award Limits.    Subject to the adjustment provisions in Section 5, hereof, the maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year of the Company and the maximum number of shares of Stock subject to SARs granted to any person in any fiscal year of the Company shall each be 3,000,000. Subject to the adjustment provisions in Section 5, hereof, the maximum number of shares of Stock subject to Performance Awards that are intended to qualify for the performance-based exception under Section 162(m) of the Code and that may be earned based on performance in each 12 months in a performance period shall be 3,000,000. The 3,000,000 share limit shall be proportionally reduced or increased in the case of any applicable Awards to be earned on the basis of performance over a performance period of less than or greater than 12 months duration. Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan. However, in no event shall the maximum number of shares subject to Awards which are intended to qualify as ISOs exceed 145,600,000.

        d.    Other Award Limits.    No more than $3,000,000 may be earned under Cash or Other Performance Awards that are intended to qualify for the performance-based exception under Section 162(m) of the Code in each 12 months in a performance period (other than an Award expressed in terms of shares of Stock or units representing Stock, which shall instead be subject to the limit set forth in Section 2.c. above). This $3,000,000 limit shall be proportionally reduced or increase in the case of any applicable Awards to be earned on the basis of performance over a performance period of less than or greater than 12 months duration.

        e.    Term Limits.    No Awards may be granted under the Plan prior to June 1, 2011 (or the date of the stockholders' initial approval of the Plan, if later) or after the tenth anniversary of the Board's approval of the Plan, i.e., March 1, 2021. Awards granted within the specific period may extend beyond that date, however.

3.     ELIGIBILITY AND PARTICIPATION

        The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

  4.    RULES APPLICABLE TO AWARDS

  a.    ALL AWARDS

        (1)    Terms of Awards.    The Administrator shall determine the terms of all Awards subject to the limitations provided herein.

        (2)    Performance Criteria.    Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

        (3)    Transferability Of Awards.    Awards may be transferred only as follows: (i) ISOs may not be transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime may be exercised only by the Participant (or in the event of the Participant's incapacity, by the person or persons legally appointed to act on the Participant's behalf); (ii) Stock Options other than

ISOs may be transferred by will or by the laws of descent and distribution and, except as otherwise determined by the Administrator, may also be transferred during the Participant's lifetime, without payment of consideration, to one or more Family Members of the Participant; (iii) Awards of Unrestricted Stock shall be subject only to such transfer restrictions under the Plan as are specified by the Administrator; and (iv) Awards other than Stock Options and other than Unrestricted Stock may not be transferred except as the Administrator otherwise determines. If an Award is claimed or exercised by a person or persons other than the Participant, the Company shall have no obligation to deliver Stock, cash or other property pursuant to such Award or otherwise to recognize the transfer of the Award until the Administrator is satisfied as to the authority of the person or persons claiming or exercising such Award.

        (4)    Vesting, Etc.    Without limiting the generality of Section 1, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise, upon the cessation of the Participant's employment or other service relationship with the Company and its Affiliates (i) all Awards (other than Stock-based Awards) held by the Participant or by a permitted transferee under Section 4.a.(3) immediately prior to such cessation of employment or other service relationship will be immediately forfeited if not then vested and, where exercisability is relevant, will immediately cease to be exercisable, and (ii) Stock-based Awards shall be treated as follows unless otherwise determined by the Administrator at or after grant:

          (A)  immediately upon the cessation of a Participant's employment or other service relationship with the Company and its Affiliates by reason of the Participant's death, all Stock-based Awards held by the Participant (or by a permitted transferee under Section 4.a.(3)) immediately prior to such death will become vested and, where exercisability is relevant, will be exercisable until the expiration of the stated term of the Stock Option or SAR, provided, however, that if the Award had been outstanding less than one year, this Section 4.a.(4)(A) shall apply only with respect to a pro rata portion of the shares of Stock in which the applicable Award is denominated or to which the Award relates, based on the number of days during which the Award was outstanding as compared to the number of days in such one year period;

          (B)   immediately upon the cessation of a Participant's employment or other service relationship with the Company and its Affiliates by reason of the Participant's Disability, or with respect to a Participant who is an employee or director of the Company or its Affiliates, by reason of such Participant's Retirement, all Stock-based Awards held by the Participant (or by a permitted transferee under Section 4.a.(3)) immediately prior to such Disability or Retirement, as applicable, will become vested and, where exercisability is relevant, will be exercisable until the expiration of the stated term of the Stock Option or SAR, provided, however, that such Award had been outstanding at least one year;

          (C)   all Stock-based Awards held by the Participant (or by a permitted transferee under Section 4.a.(3)) whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to be for cause or to result from reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon notice by the Company to the Participant of such cessation for cause (for this purpose, "cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's misconduct or dishonesty which is harmful to the business or reputation of the Company); and

          (D)  unless one of the preceding clauses applies, all Stock-based Awards held by a Participant (or by a permitted transferee under Section 4.a.(3)) immediately prior to the cessation of the Participant's employment or other service relationship with the Company and its Affiliates, to the extent then not vested, shall terminate, and to the extent then exercisable, will remain exercisable for the lesser of one year or until the expiration of the stated term of the Stock Option or SAR unless otherwise determined by the Administrator at or after grant.

Unless the Administrator expressly provides otherwise or in the case of cessation for cause, a Participant's "employment or other service relationship with the Company and its Affiliates" will be deemed to have ceased when the individual is no longer employed by or in a service relationship with the Company or its Affiliates (including by reason of any Affiliate ceasing to qualify as an Affiliate). Except as the Administrator otherwise determines, with respect to a Participant who is an employee or director of the Company or its Affiliates, such Participant's "employment or other service relationship with the Company and its Affiliates" will not be deemed to have ceased during a military, sick or other bona fide leave of absence if such absence does not exceed 180 days or, if longer, so long as the Participant retains a right by statute or by contract to return to employment or other service relationship with the Company and its Affiliates.

        (5)    Taxes.    The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax withholding requirements in an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligation. The Administrator may permit shares to be used to satisfy the required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement or vesting date of the applicable Award.

        (6)    Dividend and Dividend Equivalents.    The Administrator may provide for the payment of amounts in lieu of cash dividends or other distributions with respect to Stock subject to an Award if and in such manner as it deems appropriate, provided, however, that (i) no such amounts shall be paid or accrued in respect of Stock-based Awards requiring exercise and (ii) if the Administrator shall provide for the payment of such equivalents on Performance Awards, in no event shall any such equivalents be paid unless and until such Performance Awards shall have been earned. In addition, no dividends or other distributions with respect to Restricted Stock issued as a Performance Award shall be paid prior to vesting, if ever. At the discretion of the Administrator, any such dividends or other distributions may be deemed invested in additional shares of Restricted Stock, vesting, if ever, as and when the underlying Restricted Stock vests.

        (7)    Rights Limited.    Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

        (8)    Section 162(m).    The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), the Administrator shall preestablish in writing one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to payment of any Performance Award intended to qualify as performance-based under Section 162(m), the Administrator shall certify whether the Performance Criteria have been attained, and such determination shall be final and conclusive. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), the provisions of this Section 4.a. shall be construed in a manner that is consistent with the regulations under Section 162(m).

        (9)    Section 409A.    Except to the extent specifically provided otherwise by the Administrator, Awards under the Plan are intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. Where Section 409A applies, to the fullest extent possible, the Plan, Awards under the Plan, and terms contained in the Plan and Awards shall be interpreted in a manner consistent with Section 409A. If the Administrator determines that an Award, Award agreement, payment, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Administrator specifically provides otherwise, such Award, Award agreement, payment, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Administrator, in each case without the consent of or notice to the Participant. Notwithstanding any action or inaction by the Administrator, however, each Participant is exclusively responsible for any tax consequences under Section 409A of the Code resulting from any Award.

  b.    AWARDS REQUIRING EXERCISE

        (1)    Term And Manner Of Exercise.    The term of each Award requiring exercise shall not exceed ten (10) years from the date of grant (five (5) years, in the case of an ISO granted to an Employee described in Section 422(b)(6) of the Code); provided, however, that except in the case of any ISO, the term of any Stock-based Award requiring exercise will be automatically extended if it would otherwise expire on a date when trading in Stock is prohibited by law or by Company policy, but only until the 30th day after expiration of the prohibition. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives notice of exercise (in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

        (2)    Exercise Price.    The Administrator shall determine the exercise price of each Stock Option; provided, that each Award requiring exercise must have an exercise price that is not less than the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, except as necessary to maintain the intrinsic value of substitute Awards in connection with a merger or acquisition consummated by the Company. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such Fair Market Value. Where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares. Except as provided in Section 5, without the approval of the stockholders of the Company (i) the exercise price for any Stock-based Award requiring exercise under the Plan may not be decreased after the date of grant of the Stock-based Award requiring exercise, and (ii) outstanding Stock-based Awards requiring exercise may not be replaced, regranted, or exchanged for cash or other Awards or other Stock-based Awards requiring exercise with an exercise price that is less than the exercise price of the original Stock-based Award.

        (3)    Payment Of Exercise Price, If Any.    Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, unless one of the following forms of payment is permitted by the Administrator in its discretion in any specific instance (with the consent of the optionee of an ISO, if allowing an additional form of payment would cause the ISO to cease to qualify as an ISO), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a Fair Market Value equal to the exercise price, (ii) through an election to surrender that number of shares for which the Award is otherwise exercisable which have a Fair Market Value equal to the exercise price, (iii) except when prohibited by law, by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iv) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment.

        (4)    Grant of Stock Options.    Each Stock Option awarded under the Plan shall be deemed to have been awarded as a non-ISO (and to have been so designated by its terms) unless the Administrator expressly provides that the Stock Option is to be treated as an ISO.

  c.    AWARDS NOT REQUIRING EXERCISE

        Awards of Restricted Stock, Deferred Stock Units and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

5.     EFFECT OF CERTAIN TRANSACTIONS

  a.    CHANGE IN CONTROL

        Except as the Administrator may otherwise determine in connection with the grant of an Award, immediately prior to a Change in Control each Award shall vest (and if relevant shall become exercisable), all Performance Criteria and other conditions to an Award shall be deemed satisfied, and all Award deferrals shall be accelerated. In addition, all Stock-based Awards, except to the extent consisting of outstanding shares of Stock that are then free of any restrictions under the Plan (including after applicable of the preceding sentence), shall terminate immediately prior to the Change in Control unless exercised coincident therewith or assumed in accordance with the immediately following sentence. If there is a surviving or acquiring entity, the Administrator may provide for a substitution or assumption of Awards by the acquiring or surviving entity or an affiliate thereof, on such terms as the Administrator determines. If there is no surviving or acquiring entity, or if the Administrator does not provide for a substitution or assumption of an Award, the Award shall vest (and to the extent relevant become exercisable) on a basis that gives the holder of the Award a reasonable opportunity to participate as a stockholder in the Change in Control. This Section 5.a. shall not apply to the extent inconsistent with any agreement of the Company or any of its Affiliates with an employee pertaining to the effect of Changes of Control or similar events on outstanding Awards of the employee which is in effect as of the Change of Control.

  b.    CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

        (1)    Basic Adjustment Provisions.    In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 2.a. and to the maximum share limits described in Section 2.c. and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change, provided, that no such adjustment shall be made to the maximum share limits described in Section 2.c., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception.

        (2)    Certain Other Adjustments.    The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 5.a. and 5.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to the maximum share limits described in Section 2.c., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code without the consent of the holder.

        (3)    Continuing Application of Plan Terms.    References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 5.b.(1) or 5.b.(2) above.

6.     CONDITIONS ON DELIVERY OF STOCK

  a.    LEGAL REQUIREMENTS

        The Company will not be obligated to deliver or register with its transfer agent any shares of Stock issued pursuant to the Plan or to remove any restriction from shares of Stock previously delivered or registered until the Company's counsel has approved all legal matters in connection with the issuance and delivery or registration of such shares; if the outstanding Stock is at the time listed on any stock exchange or national market system, the shares to be delivered or registered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that any registration or certificates evidencing Stock issued under the Plan be subject to an appropriate notation or bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

  b.    COMPANY CHARTER AND BY-LAWS; OTHER COMPANY POLICIES

        This Plan and all Awards granted hereunder are subject to the charter and by-laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Administrator or any other committee of the Board and in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

7.     AMENDMENT AND TERMINATION

        Subject to the provisions of Section 1, the Administrator may at any time or times amend, alter, suspend, discontinue or terminate the Plan, in whole or in part, provided however that without the prior approval of the Company's stockholders, no material amendment shall be made if stockholder approval is required by law, regulation or stock exchange requirement. Notwithstanding any other provision of the Plan or any Award agreement, except as provided in Section 5 herein no such amendment, alteration, suspension, discontinuation or termination shall be made without the approval of the stockholders of the Company that would (i) increase the total number of shares available for Awards under the Plan, or (ii) replace, regrant, or exchange for cash or other Awards or other Stock-based Award requiring exercise with an exercise price that is less than the exercise price of the original Stock-based Award requiring exercise, any previously granted Stock-based Awards requiring exercise.

8.     NON-LIMITATION OF THE COMPANY'S RIGHTS

        The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

9.     GOVERNING LAW

        The Plan shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

10.  DEFINED TERMS

        The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

        "Administrator":    The Board or, if one or more has been appointed, the Committee, including their delegates (subject to such limitations on the authority of such delegates as the Board or the Committee, as the case may be, may prescribe). The senior Legal and Human Resources representatives of the Company shall also be the Administrator, but solely with respect to ministerial tasks related hereto.

        "Affiliate":    Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

        "Award":    Any or a combination of the following:

          (i)    Stock Options.

          (ii)   SARs.

          (iii)  Restricted Stock.

          (iv)  Unrestricted Stock.

          (v)   Deferred Stock Unit.

          (vi)  Cash Performance Awards.

          (vii) Other Performance Awards.

          (viii)  Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

        "Board":    The Board of Directors of the Company.

        "Cash Performance Award":    A Performance Award payable in cash.

        "Change in Control":    Any of:

          (i)    any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

          (ii)   an acquisition, consolidation or merger if all or substantially all of the beneficial owners of the outstanding stock of the Company and the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such transaction do not own beneficially, directly or indirectly, and in substantially the same proportion, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction;

          (iii)  a sale or transfer of all or substantially all the Company's assets;

          (iv)  a dissolution or liquidation of the Company; or

          (v)   if, over a period of twenty-four (24) consecutive months or less there is change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more actual or threatened proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board.

Notwithstanding clauses (i) through (v) above, none of the following shall constitute a "Change in Control" for purposes of this definition:

          (x)   the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired directly from the Company in a capital raising transaction;

        (y)   the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

        (z)   (A) the beneficial owners of the outstanding shares of common stock of the Company, and of the securities of the Company entitled to vote generally in the election of directors, immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportions immediately following such transaction more than 50% of the outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) resulting from such transaction and (B) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors at the time of the execution of the initial agreement, or of the action of the Board, authorizing such transaction.

        "Code":    The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Committee":    The Executive Compensation and Human Resources Committee of the Board, or any other committee or committees of the Board (including any subcommittee thereof) appointed or authorized by the Board to make Awards and otherwise to administer the Plan. In the case of Awards granted to executive officers of the Company, the Committee shall be comprised solely of two or more outside directors within the meaning of Section 162(m).

        "Company":    Boston Scientific Corporation.

        "Covered Employee":    Any employee of the Company and its Affiliates covered by the provisions of Section 162(m) of the Code, or which the Administrator anticipates may become subject to the provisions of Section 162(m) of the Code at any time at or after the grant of an Award.

        "Deferred Stock Unit":    A promise to deliver Stock or other securities in the future on specified terms.

        "Disability":    Permanent and total disability as determined under the Company's long-term disability program for employees then in effect.

        "Employee":    Any person who is employed by the Company or an Affiliate.

        "Fair Market Value":    The closing price of a share of Stock as reported on the New York Stock Exchange, Inc. on the relevant date (or the first preceding trading date for which a closing price was reported, if there was no closing price reported for the relevant date).

        "Family Member":    An individual or entity included as a "family member" within the meaning of the Security and Exchange Commission's Form S-8, Registration Statement Under The Securities Act of 1933.

        "ISO":    A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

        "Participant":    An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

        "Performance Award":    An Award subject to Performance Criteria.

        "Performance Criteria":    Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a market, peer group or other comparative index, functional, divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit ratings; market share; capital expenditures; cash flow; free cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

        "Plan":    The Boston Scientific Corporation 2011 Incentive Plan as set forth herein, as from time to time amended and in effect.

        "Restricted Stock":    An Award of Stock subject to forfeiture to the Company if specified conditions are not satisfied.

        "Retirement":

          With respect to Awards granted on or prior to December 31, 2011:    Unless the Administrator expressly provides otherwise, cessation of employment or other service relationship with the Company and its Affiliates if, as of the date of such cessation, (i) the Participant has attained age 50, (ii) the Participant has accrued at least five years of service with the Company and its Affiliates, and (iii) the sum of the Participant's age and years of service as of such date equals or exceeds 62.

          With respect to Awards granted on or after January 1, 2012:    Unless the Administrator expressly provides otherwise, cessation of employment or other service relationship with the Company and its Affiliates if, as of the date of such cessation, (i) the Participant has attained age 55, (ii) the Participant has accrued at least five years of service with the Company and its Affiliates, and (iii) the sum of the Participant's age and years of service as of such date equals or exceeds 65.

        "Section 162(m)":    Section 162(m) of the Code.

        "SARs":    Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

        "Stock":    Common Stock of the Company, par value $.01 per share.

        "Stock-based Awards":    Any Awards denominated in shares of Stock, such as Stock Options, SARs, Restricted Stock, and Deferred Stock Units, including any Performance Awards in the foregoing form.

        "Stock Options":    Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

        "Unrestricted Stock":    An Award of Stock not subject to any restrictions under the Plan.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 2, 2016, the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. BOSTON SCIENTIFIC CORPORATION 300 BOSTON SCIENTIFIC WAY MARLBOROUGH, MASSACHUSETTS 01752 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 2, 2016, the day before the meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E03774-P75277 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BOSTON SCIENTIFIC CORPORATION The Board of Directors recommends a vote "For" all Director Nominees. For Withhold ! ! ! ! ! ! ! ! ! ! 1. Proposal to elect ten Director Nominees: ! ! ! ! ! ! ! ! ! ! ! Yes 1a. Nelda J. Connors The Board of Directors recommends a vote "For" Proposals 2, 3 and 4. 1b. Charles J. Dockendorff For Against Abstain ! ! ! ! ! ! ! ! ! 2. To approve, on a non-binding, advisory basis, named executive officer compensation. To re-approve the material terms of the performance goals under the 2011 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year. 1c. Donna A. James 3. 1d. Kristina M. Johnson 1e. Edward J. Ludwig 4. 1f. Stephen P. MacMillan NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. 1g. Michael F. Mahoney 1h. David J. Roux 1i. John E. Sununu 1j. Ellen M. Zane ! No MARK HERE IF YOU PLAN TO ATTEND THE MEETING Sign exactly as your name appears on the Proxy. If the shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers, please add your full title(s). Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E03775-P75277 PROXY BOSTON SCIENTIFIC CORPORATION Proxy for Annual Meeting of Stockholders on May 3, 2016 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints TIMOTHY A. PRATT, VANCE R. BROWN and SCOTT G. HODGDON, and each of them acting solely, as proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated hereon, all of the shares of common stock of Boston Scientific Corporation (the "Company"), par value $.01 per share, and if applicable, hereby directs the trustees and fiduciaries of the employee benefit plans in which the undersigned participates to vote all of the shares of common stock allocated to the account of the undersigned, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's Corporate Headquarters located at 300 Boston Scientific Way, Marlborough, MA 01752 on Tuesday, May 3, 2016 at 8:00 A.M. (Eastern Time), and any adjournment or postponement of the meeting. THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Please sign and date on reverse side and return promptly in the enclosed envelope)